  As Filed With The U.S. Securities and Exchange Commission on May 2, 2003
                           Registration No. 333-97833

                    U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   AMENDMENT 3
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           MATERIAL TECHNOLOGIES, INC.

                         (Name of Small Business Issuer)

           Delaware                        1057                  95-4622822
      ------------------            ------------------       ------------------
   (State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)    Classification Code)       Identification No.)

                           11661 San Vicente Boulevard
                                    Suite 707
                          Los Angeles, California 90049
                                  310-208-5589
               (Address and telephone number of principal office)

                  Robert M. Bernstein, Chief Executive Officer
                           11661 San Vicente Boulevard
                                    Suite 707
                          Los Angeles, California 90049
                                  310-208-5589
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                       Law Office of Gregory Bartko, P.C.
                              Gregory Bartko, Esq.
                                 3475 Lenox Road
                                    Suite 400
                             Atlanta, Georgia 30326
                            404-238-0550 (telephone)
                            404-238-0551 (facsimile)
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
        practicable after this registration statement becomes effective.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED
                                            PROPOSED MAXIMUM  MAXIMUM
TITLE OF EACH CLASS OF         AMOUNT  TO   OFFERING PRICE    OFFERING
SECURITIES TO BE REGISTERED  BE REGISTERED   PER SHARE(1)     PRICE(1)     FEE
---------------------------  -------------  ---------------- ----------- -------
Common stock, par
value $.001 per share
offered by selling shareholders 18,247,626            $0.015    $273,715  $25.20

                         Total                                  $273,715  $25.20
================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. Offering price is calculated using the best bid and asked prices of the registrant's common stock as quoted on the Electronic Bulletin Board maintained by the NASD on May 1,
      2003.

                                TABLE OF CONTENTS

                                                                        Page  No.

Management's discussion and analysis of financial condition

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED MAY 1, 2003

                           MATERIAL TECHNOLOGIES, INC.
                             SHARES OF CLASS "A" COMMON STOCK
                                (PAR VALUE $.001)

We are registering 18,247,626 shares of our class "A" common stock, par value,
$.001 per share, for resale by certain selling shareholders, under this prospectus. We will not receive any of the proceeds from the resale of the shares of common stock by the selling shareholders. Our class "A" common stock is quoted on the Electronic Bulletin Board maintained by the National
Association of Securities Dealers, Inc. under the symbol "MTEY." We also have outstanding 300,000 shares of class "B" common stock, par value, $.001 per share, which is held entirely by our chief executive officer, Robert M.
Bernstein, with each share having 1,000 to one voting rights over each share of our class "A" common stock.  Mr. Bernstein's voting control of our outstanding shares of both classes of common stock equals 327,800,966 votes against approximately 137,283,905 shares of our class "A" common stock outstanding at the date of this prospectus.

The expenses of this registration statement, estimated to be approximately
$43,533.60 , will be paid by us. Expenses of resale of the common stock, such as commissions or discounts, are being paid by the selling shareholders on a pro rata basis.

Bid and asked prices for our common stock as quoted on the Electronic Bulletin
Board at the date of this prospectus were $.015 and $.015 , respectively.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

This investment involves a high degree of risk. Please see the risk factors beginning on page 8 of this prospectus to read about factors you should consider before purchasing any of our shares of common stock. You should purchase our common stock only if you can afford a complete loss of your investment.

Information contained in this prospectus is subject to completion or amendment.
A registration statement relating to these securities has been filed with the
United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

   The date of this prospectus is May 2, 2003

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.
Investors should read the entire prospectus carefully, including the financial statements, which are an integral part of this prospectus. We have not yet commenced commercial distribution or sales of any of our metal fatigue detection or monitoring products.

OUR BUSINESS

We are engaged in research and development of metal fatigue detection, measurement, and monitoring technologies. We are a development stage company doing business as Tensiodyne Scientific Corporation.

Our efforts are dedicated to developing devices and systems that indicate the presence of very small cracks and the true fatigue status of a metal component.
To date, we have developed two products. The first is a small, extremely simple device that continuously monitors fatigue life in a structural member. It is called a "Fatigue Fuse." The second is an instrument that is expected to detect very small cracks and is intended to determine crack growth rates. The electrochemical fatigue sensor has demonstrated that it can detect cracks as small as 10 microns (0.0004 inches), which is smaller than any other practical technologies, as acknowledged by the United States Air Force.

The fatigue fuse is a real-time cycle counter, and to our knowledge, there is no other device that can perform this service. Fatigue cracks in metal occur as a result of stress and strain, known as cycles. A real-time cycle counter is a device that measures stress and strain in metal fatigue.  Both of these products are patented. We license the patented technology for the electro chemical fatigue sensor from the University of Pennsylvania and we have our own patents that relate to the fatigue fuse.

CORPORATE BACKGROUND

We were formed as a Delaware corporation on March 4, 1997. We are the successor to the business of Material Technology, Inc., a Delaware corporation, also doing business as Tensiodyne Scientific, Inc., which was the successor to the business of Tensiodyne Corporation that began developing the Fatigue Fuse in 1985. Our two corporate predecessors, Tensiodyne Corporation and Material Technonogy, Inc,
were engaged in developing and testing the Fatigue Fuse and, beginning in 1993, developing an electro chemical fatigue sensor called an EFS.

This prospectus registers 18,247,626 shares of our common stock for resale by the selling shareholders.

Our principal executive office is located at 11661 San Vicente Boulevard, Suite
707, Los Angeles, California 90049. Our telephone number is (310) 208-5589 and our fax number is (310) 473-3177. Our website can be accessed at
www.matechcorp.com.

                             SUMMARY FINANCIAL DATA

The following table summarizes the financial data of our business. This information is qualified by reference to, and should be read together with, the historical financial data for the periods ended December 31, 2002 and 2001 , and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The historical financial data as of December 31,
2002 and 2001 is derived from and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The data presented below should also be read in conjunction with "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes appearing elsewhere in this prospectus.

                                        Fiscal Year Ending December 31,                     Inception
                                                                                                to
                                                                                           December  31,
                          1998         1999         2000         2001          2002          2002
                                                 (restated)   (restated)
                       ___________  ___________  ___________  ___________    ___________   ___________

Net Sales              $        -   $        -   $        -   $        -     $         -   $       -
                       ___________  ___________  ___________  ___________    ___________   ___________
Income from Research
Development Contract   $   373,324  $   924,484  $   635,868  $ 1,579,823    $   461,323   $ 5,024,812

Income (Loss) from
Continued Operations   $  (549,187) $  (539,283) $(1,241,690) $(3,546,574)   $(3,785,818)  $(12,185,680)
                       ___________  ___________  ___________  ___________    ___________   ___________
Income (Loss) from
Continued Operations
Per Common Share       $      (.06) $      (.04) $      (.06) $      (.11)   $      (.06)
                       ___________  ___________  ___________  ___________    ___________   ___________
Basic Weighted
Average - Common
Shares Outstanding       8,782,808   12,242,534   18,900,019   33,640,393     63,073,970
                       ___________  ___________  ___________  ___________    ___________   ___________

Balance sheet data

Total Assets           $   233,746  $   250,041  $  108,776   $   516,282    $   372,620
                       ___________  ___________  ___________  ___________    ___________   ___________

Total Liabilities      $   618,582  $   719,178  $  870,586   $  1,154,696   $ 2,466,937
                       ___________  ___________  ___________  ___________    ___________   ___________

Total
Stockholders'
Equity (Deficit)       $  (485,432) $  (620,545) $  (710,459) $  (638,414)   $(2,094,317)
                       ___________  ___________  ___________  ___________    ___________   ___________

Dividends              $        -   $        -   $        -   $        -     $        -
                       ___________  ___________  ___________  ___________    ___________   ___________

Statements of operations for the years 2000 and 2001 have been restated to reflect shares issued for services at the respective share's market value at date of issuance.

                                  RISK FACTORS

The purchase of our securities involves a high degree of risk. Accordingly, each prospective purchaser, before investing in the shares, should carefully read this prospectus in its entirety and should consider the following risks and speculative features inherent in and affecting this offering and our business, as well as general investment risks. An investment in our securities should be made only by persons who can afford an investment involving such risks and is suitable only for persons able to sustain the loss of their entire investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND WE EXPECT OUR LOSSES TO CONTINUE IN
THE FUTURE.

We have incurred losses of $3,548,559 and $3,852,296 for the years ended
December 31, 2001 and 2002, respectively and expect losses from our operations to continue in the future due to the fact that our sole source of contract revenue ended in the quarter that ended June 30, 2002. We also expect our losses to continue during the time that we are finalizing research and development of our products and technologies. Expenses associated with product development are not currently offset by sales revenue since we have not yet brought our products to the market place. We may experience delays, expenses and other problems such as setbacks in our research and development efforts. These delays or setbacks would delay our ability to begin marketing our products, which in turn will result in the continuation of the operating losses we have experienced in the past. Any such delays or shortfalls will have an immediate adverse impact on our business, operations and financial condition.

OUR PRODUCTS ARE STILL IN THE RESEARCH AND DEVELOPMENT STAGE AND THERE CAN BE NO
ASSURANCE GIVEN THAT WE WILL EVER BRING ANY OF OUR PRODUCTS INTO THE COMMERCIAL
MARKETPLACE.

Our products are in the research, development, and testing stage. Unexpected problems, technological or specifications changes: (i) may make our technologies obsolete; (ii) may affect our products' overall feasibility; or (iii) may delay completion and increase costs of research, development, and testing. The time required to bring one or both of our products to market is uncertain. Market acceptance of our products cannot be determined until product development is complete.

SINCE OUR PRODUCTS ARE NOT YET DISTRIBUTED TO A COMMERCIAL MARKET, WE DO NOT
HAVE A SALES FORCE OR DISTRIBUTION NETWORK TO BRING OUR PRODUCTS TO MARKET AND
IT MAY BE DIFFICULT FOR US TO ESTABLISH A SALES AND DISTRIBUTION NETWORK IN THE
FUTURE.

Since our products are in the research, development and testing state, our future operating results will depend on our ability to market our products. We have not yet established a direct sales force or distribution network. Failure to put into place an experienced and skillful marketing infra-structure, in a timely manner, could have a materially adverse impact upon our ability to bring our products to market and continue operating.

WE HAVE ONLY GENERATED REVENUES TO DATE FROM OUR RESEARCH AND DEVELOPMENT
CONTRACTS, AND OUR MOST RECENT CONTRACT WITH THE UNITED STATES AIR FORCE IS NOW
CONCLUDED, AND WE DO NOT EXPECT ADDITIONAL RESEARCH AND DEVELOPMENT REVENUE.

Our revenue generated to date has been limited to revenue received from our research and development agreements, the most recent contract with the United
States Air Force having concluded in the quarter ended June 30, 2002. This recently concluded research and development contract was our sole source of revenue. We have not yet developed our products for distribution or sale to multiple customers. Our operating results will depend on our ability to increase and replace our sources of contract revenue through product sales and to market our products to a variety of potential customers rather than relying in large measure on contract revenues. We cannot give any assurances that we will be able to to generate any significant revenues from our products if and when they become commercialized, nor can we provide assurances that our contract revenue will continue to any extent.

WE HAVE A LIMITED NUMBER OF EMPLOYEES TO DEVELOP AND MARKET OUR PRODUCTS.

We currently only have four employees, Robert M. Bernstein, president, a part-time engineer, a part-time vice president and a secretary. There is a substantial risk that we may not have funds to hire additional employees that may be needed to complete the development and marketing of our products. Without the ability to market products we have developed, our business and financial condition will be materially adversely affected.

WE RELY HEAVILY ON MANAGEMENT CONSULTANTS AND OUTSIDE ADVISORS. OUR BUSINESS AND
PROSPECTS MAY BE ADVERSELY A FFECTED IF WE ARE UNABLE TO KEEP OUR CONSULTANTS AND
ADVISORS.

Our success largely depends on the performance of our president and chief executive officer, Robert M. Bernstein, and the various independent consultants, and advisors we rely on for consulting services. Our consultants provide us with technological advice and guidance, product development expertise and financial advice and services. During the fiscal year ended December 31, 2002, we issued
5,034,949 shares of our common stock, valued at $230,343 to compensate these consultants for their services since we are unable to compensate them in any other manner. We also compensated our chief executive officer, Mr. Bernstein during the most recent fiscal year, 13,200,000 shares of our common stock, valued at $317,000 and 6,000,000 shares of common stock during the previous fiscal year, valued at $1,080,000. Loss of these consultants or our inability to continue compensating these consultants by issuing shares of our common stock to them, could seriously impair our ability to develop and market our products.
Moreover, failure to attract and retain key consultants, advisors, and employees with necessary skills could have a materially adverse impact on our ability to bring our products to market and continue operating. We have no written contracts with our advisors or any consultants.

OUR PRODUCTS AND TECHNOLOGIES MAY NOT BE AS COMPETITIVE AS OTHER FATIGUE
MEASURING PROCESSES THAT HAVE BEEN IN USE FOR UP TO 40 YEARS AND OFFER
ADVANTAGES OF BEING ACCEPTED IN THE MARKETPLACE.

The metal fatigue measuring industry has significant competition. Other technologies exist which indicate the presence of metal fatigue damage. Single cracks larger than a certain minimum size can be found by non-destructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics. Tracking of load and strain history, for subsequent estimation of fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers. These methods have been in use for up to 40 years and offer the advantage that they have been accepted in the marketplace, whereas our products will remain largely unproven for some currently indeterminable time. Other companies with greater financial and technical resources and larger marketing organizations than ours pose a potential threat if they commence competing in our market segment. We are unaware of any other companies developing technology similar to our technology and our patents protect our unique technologies. On the other hand, companies marketing alternative technologies addressing the same market needs as our products, include Magnaflux Corporation, Kraut-Kremer-Branson, Dunegan-Endevco,
and MicroMeasurements. These companies have more substantial assets, greater experience, more human and other resources than ours, including but not limited to established distribution channels and an established customer base.

OUR PATENTS COVERING OUR FATIGUE FUSE PRODUCTS AND TECHNOLOGIES HAVE BEEN
ENCUMBERED AS SECURITY TO OUR LENDERS. WE MAY LOOSE OUR PATENT PROTECTION, AS WE
HAVE DEFAULTED ON ONE OF OUR LENDING COMMITMENTS.

We hold patents on our fatigue fuse technology. Our patents are encumbered by certain liabilities as described under the heading, "Business." A first priority security interest in our patents is held by Mr. Sherman Baker, one of our lenders and a shareholder, If we fail to pay obligations to our lenders when they become due that are secured by a pledge of our patents, including the debt obligation to Sherman Baker, we may lose the interests in our patents, resulting in a loss of patent protection covering our technologies and products, or certain rights to exploit our technology. Presently, we are in default on the debt obligations we owe to Mr. Baker, but he has not taken any action as a result of our default.

No assurances can be given that we will not be in default on some or all of our other debt obligations in the future, which could then result in loss of our patents and our patent protection. No assurances can be given that the shareholder that is holding the note that we are in default on, will not seek to foreclose on his interest held in our patents as collateral for his loan.

WE CAN NOT BE CERTAIN THAT OUR PROPRIETARY RIGHTS IN OUR PRODUCTS AND
TECHNOLOGIES ARE ADEQUATELY PROTECTED FROM INFRINGEMENT BY COMPETITORS OR OTHER
THIRD PARTIES.

We rely on a combination of patent and trade secret protection, non-disclosure agreements, licensing arrangements and new patent filings to establish and protect our proprietary rights. We have in the past and intend in the future to file applications as appropriate for patents covering our products. Due to the increasing number of patent applications filed with the United States Patent and
Trademark Office, we are uncertain as to if or when patents will issue from any of our pending applications or, if patents do issue, that claims allowed will be sufficiently broad to protect our technology and products. In addition, there is a possibility that any patents that may be issued could be challenged, invalidated or circumvented, or that the rights granted to us as owners of the patents will not provide proprietary protection to us. Since U.S. patent applications are maintained in secrecy until patents issue, and since publication of inventions in the technical or patent literature tend to lag behind such inventions by several months, there is a possibility that we may not be the first creator of inventions covered by such patents or pending patent applications or that we may not be the first to file patent applications for such inventions. Despite our efforts to safeguard and maintain our proprietary rights, we are uncertain as to whether we will be successful in doing so or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies.

TWO OF OUR PATENTS WILL EXPIRE FROM PATENT PROTECTION WITHIN THE NEXT 18 MONTHS,
AND AS A RESULT, THE PROTECTION FOR OUR INTELLECTUAL PROPERTY COULD BE ADVERSELY
AFFECTED.

Two of our four patents expire within 18 months from the date of this prospectus, but we believe our remaining two patents adequately protect our technologies. Our first patent issued on May 27, 1986, expires on May 27, 2003.
It is titled "Device for Monitoring Fatigue Life" and bears United States Patent
Office Numbers 4,590,804. Our second patent, titled "Method of Making a Device for Monitoring Fatigue Life" was issued on February 3, 1987 and expires February
3, 2004, United States Patent Office Number 4,639,997. Although we believe that our two remaining longer-term patents adequately protect our technologies, no assurances can be given that we will be able to continue protection of the intellectual property rights protected by our first two patents after they expire, nor can we give any assurances that the loss of protection will not have a materially adverse affect on our operations and financial condition.

IF WE DO NOT OBTAIN ADDITIONAL INVESTMENT CAPITAL TO CONTINUE OUR RESEARCH AND
DEVELOPMENT ACTIVITIES, WE WILL NOT BE ABLE TO COMPLETE OUR PRODUCT DEVELOPMENT.

If we fail to raise additional funds necessary for research, development, and testing from either government grants, sales of securities, borrowings, or other sources, we will not have a product for a potential market and shareholders will have no possibility of any financial return or economic benefit from their ownership of our shares. We are likely to have negative cash flow through at least September 30, 2003, although we have sufficient cash to continue our research and development efforts for the next three months. Over the next 12 months, we anticipate that approximately $6,500,000 will be required to complete research and development of both products and market them. Even if the necessary
$6,500,000 is raised and research, development, and testing is completed, no assurance can be given that the results will establish that our products will be marketable. Moreover, no assurance can be given that our products can be produced at a cost that will make it possible to market them at a commercially feasible price.

DURING OUR LAST TWO FISCAL YEARS, WE ISSUED A SIGNIFICANT NUMBER OF SHARES OF
COMMON STOCK IN PRIVATE PLACEMENTS THAT ARE BEING REGISTERED FOR RESALE IN THIS
PROSPECTUS, WHICH HAS INCREASED DILUTION TO OUR SHAREHOLDERS AND RESULTED IN AN
INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR PUBLIC RESALE.

During the last two fiscal years, we issued 18,247,626 shares of our common stock in private placements that are being registered for resale in this prospectus. Issuing these additional shares results in material dilution to our shareholders and the resale of these shares in the public market could cause a reduction in the market price of our common stock. This prospectus covers the resale of 18,247,626 shares or approximately 13% of our issued and outstanding common stock at this time. Presently, we have 137,283,905 shares of common stock issued and outstanding. Any substantial resales of our common stock may result in the reduction of the market price, and as a result, a reduction in the value of your investment. Moreover, the perceived risk of dilution may cause other existing shareholders to sell their shares in the public market, which could contribute to the downward movement in the price of our common stock.

WE HAVE RELIED ON THE ISSUANCE OF SHARES OF OUR COMMON STOCK TO COMPENSATE OUR
CHIEF EXECUTIVE OFFICER AND MANY OF OUR CONSULTANTS AND ADVISORS.

To compensate our chief executive officer and our consultants and advisors, we have had to rely on the issuance of shares of our common stock as compensation for their services. In our most recent fiscal year ended December 31, 2002, we issued a total of 5,034,949 to our various consultants and advisors and another
13,200,00 shares of our common stock to Mr. Bernstein, our chief executive officer. These shares had an aggregate market value of $547,343 when issued.
Since we are reliant on the issuance of common stock as compensation, additional dilution has occurred to our shareholders that may have paid cash for their shares. We believe that additional dilution to existing shareholders will occur in the future since we plan to continue to issue our common stock to our officers and consultants as compensation for their services.

OUR STOCK PRICE IS HIGHLY VOLATILE AND SUBJECT TO FLUCTUATIONS DUE TO A VARIETY
OF MARKET FACTORS, INCLUDING PUBLIC ANNOUNCEMENTS REFLECTING AN INCREASE IN THE
SHARES WE HAVE OUTSTANDING OR COMMITTED FOR ISSUANCE.

The market price of our common stock may be highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations, services, or affiliations or new products by us or our competitors, changes in financial estimates by securities analysts, lack of market acceptance of our products and services, or other events or factors, including the risk factors described herein. In addition, the stock market in general, and the technology stocks in particular, experience significant price and volume fluctuations that are often unrelated to a company's operating performance. Additionally, issuing options, warrants or other commitments to issue common stock may result in the perception in the market that we will issue additional shares in the public market. The potential of sales of our common stock in the public market following this offering, could cause a decrease in the market price for the common stock and make it more difficult for us to raise additional capital through the offer and sale of our common stock.

SINCE OUR SHARES OF COMMON STOCK ARE QUOTED ON THE OVER-THE-COUNTER ELECTRONIC
BULLETIN BOARD, AND NOT ON ANY NATIONAL SECURITIES EXCHANGE, INVESTING IN OUR
COMMON STOCK MAY RESULT IN LIMITED LIQUIDITY OF YOUR SHARES SINCE AN ACTIVE
TRADING MARKET HAS NOT DEVELOPED.

Your purchase of our common stock may not be a liquid investment because our common stock is only quoted on the Over-the-Counter Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. We are not
eligible to seek a listing of our common stock on a national securities exchange, and our ineligibility to do so may impair our ability to develop a liquid and orderly market in our common stock. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock. We have no obligation to apply for quotation of our common stock on any national securities exchange. Factors such as our lack of earnings history, the absence of expectation of dividends in the near future, mean that there can be no assurance that an active and liquid market for our common stock will exist at any time, that a market can be sustained, or that investors in the common stock will be able to resell their shares. In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.

OUR ROYALTY AND LICENSE AGREEMENTS MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL
EQUITY CAPITAL IN THE FUTURE.

Under agreements with the University of Pennsylvania to satisfy the debt due them in the amount of approximately $500,000 , we must pay a percentage of amounts raised from financings, other than from government contracts. We must pay the University 30% of any such financing over $150,000. In addition, we are obligated to pay royalties totaling 12% on revenues received from the sale of the Fatigue Fuse and 10% of revenues received from sale of the EFS. These commitments are likely to increase the difficulty in finding third-party financing and decreases the net amount of any financing that we do obtain that can benefit our company. Underwriters and other financing sources are less likely to agree to finance our research and development if these amounts must be paid out rather than used for additional research and development.

WE HAVE DEFAULTED ON OUR AGREEMENTS WITH THE UNIVERSITY OF PENNSYLVANIA AND WE
MAY BE UNABLE TO RESOLVE OR CURE THESE DEFAULTS.

With respect to our agreement to pay the University of Pennsylvania approximately $500,000 , we are in default on our agreements with the University.
The balance we owed on the agreement was $200,000 and commencing June 30, 1997, the balance due accrued interest at 1.5% per month until the loan matured on
December 16, 2001, at which time the balance became fully due and payable. In addition, under the agreement, Mr. Bernstein agreed to limit his cash compensation from us to $150,000 per year until the loan and accrued interest was fully paid. Including non-cash compensation, total compensation delivered to
Mr. Bernstein for accrued salary from prior years in the form of additional shares of our common stock exceeded $150,000 of value per year. The balance of our obligation to the University at December 31, 2002, was $498,731. As of
December 31, 2002, we also agreed to issue an additional 1,404,464 shares of our common stock to the University pursuant to our revised agreement. We're currently in discussions with the University regarding the issuance of the shares and other related matters in an effort to cure continuing defaults.

OUR ROYALTY AND LICENSE AGREEMENTS WILL ALSO REDUCE OUR REVENUE GENERATED FROM
FUTURE PRODUCTS SALES.

In order to finance development of the Fatigue Fuse and Electrochemical Sensor, our corporate predecessors sold substantial royalty rights to the Advanced
Technology Center, which is affiliated with the University of Pennsylvania. As of the date of this prospectus, we are obligated to pay royalties totaling 12%
of revenues from sales of our Fatigue Fuse and 10% of revenues from sales of
EFS. If these products are manufactured and sold, these royalty obligations will reduce our revenue from the sale of these products.

OUR AGREEMENT TO COMPENSATE OUR ATTORNEYS THAT HANDLED A LAWSUIT FOR US THAT HAS
BEEN FULLY RESOLVED, MAY MATERIALLY REDUCE OUR AVAILABLE CASH FLOW.

On July 15, 2002, we entered into a settlement agreement fully resolving pending litigation against Stephen F. Beck. On August 1, 2002, we entered into an agreement with our counsel that represented us in the case involving Mr. Beck, and in that agreement, we agreed to pay for accrued legal services by delivering
1,000,000 shares of our class "A" common stock and executing a promissory note to our counsel in the amount of $1,481,895, plus interest at the rate of 6%
until paid in full. However, our payments on this promissory note are payable only out of 25% of our earnings before interest, taxes, depreciation and amortization expenses. Accordingly, if and when we begin to generate earnings, as defined in the agreement, we will be obligated to apply 25% of our available earnings towards principal and interest due under the agreement with our counsel, which will reduce our available cash flow for other corporate purposes.

WE DO NOT INTEND TO PAY CASH DIVIDENDS ON OUR COMMON STOCK IN THE FUTURE.

We do not expect to be able to pay cash dividends until we recover any losses that we may have incurred and we become profitable. We intend to retain our earnings to finance growth and expansion and for general corporate purposes. Any future declaration and payment of cash dividends on our common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock, and other factors deemed relevant by our board of directors. Subject to regulatory approval, we intend to declare a stock dividend to our shareholders of record on May 30, 2003 consisting of a distribution of all shares of the capital stock we own in our wholly-owned subsidiary, Matech International Corp. The effectiveness of that stock dividend is uncertain at this time and we can make no assurance that the dividend will actually occur. Holders of our preferred stock have the right to dividends declared with respect to the common stock on an as-converted basis.

WE DO NOT HAVE AN AUDIT COMMITTEE, A COMPENSATION COMMITTEE AND OTHER CORPORATE
GOVERNANCE REQUIREMENTS IN PLACE IN ORDER TO SATISFY NEW COMPLIANCE REQUIREMENTS
IMPOSED BY FEDERAL LAW.

Under new Federal laws that become effective on April 28, 2003, all companies that file periodic reports with the U.S. Securities and Exchange Commission, are required to create an audit committee that is comprised of independent directors, at least one of whom must meet qualifications as a financial expert as defined under the law. None of our directors qualify as an independent director for purposes of these requirements, nor do any of our current directors qualify as a financial expert and so we do not currently have an audit committee or a compensation committee. We expect to be in compliance with these new
Federal requirements no later than when they become effective, but we cannot give any assurances that we actually will be in compliance at that time. In addition, in the event that the new Bulletin Board Exchange ("BBX") created by the NASD becomes effective, we do not now qualify for listing on the BBX, and will not be able to qualify to have our common stock listed on the BBX unless and until we implement the corporate governance requirements of the BBX. If we are not in compliance with these new Federal requirements, our common stock will be de-listed and will thereafter only trade, if at all, in the Pink Sheets.

                                       10

SINCE THE TECHNOLOGIES WE HAVE DEVELOPED FOR OUR PRODUCTS ARE SUBJECT TO RAPID
TECHNOLOGICAL CHANGES, WE MAY NEED TO MAKE SIGNIFICANT CAPITAL INVESTMENTS IN
NEWER TECHNOLOGIES AND EQUIPMENT.

The technologies we expect to use in our manufacturing and marketing of our products are subject to rapid technological change and could cause us to make significant capital investment in new technologies and equipment. Our market is characterized by rapid technological changes. Newer technologies, techniques or products for determining metal fatigue could be developed with better performance and results than our products. Developing new technologies for manufacture is frequently subject to unforeseen expenses, difficulties, and complications and, in some cases, such development cannot be accomplished. The availability of new and better metal fatigue testing technologies or other products could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations.

WE HAVE ENTERED INTO TRANSACTIONS WITH OUR CHIEF EXECUTIVE OFFICER, ROBERT M.
BERNSTEIN, THAT WERE FAVORABLE TO HIM, THAT RELATE TO THE ISSUANCE OF SHARES OF
OUR CAPITAL STOCK.

During the time that our chief executive officer, Mr. Bernstein,  has controlled our affairs,  we have entered into several  transactions  that were favorable to him, that include  compensation paid to Mr. Bernstein in the form of our capital stock and  reductions  made to the  balances of  indebtedness  owed to us by Mr.
Bernstein.  During the fiscal  years  ended  December  31,  1999  through  2002, inclusive,  we compensated  Mr.  Bernstein from all sources  including cash, the market value of common stock issued to him and the reduction of  indebtedness he
owed  to  us,  a  total  of  $150,000,   $873,062,   $2,265,000   and  $317,000,
respectively. These transactions were approved by the other members of our board of directors,  but we can not assure investors that all such  transactions  were fair  to us or our  shareholders,  nor  can we  assure  investors  that  similar transactions  beneficial  to Mr.  Bernstein  will not occur in the  future.  See
"Certain Transactions."

SINCE ROBERT M. BERNSTEIN, OUR CHIEF EXECUTIVE OFFICER, CONTINUES TO CONTROL OUR
AFFAIRS, OTHER SHAREHOLDERS MAY HAVE NO CONTROL OVER MANAGEMENT AND MANAGEMENT'S
DECISIONS.

Our president and chief executive officer, Robert M. Bernstein, owns 300,000 shares of class "B" common stock, each of which has 1,000 votes per share, which represents 300,000,000 votes, and also beneficially owns 27,800,966 shares of our class "A" common stock representing approximately 18% of the total outstanding shares of class "A" common stock. Aggregating Mr. Bernstein's voting rights from his ownership of his class "A" and "B" shares of common stock, he has approximately 327,800,966 votes out of a total of 137,283,905 shares of our voting common stock issued and outstanding. This represents almost 300% of the votes available to the shareholders of our class "A" common stock. As a result,
Mr. Bernstein has votes that overwhelmingly control our direction and management. Our bylaws do provide for cumulative voting. Nevertheless, a minority shareholder will have no control over management and probably will be unable to elect any directors.

OUR CHIEF EXECUTIVE OFFICER AND CONTROLLING SHAREHOLDER, MR. BERNSTEIN, HAS
CONFLICTS OF INTEREST THAT MAY RESULT IN OUR BEST INTERESTS AND THOSE OF OTHER
SHAREHOLDERS BEING SUBORDINATED TO HIS OWN INTERESTS.

Mr. Bernstein controls our operations as the majority shareholder, president, chief executive officer, and chairman of our board of directors. From time to time, Mr. Bernstein may have a conflict of interest as a result of his position as an officer, director and a controlling shareholder  and due to the fact that we may owe him for advances he has made to us from time to time or he may owe us for our advances made to him. At the present time, Mr. Bernstein owes us approximately $76,000. On the other hand, as a director, officer, and controlling shareholder, Mr. Bernstein owes a fiduciary duty to us and our shareholders to act in our best interests.

IF WE WERE TO BE DEEMED TO BE A PSEUDO CALIFORNIA CORPORATION, THEN THE
CALIFORNIA GENERAL CORPORATION LAW WOULD MANDATE THAT SHAREHOLDERS WOULD HAVE
THE RIGHT TO CUMULATIVE VOTING AT THE ELECTION OF DIRECTORS.

Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Some of the substantive provisions include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors' standard of care and liability of directors for unlawful distributions. The law does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on the Nasdaq Stock Market if such corporation has at least 800 holders of its equity securities as of the record date of its most recent annual meeting of shareholders. It is currently anticipated that we may be subject to Section 2115 of the California General Corporation Law which, in addition to other areas of the law, will subject us to Section 708 of the
California General Corporation Law, which mandates that shareholders have the right of cumulative voting at the election of directors.

                                       11

OUR COMMON STOCK MAY BE MORE DIFFICULT TO TRADE DUE TO CERTAIN PENNY STOCK
REGULATIONS THAT MUST BE COMPLIED WITH BY BROKER-DEALERS.

The U.S. Securities and Exchange Commission regulations generally define "penny stock" to be any equity security that has a market price (as defined) less than
$5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For transactions covered by these rules, a broker-dealer must make a delivery, prior to any brokerage transaction, of a disclosure schedule relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker dealer and registered representative, current quotations for the securities, and, if the broker-dealer is the sole market maker in that security, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer's account and information on a limited market in penny stocks.
Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of stockholders to sell our securities in the secondary market.

                                 USE OF PROCEEDS

All shares of common stock being offered by this prospectus are being offered for resale by the selling shareholders. No proceeds of the sale of the shares will be received by us.

                                 DIVIDEND POLICY

We have not paid cash dividends and do not plan on paying cash dividends in the near future. Instead, we currently intend to retain any earnings for use in expanding our business and, therefore, we do not anticipate paying cash dividends in the foreseeable future. By resolution dated April 21, 2003, our board of directors declared a stock dividend to our shareholders of record as of
May 30, 2003 whereby our directors declared that we would distribute all of the shares of capital stock that we hold as of that date in our wholly-owned subsidiary, Matech International Corp., on a one for 10 pari passu, prorata basis. It is uncertain at this time whether the stock dividend will be qualified as spin off to our shareholders of record at that date and to what extent the stock distribution is exempt from registration under state and Federal securities laws.
                        MARKET PRICE OF OUR COMMON STOCK

Our common stock is traded on the Over-the-Counter Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc., under the symbol "MTEY." We now have approximately 733 shareholders. Over-the-Counter quotations of our common stock reflect inter-dealer prices, without retail markup, markdown, or commission and may not necessarily represent actual transactions. The following chart shows the high and low bid prices per share per calendar quarter from January 2000, when we became eligible for price quotations on the Electronic Bulletin Board, to the end of our most recent calendar quarter:

                          HIGH BID PRICE LOW BID PRICE

FIRST QUARTER 2000  $ 2.875  $ .343

SECOND QUARTER 2000 $ 1.437  $  .42

THIRD QUARTER 2000  $   .54  $  .22

FOURTH QUARTER 2000 $  .312  $  .13

FIRST QUARTER 2001  $   .23  $  .09

                                       12

SECOND QUARTER 2001 $   .12  $  .08

THIRD QUARTER 2001  $   .22  $ .084

FOURTH QUARTER 2001 $   .25  $  .10

FIRST QUARTER 2002  $   .27  $  .10

SECOND QUARTER 2002 $   .10  $  .07

THIRD QUARTER 2002  $   .02  $  .02

FOURTH QUARTER 2002 $.015 $.015

FIRST QUARTER 2003  $.015 $.015

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion of results of operations, capital resources, and liquidity pertains to our activities for the years ended December 31, 2000, 2001 and 2002.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002

         In 2002, we completed our two subcontracts on programs with the
United States Air Force for application engineering and enhancement of the EFS and earned $461,323 in contract revenue. In 2001, and 2000, we earned
$1,579,823, and $635,868, respectively, from the same two subcontracts. In 2002, interest income totaled $52,782 of which $729 was earned from investments and the remaining $52,053 was accrued on loans due the Company from its president, and from stock subscriptions due from the president, a director, and a third party. In 2001, interest income totaled $102,283, of which $657 was from investments and the remaining $101,626 was accrued on loans due the Company from its president, and from stock subscriptions due from the president, a director, and a third party. In 2000, interest income was $103,419, the majority of which pertains to interest accruing on subscriptions due from the Company's president and a director. The major difference in the amount of accrued interest in 2002 as compared to 2001 and 2000 pertains to the June 2001 modification of certain stock subscription agreements that reduced the amounts due from the president and a director from $1,995,000 to $495,000. Our sole source of contract revenue from our research and development contracts with the United States Air Force concluded in the second quarter of 2002 and we have not replaced any contract revenue since that contract concluded.

Costs and expenses

         Expenses for 2001 and 2000 have been restated to reflect the value of all services which were compensated through the issuance of our common stock at the quoted market price of the shares issued on the date of issuance. Expenses for 2002 for professional and consulting fees increased materially due to our reliance in compensating several of our consultants and our legal counsel in the form of shares of our common stock, which are valued at the market price on the date of issuance. We decided to rely more heavily on non-cash compensation in order to preserve our available cash. Legal fees in 2002 also included the settlement of the litigation with Stephen Beck, which materially increased those expenses in 2002 as compared to the prior year.

         Research and development costs were $665,435, $1,493,628, and $496,501, for 2002, 2001 and 2000, respectively. Of the research and development costs incurred, $400,201, $1,069,671, and $409,823 related to subcontractor costs for the years 2002, 2001 and 2000, respectively. General and administrative costs were $3,581,706, $3,632,769, and $1,381,047 for 2002, 2001 and 2000,
respectively.

         In 2002, actual cash paid to our President, Mr. Bernstein, totaled
$110,018. We also accrued an additional $9,982 in additional compensation to Mr.
Bernstein. In addition, we issued Mr. Bernstein 13,000,000 shares of common stock for past services having a market value of $260,000. These shares were issued subject to forfeiture in the event that Mr. Bernstein is no longer employed by the Company. Legal fees in 2002 amounted to $1,922,861 of which
$1,599,200 relates to the settlement of the litigation that was pending with
Stephen Beck. Of the $1,599,200, $1,481,895 is evidenced by a promissory note,
$112,193 was paid through the issuance of 2,027,639 shares of our common stock, and $5,112 paid in cash. We also incurred $314,729 in the filing of our registration statement on Form SB-2, of which $297,500 was paid through the issuance of 7,750,000 shares of common stock valued at the market price on the date of issuance and $17,229 was paid in cash. Other expenses in 2002 included consulting services of $940,160, of which $662,098 was paid through the issuance of 10,881,118 shares of our common stock, office salaries of $36,968, telephone expense of $23,284, travel expenses of $57,797, accounting and auditing fees of
$71,317 and rent of $28,176.

                                       13

         In 2001, actual cash compensation paid to our President totaled
$90,000. We also accrued $30,000 in additional compensation due to him. We charged to operations $1,500,000 due to a reduction in the balance of the non-recourse promissory note due to us by Mr. Bernstein and another Director,
Joel Freedman, in connection with their purchases of our common stock.
Initially, we agreed to issue 4,650,000 and 350,000 shares of our class "A"
common stock to Messrs. Bernstein and Freedman, respectively, in exchange for their issuance to us of non-recourse promissory notes in the amount of
$1,855,350 by Mr. Bernstein and $139,650 by Mr. Freedman. At the time of their purchase of our shares, the market price of our common stock was approximately
$.60 per share. Both promissory notes mature on May 25, 2005 and accrue interest at 8% per annum. On June 18, 2001, we authorized the $1,500,000 reduction of the combined principal amount of these notes since the market value of our common stock declined to approximately $.10 per share. This reduction and charge to operations was deemed to be fair and reasonable under the circumstances.

         We issued 6,000,000 shares of restricted common stock to Mr. Bernstein during 2001, valued at $1,128,000, for past compensation due to him. Previously, the financial statements have reflected the value of the shares at $420,000, the fair market value of the services rendered. We revalued the shares issued to Mr.
Bernstein as a result in the policies adopted by the U.S. Securities and
Exchange Commission indicating that all shares issued in exchange for services should be valued at the quoted market price of the shares issued on the date of issuance. These 6,000,000 shares have been issued subject to certain restrictions limiting the President's ability to sell or transfer the shares.

         Other expenses in 2001 included consulting fees of $477,671, of which
$281,635 was paid through the issuance of 2,275,000 shares of our common stock, legal fees of $256,736, of which $138,750 was paid through the issuance of
915,000 shares of our common stock, accounting fees of $51,120, travel expenses of $42,092, office salaries of $36,225, office expense of $34,880, rent of
$29,468, telephone expense of $13,838 and a write off of our $33,000 investment in Antaeus Research, LLC.

         The major costs in 2000 were officers' salaries of $127,183, consulting fees of $856,202, legal fees of $206,198, accounting and auditing fees of
$23,063 and travel costs of $26,443.

         Interest charged to operations for 2002, 2001 and 2000, amounted to
$118,460, $70,468 and $60,634, respectively. Of the $118,460 incurred in 2002,
$76,078 was accrued on our promissory note due to the University of Pennsylvania and $37,271 was accrued on the promissory note due for legal fees on the settlement with Stephen Beck. Of the $70,468 incurred in 2001, $64,472 was accrued on the promissory note due to the University of Pennsylvania. Of the
$60,634 incurred in 2000, $54,638 was accrued on the promissory note due to the
University of Pennsylvania.

Liquidity and capital resources

         In 2002, we raised $892,261 net of offering costs through the issuance of 28,046,766 shares of our common stock through a Regulation S offering and through the offer and sale of 143,250 shares of our preferred stock. We also received $175,646 during 2002 from our subcontracts with the Air Force. Of the
$1,067,907 we received, we used $927,439 in our operations, we advanced $33,547 to our President and paid $29,608 for equipment. In 2001, we raised a net
$286,567 through the issuance of 4,932,358 shares of our common stock through our Regulation S offering. Although Mr. Bernstein maycontinue to loan us working capital as required while we seek additional financing, he is under no obligation to do so. We do not expect to receive any additional material financing from other long time investors, although we continue to undertake a variety of efforts to locate suitable debt or equity financing.

         During 2000, the Company received $746,732 from our research and development contract, $22,490 from the sale of our common stock, and $251,798 from the sale of DCH Technologies, Inc., shares. Our President advanced $8,000 and received $39,500 back from the Company. In 2000, we spent $1,035,470 in our operations and $15,000 was invested in Antaeus Research, LLC.

         As indicated, as of December 31, 2002, we had available funds of
$251,782 on hand. At our current rate of overhead, we have sufficient cash resources to fund approximately three months of current operating expenses.
Without an infusion of capital through the sale of additional shares of our stock or the receipt of new contract revenue or sales revenue, we may not be able to continue operating after our cash on hand is depleted.

         With respect to the settlement agreement we entered into to resolve the litigation pending with Stephen F. Beck, we entered into an agreement with our legal counsel to pay for accrued legal services by delivering 1,000,000 shares of our class "A" common stock and executing a promissory note to our counsel in the amount of $1,481,895, plus interest at the rate of 6% until paid in full.
However, our payments on this promissory note are payable only out of 25% of our earnings before interest, taxes, depreciation and amortization expenses.
Accordingly, if and when we begin to generate earnings, as defined in the agreement, we will be obligated to apply 25% of our available earnings towards principal and interest due under the agreement with our counsel, which will reduce our available cash flow for other corporate purposes

Critical accounting issues

     The discussion and analysis of the Company's financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with its
Board of Directors, the Company has identified three accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management's most difficult, subjective judgments.

                                       14

     The first critical accounting policy relates to revenue recognition. Income from the Company's subcontracts with the Air Force is recognized at the time services are rendered and billed for.

     The second critical accounting policy relates to research and development expense. Costs incurred in the development of the Company's fatigue fuse and the electrochemical sensor are expensed as incurred.

     The third critical accounting policy relates to the valuation of non-
monetary consideration issued for services rendered. The Company values all services rendered in exchange for its common stock at the quoted price of the shares issued at date of issuance. All other services provided in exchange for other non-monetary consideration is valued at either the fair value of the services received or the fair value of the consideration relinquished, whichever is more readably determinable.

                                    BUSINESS

OVERVIEW OF OUR BUSINESS

We are engaged in research and development of metal fatigue detection, measurement, and monitoring technologies. As such, we are developing a comprehensive system of monitoring devices for metal fatigue measurement. We are a development stage company doing business as Tensiodyne Scientific Corporation.

Our efforts are dedicated to developing devices and systems that indicate the true fatigue status of a metal component. We have developed two products, with a third product now under development. The first is a small, extremely simple device that continuously integrates the effect of fatigue loading in a structural member. It is called a fatigue fuse. The second, is an instrument that detects very small cracks and is intended to determine crack growth rates.
The electrochemical fatigue sensor has demonstrated that it can detect cracks as small as 10 microns (0.0004 inches), which is smaller than any other practical technologies, as acknowledged by the United States Air Force. We believe that nothing comparable to this instrument currently exists in materials technology.

Both devices are pioneering technology in the fatigue field that we believe provide cutting-edge solutions in materials technology. Both products are protected by patents, although we hold patents ourselves only on the fatigue fuse and license the technology on the electrochemical fatigue sensor.

                                       15

Another product currently under development is a borescope which comprises a fiber optic bundle and light source together with a working channel through which certain non-destructive test sensors such as ultrasound and/or eddy current devices can be passed, to inspect visually or manually inaccessible regions of structures.

The device is unique in its capabilities by having a maximum diameter of 6 mm
(0.236 inches). Contained within this diameter is a working channel of 2.8 mm
(0.11 inches) diameter, through which proprietary eddy current or ultrasonic sensors may be passed and used to examine areas of interest. The fiber optic bundle provides very clear video resolution, utilizing a video camera integrated in the borescope handle. Images are then displayed on a monitor and can be recorded. The borescope is derived from similar devices in wide use in medicine.

Its uniqueness is its small diameter and its capability for applying multiple sensors, such as ultrasound and/or eddy current. Developed under United States
Air Force auspices to inspect internal components of fully assembled jet turbine engines using the existing inspection holes in assembled engine outer surfaces, it can be used to access remote areas of bridges and other structures to monitor fatigue and other cracks, permitting good visual access to otherwise inaccessible areas.

We were formed as a Delaware corporation on March 4, 1997. It is the successor to the business of Material Technology, Inc., a Delaware corporation, also doing business as Tensiodyne Scientific, Inc. Material Technology, Inc. was the
successor to the business of Tensiodyne Corporation that began developing the fatigue fuse in 1983. Our two predecessors, Tensiodyne Corporation and Material
Technology, Inc. were engaged in developing and testing the fatigue fuse and, beginning in 1993, developing the electrochemical fatigue sensor.

THE FATIGUE FUSE

The Fatigue Fuse is designed to be affixed to a structure to give warnings as pre-selected portions of the fatigue life have been used up (i.e., how far to failure the structure has progressed). It warns against a condition of widespread generalized cracking due to fatigue.

The Fatigue Fuse is a thin piece of metal similar to the material being monitored. It consists of a series of parallel metal strips connected to a common base, much as fingers are attached to a hand. Each "finger" has a different geometric pattern called "notches" defining its boundaries. Each finger incorporates a design specific notch near the base. By applying the laws of physics to determine the geometric contour of each notch, the fatigue life of each finger is finite and predictable. When the fatigue life of a finger (Fuse)
is reached, the Fuse breaks.

By implementing different geometry for each finger in the array, different increments of fatigue life are observable. Typically, notches will be designed to facilitate observing increments of fatigue life of 10% to 20%. By mechanically attaching or bonding these devices to different areas of the structural member of concern, the Fuse undergoes the same fatigue history
(strain cycles) as the structural member. Therefore, breakage of a Fuse indicates that an increment of fatigue life has been reached for the structural member. The notch and the size and shape of the notch concentrate energy on each finger. The Fuse is intimately attached to the structural member of interest.
Therefore, the Fuse experiences the same load and wear history as the member.

We believe that the Fatigue Fuse will be of value in monitoring aircraft, ships, bridges, conveyor systems, mining equipment, cranes, etc. No special training will be needed to qualify individuals to report any broken segments of the
Fatigue Fuse to the appropriate engineering authority for necessary action. The success of the device is contingent upon our successful development and marketing of the Fatigue Fuse, and no assurance can be given that we will be able to overcome the obstacles relating to introducing a new product to the market. To determine its ability to produce and market the Fatigue Fuse, we need substantial additional capital and no assurance can be given that needed capital will be available.

In a new structure, we generally assume there is no fatigue and can thus design the Fatigue Fuse for 100% of its life potential. But in an existing structure, one that experienced loading and wear, we must determine the fatigue status of that structural member so we can design the Fatigue Fuse to monitor the remaining fatigue life potential.

                                       16

THE ELECTROCHEMICAL FATIGUE SENSOR ("EFS")

The EFS is a device that employs the principle of electrochemical/mechanical interaction to find cracks. It is an instrument that detects very small cracks and is intended to determine crack growth rates. The electrochemical magnetic fatigue sensor has demonstrated that it can detect cracks as small as 10 microns
(0.0004 inches), which is smaller than any other practical technologies, as acknowledged by the United States Air Force. We believe that nothing comparable to this instrument currently exists in materials technology.

The EFS functions by treating the location of interest (the target) associated with the structural member as an electrode of an electrochemical cell. To complete the electro-cellular reaction an electrolyte, in the form of a low corrosion gel, is placed in contact with the target. By imposing a constant voltage-equivalent circuit as the control mechanism for the electrochemical reaction at the target surface - current flows as a function of stress action.
The EFS is always a dynamic process; therefore stress action is required, e.g.
to measure a bridge structural member it is necessary that cyclic loads be imposed, as normal traffic on the bridge would do. The results are a specific set of current waveforms and amplitudes that is expected to characterize and report fatigue damage (age).

THE BORESCOPE

Stress points are very often located in difficult to get at places for humans.
Therefore, it has become desirable to miniaturize the process and develop a means for delivery to inaccessible areas. The borescope comprises a fiber optic bundle and light source together with a working channel through which certain non-destructive test sensors such as ultrasound and/or eddy current devices can be passed, to inspect visually or manually inaccessible regions of structures.
The device is unique in its capabilities by having a maximum diameter of 6 mm
(0.236 inches). Contained within this diameter is a working channel of 2.8 mm
(0.11 inches) diameter, through which proprietary eddy current or ultrasonic sensors may be passed and used to examine areas of interest.

The borescope's uniqueness is its small diameter and its capability for applying multiple sensors, such as ultrasound and/or eddy current. Developed under United
States Air Force auspices to inspect internal components of fully assembled jet turbine engines using the existing inspection holes in assembled engine outer surfaces, it can be used to access remote areas of bridges and other structures to monitor fatigue and other cracks, permitting good visual access to otherwise inaccessible areas.

Our early planning for our borescope product includes our recent formation of two wholly-owned subsidiaries, Matech Aerospace, Inc. and Matech International
Corp., both Nevada corporations, from which we intend to further develop, market and distribute our borescope product. Our planning includes the grant of a comprehensive license agreement to Matech International Corp. that licenses all rights to our products and technologies in all commercial markets outside of the
United States in exchange for a royalty fee payable to us equal to seven (7%) of gross sales generated by the subsidiary. We are similarly planning to license all rights to our products and technologies to Matech Aerospace, Inc. in the commercial market within the United States, in exchange for a royalty fee to be determined.

DEVELOPMENT OF OUR TECHNOLOGIES

Status of the fatigue fuse

The development and application sequence for the Fatigue Fuse and EFS is (a)
basic research, (b) exploratory development, (c) advanced development, (d)
prototype evaluation, (e) application demonstration, and (f) commercial sales and service. The Fatigue Fuse came first. The inventor, Professor Maurice Brull, conducted the basic research at the University of Pennsylvania. We conducted the advanced development, including variations of the adhesive bonding process, and fabricating a laboratory-grade remote recorder for finger separation events that constitute proper functioning of the Fatigue Fuse. The next step, prototype evaluation, that encompasses empirical tailoring of Fuse parameters to fit the actual spectrum loading expected in specific applications, needs to be done. The tests associated with further development of the Fatigue Fuse include full-scale structural tests with attached Fuses. A prototype of the Fatigue Fuse has been designed, fabricated, and successfully demonstrated. The next tasks will be to prepare an analysis for more efficient selection of Fuse parameters and to conduct a comprehensive test program to prove the ability of the Fatigue Fuse to accurately indicate fatigue damage when subjected to realistically large variations in measuring stresses and strains in fatiguing metal. The final tasks prior to marketing will be an even larger group of demonstration tests.

                                       17

The Fatigue Fuse is at its final stages of testing and development. To begin marketing, the Fuse will take from six to 12 months and cost approximately
$600,000, including technical and beta testing and final development. If testing, development, and marketing are successful, we estimate we should begin receiving revenue from the sale of the Fatigue Fuse within a year of receiving the $600,000. However, we cannot estimate the amount of revenue that may be realized from sales of the Fuse, if any.

To date, certain organizations have included our Fatigue Fuse in test programs.
We have already completed the tests for welded steel civil bridge members conducted at the University of Rhode Island. In 1996, Westland Helicopter, a
British firm, tested the Fatigue Fuse on Helicopters. That test was successful with the legs of the Fuses failing in sequence as predicted.

Status of the EFS

The existence and size of very small cracks can be determined by EFS, and in this regard it appears superior in resolution to other current non-destructive testing techniques. It has succeeded in regularly detecting cracks as small as
40 microns in a titanium alloy, in a laboratory environment, as verified by a scanning electronic microscope, and has proven to be capable of detecting cracks down to 10 microns as acknowledged by the materials laboratory at Wright
Patterson Air Force Based upon delivery of a lab testing device. This is much smaller than the capability of any other practical non-destructive testing method for structural components. There is also a vast body of testing supporting successful use of this technology with selected aluminum alloys.
However, additional testing is required to verify EFS' crack detection capabilities under various industrial environments which are more representative of actual structures in the field, like a highway bridge or aircraft fuselage.

Joint  technology  venture with Integrated Technologies, Inc.

By agreement dated January 1, 2003, a new co joint venture subsidiary we formed,
Integrated Technologies, Inc. a Delaware corporation and Austin Tech, LLC, a
Texas limited liability company, entered into a license agreement. We own 51% of the outstanding capital stock of Integrated Technologies, Inc. and Austin Tech,
LLC owns the remaining 49% of the outstanding capital stock. We jointly formed
Integrated Technologies, Inc. for the purpose of jointly developing, marketing and licensing a new brand of remote transmittal monitoring products from our combined technologies.

Integrated Technologies, Inc. as the licensee of the technologies owned by
Austin Tech, LLC, has also entered into a form of license agreement directly with us for the purpose of having access to our technologies for joint development purposes. The license agreements granted to Integrated Technologies,
Inc. by Austin Tech, LLC and by us, expire on January 1, 2005 unless terminated earlier under the provisions of the agreements. The terms of the licenses granted to Integrated Technologies, Inc. are exclusive, royalty free and are geographically limited to certain territories described in the license agreements, which include the United States, Canada, Middle Eastern countries, several Northern European countries, Mexico and Brazil.

GOVERNMENT CONTRACT FUNDING

Historically, we have generated contract revenue by seeking research and development contracts awarded by agencies of the United States government, such as the U.S. Air Force. In developing our contract revenue, we have enlisted the assistance of research and development partners that have used us as subcontractors in the research and development effort. In August 1996, we executed an agreement entitled, "Teaming Agreement," with the Southwest Research
Institute and the University of Pennsylvania for coordinated research and development efforts.

We have also entered into similar relationships with Universal Technology
Corporation, which is a government contractor that acts as a pass through or monitor of our contract. Universal Technology Corporation has acted as the prime contractor with the Air Force, and we function as a first tier subcontractor.
Other than our association with these groups as research and development partners, we have no other affiliation. Our contract revenue from all sources of research and development agreements concluded in the second quarter of fiscal year 2002, and we do not have any additional contract revenue anticipated during the next 12 months.

On February 25, 1997, the Southwest Research Institute was awarded from the
United States Air Force, a $2,500,000 phase one contract to determine the feasibility of the EFS to improve the U.S. Air Force capability to perform durability assessments of military aircraft, including air frames and engines through the application of the EFS to specific military aircraft alloys. Our share of this award was approximately $550,000. On June 18, 1998 Universal
Technology Corporation, one of our contracting partners was awarded a second contract in the amount of $2,061,642 to determine the applicability of the EFS to improve the U. S. Air Force capability to perform durability assessments of military aircraft, including both air frames and engines through the application of the EFS to specific military aircraft alloys. Our share of this award was approximately $538,000. On February 5, 1999, a third contract in the amount of
$2,000,000 was awarded to Universal Technology Corporation to continue and expand the efforts for turbine engines. Our directly subcontracted share was approximately $382,000. A fourth contract was awarded to Universal Technology
Corporation on November 3, 2000 in the amount of approximately $2,000,000 to continue the borescope and EFS technologies, as well as alternate means of fatigue sensing. This fourth contract has been fully performed. Our directly subcontracted share was approximately $700,000. Accordingly, over the last four years we have been awarded approximately $8,500,000 in research and develop services covering the EFS. The results of this research are encouraging and provide a basis for us and our contract partners to obtain additional funding.
However, we can not provide any assurance that additional contract revenue will be generated by us or received in the future.

                                       18

COMMERCIAL MARKETS FOR OUR PRODUCTS AND TECHNOLOGIES

No commercial application of our products has been arranged to date, but the technology has matured to a point where we believe it can be applied to certain markets. Our technology is applicable to many market sectors such as bridges and aerospace as well as ships, cranes, power plants, nuclear facilities, chemical plants, mining equipment, piping systems, and heavy iron.

APPLICATION OF OUR TECHNOLOGIES FOR BRIDGES

Our EFS and fatigue fuse products primarily address the detection of fatigue in structures such as bridges. In the United States alone there are more than
610,000 bridges of which over 260,000 are rated by the Federal Highway
Administration as requiring major repair, rehabilitation, or replacement. Our
EFS and fatigue fuse products can be effectively used as fatigue detection devices for all metal bridges located within the United States. Our detection devices also address maintenance problems associated with bridge structures.

Although there are normal business imperatives, the bridge market is essentially macro-economically and government policy driven. In our opinion, only technology can provide the solution. The need for increased spending accelerates significantly each year as infrastructure ages. The Federal government has recently mandated bridge repair and detection through the passage of the
Intermodal Surface Transportation and Efficiency Act in 1991 and again recently in the $200 billion, 1998 Transportation Equity Act. We do not currently have contracts in place to install our fatigue detection products on bridge structures within the United States.

OUR PATENT PROTECTIONS

We are the assignee of four patents originally issued to Tensiodyne Corporation.
The first was issued on May 27, 1986, and expires on May 27, 2003. It is titled
"Device for Monitoring Fatigue Life" and bears United States Patent Office
Numbers 4,590,804. The second patent, titled "Method of Making a Device for
Monitoring Fatigue Life" was issued on February 3, 1987 and expires February 3,
2004, United States Patent Office Number 4,639,997. The third patent, titled
"Metal Fatigue Detector" was issued on August 24, 1993 and expires on August 24,
2010, United States Patent Number 5,237,875. The fourth patent, titled "Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making
Same," was issued on June 14, 1994 and expires on June 14, 2011, United States
Patent Number 5,319,982. In addition, we own a fifth patent, titled "Device for
Monitoring the Fatigue Life of a Structural Member and a Method of Making Same,"
which was issued June 20, 1995, United States Patent Number 5,425,274, and
expires June 20, 2012.

OUR PATENTS ARE ENCUMBERED

The patents described in the preceding section are pledged as collateral to secure the repayment of loans extended to us or indebtedness that we currently owe. On August 30, 1986, we entered into a funding agreement with the Advanced
Technology Center, whereby ATC paid $45,000 to us for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue. The royalty is limited to the $45,000 plus an 11% annual rate of return. At December 31, 200 1 , and 200 2 , the future royalty commitment was limited to $227,149 and $249,864 , respectively. The payment of future royalties is secured by equipment we use in the development of technology as specified in the funding agreement, however, no lien against our equipment or our patents in favor of ATC vests until we generate royalties from products sales.

                                       19

On May 4, 1987, we entered into a funding agreement with ATC whereby ATC provided $63,775 to us for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years. As with our first agreement with ATC, no lien or encumbrance against our assets, including our patents, vests in favor of ATC until we generate royalties from product sales. If we were to default on these payments to ATC, our obligations relating to these agreements then become secured by our patents, products and accounts receivable.

On May 27, 1994, we borrowed $25,000 from Sherman Baker, one of our share-
holders. We gave Mr. Sherman a promissory note due May 31, 2002 and we pledged our patents as collateral to secure the repayment of this note. As of the date of this prospectus, there is a first priority security interest in our patents as collateral for the repayment of the amounts we owe to Mr. Baker. As additional consideration for this loan, we granted to Mr. Baker, a 1% royalty interest in the fatigue fuse and a 0.5% royalty interest in the electrochemical fatigue sensor. We are in default of the repayment terms of the note held by Mr.
Baker, and at the date of this prospectus, we owe Mr. Baker approximately
$60,000 in principal and accrued interest. Mr. Baker has not taken any action to foreclose his interest in the collateral and we are in discussions with Mr.
Baker, with the expectation that we will cure any default in the note he holds and avoid any foreclosure of his security interest held in our patents. We believe, that although we have not yet cured our defaults on the loans to Mr.
Baker, our current communications with him suggest that Mr. Baker does not have the present intention of foreclosing on the patents as collateral or the pursuit of legal action against us to collect the balance due under our note.

DISTRIBUTION OF OUR PRODUCTS

Subject to available financing, we intend to exhibit the Fatigue Fuse and the
Electrochemical Fatigue Sensor at various aerospace trade shows and intend to also market our products directly to end users, including aircraft manufacturing and aircraft maintenance companies, crane manufactures and operators, certain state regulatory agencies charged with overseeing bridge maintenance, companies engaged in manufacturing and maintaining large ships and tankers, and the military. Although we intend to undertake marketing, dependent on the availability of funds, within the United States, no assurance can be given that any such marketing activities will be implemented.

We have formed two new Nevada corporations as wholly-owned subsidiaries with initial officers and directors that are in common with us. On January 22, 2003, we formed Matech International Corp. and on March 13, 2003, we formed Matech
Aerospace, Inc. The formation of our new subsidiaries is for the purpose of facilitating the international and domestic distribution and sales of our
Borescope, Fatigue Fuse and EFS products. All of the capital stock that has been issued by both newly formed subsidiaries is beneficially owned by us.

Since the potential of the international distribution of our products is greater in the current international marketplace, we have entered into a licensing agreement with Matech International, Inc. effective as of April 15, 2003. The license agreement provides for a grant of licensing rights covering our three products and the technologies associated with these products, initially outside of the United States in all other international commercial markets. In exchange for the grant of these licensing rights to Matech International Corp., which carry a 10-year term, we received all of the issued shares of capital stock of the subsidiary and we will receive a 7% royalty fee payable to us on all sales of the licensed technologies, generated during the term of the agreement. Our board of directors has recently approved, subject to other regulatory approvals, a stock dividend to all of our shareholders of record at May 30, 2003, on a pari passu, prorata basis, the capital stock of Matech International Corp. that we beneficially own at the record date.

COMPETITION

Other technologies exist which measure and indicate fatigue damage. Single cracks larger than a minimum size can be found by nondestructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics. Tracking of load and strain history, to subsequently estimate fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers. These methods have been used for 40 years and also offer the advantage of having been accepted in the market, whereas our products remain largely unproven. Companies marketing these alternate technologies include Magnaflux Corporation, Kraut-Kermer-Branson,
Dunegan-Endevco, and Micro Measurements. These companies have more substantial assets, greater experience, and more resources than ours, including, but not limited to, established distribution channels and an established customer base.
The familiarity and loyalty to these technologies may be difficult to dislodge.
Because we are still in the development stage, we are unable to predict whether our technologies will be successfully developed and commercially attractive in potential markets.

EMPLOYEES

We have four employees, Robert M. Bernstein, our president and chief executive officer, a secretary, one part-time engineer and one part-time government contract advisor. In addition, we retain consultants for specialized work we require on a periodic basis. As of the date of this prospectus, we have ten advisory board members, all of whom provide their services on a part-time, as needed bases. Our advisory board members are providing us with consulting and advice in the areas of marketing, technology and research and development.

                                       20

OUR FACILITIES

We lease an office at 11661 San Vicente Blvd., Suite 707, Los Angeles,
California, 90049. The space consists of 830 square feet and will be adequate for our current and foreseeable needs. The total rent is $2,348 per month and the initial lease expired on June 1, 2002. Effective as of June 1, 2002, we then entered into a one-year  extension of our lease, which permits us to remain in our facility at the same cost until June 30, 2003.  We also have options to extend the lease on either a month to month basis or options to extend the lease term twice, each for a three month extension.  Management has not determined which lease option is most advantageous to us at this time.

LEGAL PROCEEDINGS

We are not presently involved in any legal proceedings that, in our opinion, might have a material effect on our operations.

On April 30, 2001, Stephen Beck, a former consultant filed a complaint against us and our chief executive officer in Stephen Forest Beck vs. Robert M.
Bernstein, Material Technologies, Inc. et al., Los Angeles Superior Court No.
BC249547, alleging breach of contract a declaration of his contract rights, and fraud. The complaint related to a February 8, 1995, consulting agreement under which Mr. Beck was to provide assistance in obtaining government contract private funding. Mr. Beck claimed that over $1.5 million in contingent consulting fees are immediately due, as we obtained funding through four government contracts since 1995. This suit also sought punitive damages in an unspecified amount.

On April 30, 2001, we filed a complaint against Mr. Beck in Material
Technologies, Inc. v Stephen Forrest Beck, L.A. Superior Court No. BC249495 for
the rescission of the consulting agreement, the return of 195,542 shares of common stock issued to Mr. Beck pursuant to the consulting contract, and attorney's fees, interest, and the cost of the lawsuit.

We settled the lawsuits involving Mr. Beck by agreement dated July 15, 2002.
Pursuant to our settlement agreement, which fully and completely resolved all claims and counter-claims involving Mr. Beck, we agreed to issue to Mr. Beck
1,000,000 shares of our restricted common stock with anti-dilution protection for 18 months after the date of the settlement agreement. The anti-dilution provision requires us to issue additional shares of common stock, options or warrants to Mr. Beck in order to maintain his relative ownership of our outstanding common stock, during the 18 month period after the date of the agreement. As of the date of this prospectus, we have issued 1,000,000 shares of our restricted common stock to Mr. Beck, with a market value of approximately
$45,000 as of the date of settlement.

In addition to the settlement with Mr. Beck, we agreed to compensate our attorneys by issuing them 1,000,000 shares of our restricted common stock and up to $1,500,000 in cash fees payable only by the delivery to our counsel of 25% of our earnings before interest, depreciation, taxes and administrative expenses.
When we issued these shares to our counsel, they had a market value of approximately $45,000.

TRANSFER AGENT

The transfer agent for our securities is Interwest Transfer Company, Inc., 1981
E. 4800 South, Ste. 100, Salt Lake City, Utah 84117, and its telephone number is
(801) 272-9294.

                                       21

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The name, age, office, and principal occupation of our executive officers and directors and certain information relating to their business experience as of
May 2 , 2003, is set forth below:

       NAME                    AGE       POSITION

Robert M. Bernstein            69      President, Chief Executive Officer,
                                       Chairman of the  Board

Joel R. Freedman               43      Secretary, Treasurer, Director

Dr. John Goodman               69      Chief Engineer, Director

William Berks                  72      Vice President of Government Projects

ROBERT M. BERNSTEIN---is our president, chief executive officer, and the chairman of the board of directors, and has served in each of those capacities since October 1988. Mr. Bernstein received a Bachelor of Science degree from the
Wharton School of the University of Pennsylvania in 1956. From August 1959 until his certification expired in August 1972, he was a certified public accountant licensed in Pennsylvania. From 1961 to 1981, he was a consultant specializing in mergers, acquisitions, and financing. From 1981 to 1986, Mr. Bernstein was chairman and chief executive officer of Blue Jay Enterprises, Inc. of
Philadelphia, PA., an oil and gas exploration company. In December 1985, Mr.
Bernstein formed a research and development partnership for Tensiodyne, and assisted in locating funding of approximately $750,000 for research on the
Fatigue Fuse.

JOEL R. FREEDMAN---is our secretary/treasurer and a director Mr. Freedman has acted as our secretary and treasurer since 1989. From 1983, he was president of
Genesis Advisors, Inc., an investment advisory firm in Bala Cynwyd, Pennsylvania and since January 1, 2000, he has been a senior vice president of PMG Capital
Corp., a securities brokerage and investment advisory firm in West Conshohocken,
Pennsylvania. His duties with PMG Capital require a full time commitment from him, so he acts as our secretary and treasurer only on a part time, as needed basis. Accordingly, he does not take part in our daily activities.

DR. JOHN W. GOODMAN---is our chief engineer and a director. Dr. Goodman is retired from TRW Space and Electronics and was formerly chairman of the
Aerospace Division of the American Society of Mechanical Engineers. Dr. Goodman
holds a Doctorate of Philosophy degree in Materials Science that was awarded with distinction by the University of California at Los Angeles in 1970. In
1957, he received a Masters of Science degree in Engineering Mechanics from Penn
State University and in 1955 he received a Bachelor of Science degree in
Mechanical Engineering from Rutgers University. From 1972 to 1987, Dr. Goodman was with the U. S. Air Force as lead Structural Engineer for the B-1 aircraft,
Chief of the Fracture and Durability Branch, and Materials Group Leader,
Structures Department, Aeronautical Systems Center, Wright-Patterson Air Force
Base. From 1987 to December 1993, he was on the Senior Staff, Materials
Engineering Department of TRW Space and Electronics. Dr. Goodman has been Chief
Engineer for Development of our products since May 1993. Since June, 1998, Dr.
Goodman has consulted for us on a part time basis.

WILLIAM BERKS---is our vice-president of government projects. Mr. Berks retired from TRW, Inc. in November 1992 where he was employed for 26 years. Mr. Berks has served in the capacity of our vice-president of operations since leaving TRW in November 1992. His last assignment was as a project manager in the Advanced
Systems Division of TRW's Space and Technology Group. He managed the Structures and Mechanism Subsystem of the Universal Test Bed Project, which is a three axis stabilized advanced bus for large geostationary satellites. In a collateral assignment, he was responsible for planning a building and its equipment for the
National Space Program Office of Taiwan, Republic of China, for the design, assembly, integration and test of small three axis spacecraft and each of their subsystems, and manpower planning for a spacecraft program. Recently he was the
Chief Mechanical Engineer for the Space and Technology Group's commercial satellite operations. He served six years as Manager of the Mechanical Design
Laboratory, the engineering design skill center for the design and development of spacecraft mechanical systems, which had as many as 350 individuals. For ten years he was Manager of the Advanced Systems Design Department, which was responsible for mechanical systems design for all spacecraft project. Mr. Berks was Assistant Project Manager for Mechanical Subsystems for a major spacecraft program, which included preparation of plans, specifications and drawings, supervision of two major subcontracts, and responsibility for flight hardware fabrication and testing. Mr. Berks has also managed independent research and development projects (antennas, materials, solar arrays) and holds six patents.
He has over 30 years of experience in spacecraft mechanical systems engineering.

                                       22

OUR ADVISORY BOARD

Since 1987, we and our corporate predecessors, have had an advisory board consisting of senior experienced businessmen and technologists, most of whom are nationally prominent. These individuals consult with us on an as needed basis, and in the past, we have compensated our consulting advisory board members for their services to us through the issuance of our common stock. During fiscal year 2000 we did not issue any shares to our advisory board members.  In fiscal year 2001, we issued 100,000 shares of common stock, with a market value of
$19,000 and during our most recent fiscal year that ended December 31, 2002, we issued 1,000,000 shares of common stock with a market value of $101,000.

Members of the advisory board serve at will, but have not received any separate compensation for their services on the advisory board and there is no current plan to compensate advisory board members. The advisory board advises us on technical, financial, and business matters and may in the future be compensated for these services. A biographical description of the members of the advisory board is as follows:

ADM. ROBERT P. COOGAN, USN (RET.). --- Robert P. Coogan retired from a distinguished naval career spanning 40 years during which he held numerous posts including: Commander U.S. Third Fleet, Commander Naval Air Force - U.S. Pacific
Fleet, Commandant of Midshipmen - U.S. Naval Academy, and Chief of Staff -
Commander Naval Air Force - U.S. Atlantic Fleet. From 1980 to 1991, he was with
Aerojet General Company and served as Executive Vice President of Aerojet
Electrosystems Co. from 1982-1991. He has his B.S. in Engineering from the U.S.
Naval Academy and M.A. in International Affairs from George Washington
University.

ROBERT F. CUSHMAN, ESQ. Mr. Cushman is a partner in the Philadelphia office of
Pepper Hamilton LLP, and is also the permanent chairman of the Andrews
Conference Group Construction Super Conference, and is the organizing chairman of the Forbes Magazine Conferences on Worldwide Infrastructure Partnerships,
Rebuilding America's Infrastructure Conference, Alternative Dispute Resolution,
the Forbes/ Council of the Americas Latin American Marketing Conference and the
Forbes Environmental Super Conference.

CAMPBELL LAIRD. Mr. Laird received his Ph.D. degree in 1963 from the University of Cambridge. His Ph.D. thesis title was "Studies of High Strain Fatigue." He is presently professor and graduate group chairman in the Department of Materials,
Science & Engineering at the University of Pennsylvania. Dr. Laird's research has focused on the strength, structure, and fatigue of materials, in which areas he published in excess of 250 papers. He is a co-inventor of the EFS.

T. Y. LIN. Mr. Lin graduated from Tangshan College, Jiaotong University, and received a M.S. degree in Civil Engineering from the University of California at
Berkeley. Since 1934, he has taught and practiced civil engineering in China and the United States and planned and designed highways, railways, and over 1,000 bridges and buildings in Asia and the Americas. He is known as Mr. Prestressed
Concrete in the United States, having pioneered both the technology and industry in the 1950s. Mr. Lin has authored and co-authored three textbooks in structural engineering and more than 100 technical papers. Mr. was the founder of T.Y. Lin
International that provides design and analysis for all types of concrete and steel structures and pioneered the design of long-span structures, prestressing technology, and new design and construction methods over the past 40 years.

Y. C. YANG. Mr. Yang is a pioneer in "value engineering" which optimized many projects with economic te-designs. He is a recipient of the 1988 Jiaotong
University Outstanding Alumnus Award, a citation from Engineering News Record, and the ACI Mason Award. With their partnership dating back to wartime China in the early 1940s, Mr. Lin and Mr. Yang established their international stature in the United States over the five decades that followed. In 1992, they formed the
San Francisco, CA headquartered firm, Lin Tung-Yen China, Inc., to continue their tradition of excellence and innovation in structural and civil engineering and to serve as a bridge between East and West. The firm serves its clients through various tasks, ranging from planning and designs to construction management and the introduction of financing.

                                       23

SAMUEL I. SCHWARTZ. Mr. Schwartz is presently president of Sam Schwartz Co., consulting engineers, primarily in the bridge industry. Mr. Schwartz received his B. S. degree in Physics from Brooklyn College in 1969, and his Masters degree in Civil Engineering from the University of Pennsylvania in 1970. From
February 1986 to March 1990, he was the chief -- engineer/first deputy commissioner, New York City Department of Transportation and from April, 1990, to the present, acted as a director of the Infrastructure Institute at the
Cooper Union College, New York City, New York. From April, 1990 to 1994, Mr.
Schwartz was a senior vice-president of Hayden Wegman Consulting Engineers, and is a columnist for the New York Daily News.

NICK SIMIONESCU. Mr. Simionescu joined HNTB in 1974, one of the largest consulting engineering companies in the world, and is currently vice-president, director of business development in the New York City Office. He has over 37 years of management, construction, design, inspection and detailing experience.
Mr. Simionescu is very familiar with the New York City infrastructure. For nearly 28 years he has been working in New York City, primarily on projects with the New York City Department of Transportation and New York State Department of
Transportation Regions 10 and 11. His projects have included management of the inspections of the Williamsburg, Brooklyn, Triborough, Manhattan, and Queensboro
bridges. Additionally, he has been the project manager of bridge inspection for many other arterial and local bridges throughout New York. Mr. Simionescu's responsibilities with HNTB have involved a variety of national and international projects. He has been the senior structural designer and manager of bridges in
South Carolina, Rhode Island, Malaysia and Florida.

LIEUTENANT GENERAL JOE N. BALLARD. General Ballard is retired from the United
States Army and has served as president and chief executive officer of The
Ravens Group, Inc., a business development, consulting, and executive level leadership service company, since March 2001. He received his MS in Engineering
Management from the University of Missouri, BS in Electrical Engineering from
Southern University, and he is a registered professional engineer. He served as
Commanding General, US Army Corps of Engineers from 1996 until 2000, Chief of
Staff, US Army Training and Doctrine Command, from 1995 until 1996, Commander of the US Army Engineer Center in Missouri from 1993 until 1995, Director of the
Total Army Basing Study at the Pentagon from 1991 until 1993, and he was
Commander of the 18th Engineering Brigade in Germany from 1988 until 1990.
General Ballard has received many honors including the Deans of Historical Black
Colleges and Minority Institutions Black Engineer of the Year in 1998, Honorary
Doctorate of Engineering from the University of Missouri in 1999, Honorary
Doctorate of Law L.L.D. from Lincoln University in 1998, Honorary Doctorate of
Engineering from Southern University in 1999, and Fellow of the Society of
American Military Engineers in 1999.

HENRYKA HANES. Ms Hanes is the founder and president of H. MANES & ASSOCIATES, the first consulting firm to specialize in enabling environmental technology
Companies reach their next level of growth through exporting. Established in
1999, HMA is a boutique-consulting firm that works closely with clients through the entire process of exporting from assessing their technologies in relationship to the international markets; to developing a suitable export strategy; identifying viable potential partners; assisting in raising capital;
interfacing in partnership negotiations; introducing clients to political decision-makers and business peers; and providing guidance until complete implementation of the export plan.

Dr. A.EMIN AKTAN. Dr. Aktan is the John Roebling Professor of Infrastructure
Studies at Drexel University Department of Civil Engineering and Architecture.
He is the director of Drexel Intelligent Infrastructure & Transportation Safety
Institute. His research interest is system identification and health monitoring for management of civil infrastructure systems (CIS) while generating fundamental knowledge regarding the actual behavior and loading environments of constructed facilities. Dr. Aktan received a Ph.D. in Earthquake Structural
Engineering from the University of Illinois at Urbana-Champaign in 1973 and
served as a Post-Doctorate associate at University of California at Berkeley for five years. Dr. Aktan has held faculty positions at Middle East Technical
University, Louisiana State University and University of Cincinnati before joining Drexel University.

DIRECTORS' COMPENSATION

Our president and chief executive officer, Robert Bernstein, received shares of our common stock in conjunction with certain activities associated with his services as chief executive officer and our operations. Mr. Bernstein did not receive such compensation for his activities as a director, rather as employee compensation. Our non-employee directors may receive reimbursement for their out-of-pocket expenses for attendance at each meeting of the board of directors or any committee of the board of directors. We anticipate that our directors will meet at least once each year. No directors' fees or compensation is paid to our non-employee directors.

                                       24

BOARD COMPOSITION

Our board of directors consists of at least three members who each serve as directors for one-year terms. Terms for each of our directors expire at the annual meeting next ensuing. There are no family relationships among any of our directors, officers or key employees. Each director holds office until their successor is duly elected and qualified. Vacancies in the office of any director may be filled by a majority vote of the directors then in office.

Our president and chief executive officer is appointed by our board of directors, and all of our other executive officers are appointed by the president and chief executive officer.

Our board of directors reviews and approves transactions that are beneficial to other members of our board of directors by a majority vote, with the director benefiting from the transaction abstaining from consideration of the transaction. In the case of transactions beneficial to our chief executive officer and director, Robert M. Bernstein, they have been approved by majority vote of the remaining two directors. Directors' meetings are typically conducted by telephone and many actions taken by our directors are approved by written consents approved by our directors. During our last fiscal year that ended
December 31, 2002 , our board of directors acted by written consent and by telephonic board meetings, a total of approximately 90 times.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to our chief executive officer, Robert M. Bernstein and two of our other officers, William
Berks and John Goodman, for each of the last three fiscal years. We have no employment agreements with any executive officer.

                             EXECUTIVE COMPENSATION

                                                                     Other
Name and                                                Annual      Restricted                         All Other
Principal                                              Compen-       Stock       Options     LTIP      Compen-
Position             Year   Salary ($)   Bonus ($)   sation ($)    Awards ($)   (SARs (#)  Payout($)  sation ($)

Robert M. Bernstein  2000  $120,000       $    -      $    -       $    4,183(1)     -      $    -     $    -
CEO                  2001  $120,000       $    -      $    -       $1,128,000(2)     -      $    -     $    -
                                                                   $1,395,000(3)     -      $    -     $    -
                     2002  $120,000       $    -      $    -       $      200(4)     -      $    -     $    -
                                                                   $  260,000(5)

John W. Goodman      2000  $ 26,614       $    -      $    -       $        -        -      $    -     $    -
Director and         2001  $ 23,076       $    -      $    -       $  147,600(6)     -      $    -     $    -
Engineer             2002  $ 17,945       $    -      $    -       $   40,000(7)     -      $    -     $    -

William Berks        2000  $     -        $    -      $  39,235    $        -        -      $     -    $    -
Vice-President       2001  $ 55,388       $    -      $    -       $  147,600(6)     -      $     -    $    -
                     2002  $ 70,301       $    -      $    -       $   40,000(7)     -      $     -    $    -

==================================================================================================================

(1)  In 2000, we issued to Mr. Bernstein, solely as escrow holder, 4,183,675 shares of our common stock subject to severe restrictions and subject to those shares being used for delivery against options we granted. We have included the par value of these shares issued in Mr. Bernstein's 2000 compensation amounting to $4,183. We have not included the market value of these shares in Mr. Bernstein's 2000 compensation since he does not have beneficial ownership of the shares and they are subject to conditions subsequent.

(2)  In 2001, the we issued Mr. Bernstein 6,000,000 shares for past compensation.
     We valued these shares at $1,128,000, which was market value on the date of issuance.

(3)  In 2001, we reduced the obligation from Mr. Bernstein to us on a non-
     recourse promissory note relating to the issuance of 4,650,000 shares of our common stock from $1,855,350 to $460,350.

(4)  In 2002, the we issued 200,000 shares of its Class B Common stock to our president in relinquishment of his security interest in our patents. The shares were valued at par.

(5)  In 2002, we issued 13,000,000 shares of our common stock to Mr. Bernstein for past compensation. The shares had a market value of $260,000 and are subject to forfeiture in the event Mr. Bernstein is no longer employed by
     us.

(6)  In 2001, we issued each to Mr. Goodman and Mr. Berks 900,000 shares of restricted common stock. These shares were valued at $147,600.

(7)  In 2002, we issued each to Mr. Goodman and to Mr. Berks 1,000,000 shares of restricted common stock. These shares were valued at $40,000.

The aggregate compensation paid or delivered to all persons who served in the capacity of a director or executive officer during the most recent fiscal year ended December 31, 2002, was $548,446 (3 persons). As a part the aggregate compensation paid as shown in the table, during fiscal year 2002, we issued to
Mr. Bernstein as past compensation that accrued, 13,000,000 shares of our common stock with an aggregate market value of $260,000.

                                       25

The aggregate compensation paid or delivered to all persons who served in the capacity of a director or executive officer during the most recent fiscal year ended December 31, 2001, was $1,865,500 (2 persons), respectively. As a part the aggregate compensation paid as shown in the table, during fiscal year 2001, we issued to Mr. Bernstein as past compensation that accrued from 1991 to 1995,
6,000,000 shares of our common stock valued at the bid price ($.08) of our common stock at the date of issuance.

STOCK ISSUANCE AND OPTION PLANS

In 1996, we adopted the 1996 stock option plan and reserved 1,700,000 shares of common stock for distribution under the plan. Eligible plan participants include employees, advisors, consultants, and officers who provide services to us. A committee appointed by our board of directors determines the option price and the number of shares subject to each option granted. In the case of incentive stock options granted to an optionee who owns more than 10% of our outstanding stock, the option price is at least 110% of the fair market value of a share of common stock at date of grant. In 2000, we increased the number of reserved shares that could issue under the plan to 6,800,000.

In 1998, we granted options to acquire 900,000 shares of which 500,000 shares were exercised for $125,000. In addition, under the 1996 plan, we issued an additional 50,000 shares for consulting services, valued at $5,000.

In 1999, we granted options to acquire 775,000 shares of common stock through the 1996 plan. We did not issue any shares in 1999 under the 1996 plan. On
February 8, 1999, we granted to Miles Wilson, an option to purchase 175,000 shares of our common stock at an exercise price of $2.50. The initial term of this option expired on February 1, 2002.  In January 2002, we extended the term of this option, which now expires February 1, 2005 and adjusted the exercise price under the option to $.10 per share.

In 1998, we adopted the 1998 stock plan and reserved 800,000 shares of Common
Stock for distribution under the plan. The 1998 plan was adopted to provide a means by which we could compensate key employees, advisors, and consultants by issuing them stock in exchange for services and thereby conserve our cash resources. A committee of the board of directors determines the value of the services rendered and the related number of shares to be issued through the plan for these services. In 2000, we increased the number of reserved shares to
6,800,000. In 1998, we issued 310,000 shares of common stock through the 1998 plan in exchange for consulting services. We valued these shares at $31,000, the fair value of the services rendered.

On February 1, 2002, we approved the adoption of our 2002 Stock Issuance/Stock
Option Plan, which is intended to assist us in attracting, retaining and motivating our officers, directors and employees, which includes non-employed consultants. This plan is administered by our board of directors and permits the directors to issue up to 20,000,000 shares of our common stock and options to purchase shares of common stock, as granted within the discretion of the board of directors, as a means of compensating and providing incentives to the recipients of the grants. As of the date of this prospectus, we have issued shares representing all 20,000,000 shares initially authorized in the 2002 Stock
Issuance/Stock Option Plan to several of our officers, directors and consultants. On March 4, 2003, we approved amendments to the 2002 Stock
Issuance/Stock Option Plan that authorize us to issue up to 20,000,000 additional shares of our common stock and options to purchase our common stock under the plan. We have issued 1,500,000 shares of our common stock under the amended plan and we have outstanding, options issued under the plan and amended plan that represent 13,300,000 shares of our common stock.

Options that can issue under this plan allow recipients of the options to purchase our common stock at 100% of the fair market value of our common stock at either the date of grant of the option or such other date as the board of directors may determine. The discretion given to the board of directors in establishing the exercise price of the option grants is limited only by their continuing fiduciary duties owed to us and our shareholders. Option grants made where the exercise price of the option is less than 100% of fair market value on the date of grant, is charged as a compensation expense to the extent of the difference between the exercise price and the fair market value on the grant date, and is treated as compensation payable to the optionee.

Options issued under the 2002 plan have a term of five years. On October 15,
2002, we granted a non-statutory stock option agreement to two of our consultants, Peter Jegou and Richard Margulies. Both option agreements were issued under the 2002 Stock Issuance/stock Option Plan. In the case of the option granted to Peter Jegou, the optionee has the right to acquire 1,200,000 shares of our common stock at an exercise price of $.03 per share; $1,200,000 shares at an exercise price of $.04 per share; 1,200,000 shares at an exercise price of $.06 per share; 1,200,000 at an exercise price of $.08 per share; and
1,200,000 shares at an exercise price of $.10 per share. The options granted to
Mr. Jegou expire on October 15, 2003 unless exercised prior to that date

On October 15, 2002, we granted a non-statutory stock option agreement to the second consultant, Richard Margulies. In the case of the option granted to
Richard Margulies, the optionee has the right to acquire 1,300,000 shares of our common stock at an exercise price of $.03 per share; $1,300,000 shares at an exercise price of $.04 per share; 1,300,000 shares at an exercise price of $.06 per share; 1,300,000 at an exercise price of $.08 per shake; and 1,300,000 shares at an exercise price of $.10 per share. The options grant to Mr.
Margulies expire on October 15, 2003 unless exercised prior to that date.

On March 27, 2002, we granted a non-statutory stock option agreement to one of our legal counsel, E.G. Shuster. We then amended and restated Mr. Shuster's option agreement on November 1, 2002. As amended and restated, Mr. Shuster has a right to acquire 800,000 shares of our common stock at an exercise price of $.02 per share. This option grant to Mr. Shuster expires on November 1, 2007.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

        -   any breach of their duty of loyalty to us or our stockholders;

        -   acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

        -   unlawful payments of dividends or unlawful stock repurchases or redemptions as provided by Section 174 of the Delaware General
            Corporation Law; or

        -   any transaction from which the director derives an improper personal benefit.

                                       26

Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by Delaware law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

                              CERTAIN TRANSACTIONS

From time to time, Robert M. Bernstein, our president and chief executive officer, has agreed to advance us funds. Our board of directors has approved paying Mr. Bernstein interest at the rate of 10% per year on his advances. Mr.
Bernstein is under no obligation to make further advances to us but may continue to so do at his sole discretion. In addition, during past fiscal years, we accrued some of the unpaid compensation we agreed to pay Mr. Bernstein. In 1991,
1992, 1994 and 1995 we paid no salary to Mr. Bernstein. In 1993 and 1997, we paid Mr. Bernstein $30,000 and $90,417, respectively in salary. For 1996, we issued Mr. Bernstein 1,499,454 shares of our common stock as partial compensation for that year. As of December 31, 2002, Mr. Bernstein owed us
$76,000 for advances we made to him during the most recent fiscal year.

During fiscal year 2002, we accrued approximately $400,000 of accrued compensation for previous fiscal years that was not paid to Mr. Bernstein through his receipt of shares of our common stock for those past years. This accrued compensation due to Mr. Bernstein was, until recently, secured by our pledge to Mr. Bernstein of a security interest in our technologies and products.
By agreement dated December 4, 2002, we issued 200,000 additional shares of our class "B" common stock to Mr. Bernstein in exchange for his release of any security interest or lien in his favor against our patents, technologies or products. As a result, Mr. Bernstein no longer has any security for the payment of any amounts we may owe him for accrued compensation or advances. Our class
"B: common stock has no stated market value since there is no public market for the class "B" common stock. The equivalent market value for 200,000 shares of our class "A" common stock on the date of issuance, was $4,800.

On December 18, 2002, we agreed to issue to Mr. Bernstein, 13,000,000 restricted shares of our common stock as full payment for his accrued and unpaid compensation through the fiscal year ended December 31, 2001.These shares were valued at a per share price above the market price, which value in the aggregate totaled $400,000. The aggregate market value of these shares was $312,000. Mr.
Bernstein no longer holds any security interest or lien against our patents or other assets.

In August 1997, our board of directors approved a resolution recognizing our extreme dependence on the experience, contacts, and efforts of Mr. Bernstein and authorized to pay Mr. Bernstein a salary of $150,000 a year since 1991. On
February 19, 2001, we issued to Mr. Bernstein 6,000,000 shares of restricted common stock for a portion of the accrued salary in past years we agreed to pay him. We valued these shares at $420,000 although the market value of the shares was approximately $750,000 . We agreed to value these shares at a discount to account for the discounted value normally associated with the issuance of shares that cannot be transferred or traded into the public market

On May 25, 2000, we issued to Mr. Bernstein, 4,650,000 shares of restricted common stock in exchange for $4,650 and a $1,855,350 non-recourse promissory note bearing interest at an annual rate of 8%. On the same day, we issued
350,000 shares our restricted common stock to another of our directors, Joel
Freedman, in exchange for $350 and a $139,650 non-recourse promissory note bearing interest at an annual rate of 8%. Both notes mature on May 25, 2005, when the principal and accrued interest becomes fully due and payable. At the date of issuance, these shares were valued by us at $.40 per share, for a total share value of $2,000,000. The market value per share for the shares acquired by Mr.
Bernstein was $.60 per share totaling $2,790,000 and the market value of Mr.
Freedman/s shares totaled $210,000.

In June 2002, our board of directors authorized the reduction in the amount owed to us by Messrs. Bernstein and Freedman on their respective non-recourse promissory notes, down to $460,350 and $34,650, respectively. This reduction was due to the fact that the market value of our common stock that we had delivered to Messrs. Bernstein and Freedman as a partial reduction in the amounts we owed them had declined substantially in the public market. In addition, approximately
1,500,000 of the shares of common stock delivered to Mr. Bernstein as partial compensation for accrued salary was subject to an option that Mr. Bernstein granted to a group of investors in July 1998, in connection with the settlement of a lawsuit between these investors, us and Mr. Bernstein.

On October 27, 2000, we issued 4,183,675 shares to Mr. Bernstein pursuant to a stock escrow/grant agreement. We created the stock escrow arrangement to satisfy a potential source of debt capital we were negotiating with at the time, Allied
Boston International. Allied Boston required us to maintain a certain number of fully diluted shares of our common stock even if we were required to issue more shares if holders of our options and warrants chose to exercise their options or warrants. The shares issued to Mr. Bernstein under the stock escrow agreement were to be released back to us for use in issuing shares of common stock to the holders of the options and warrants if exercised. Under the terms of the agreement, Mr. Bernstein is required to hold these shares in escrow. While in escrow, Mr. Bernstein cannot vote the shares but has full rights to cash and non-cash dividends, stock splits or other reclassification of the shares. Any additional shares issued to Mr. Bernstein in the form of non-cash dividends, stock splits or other reclassification of his ownership of the 4,183,675 shares are issuable to Mr. Bernstein free of the escrow arrangement.

                                       27

Under the terms of this stock escrow/grant agreement, Mr. Bernstein has agreed to release to us shares he holds in escrow in the event that we are called upon to issue shares of our common stock to holders of options, purchase warrants or other similar rights to receive our shares of common stock to the persons listed on a schedule attached to the agreement. The schedule lists the following optionees, warrant holders and others having rights to receive our common stock:

          Miles Wilson    Robert Cushman
          Harold Rapp     University of Pennsylvania

As of the date of this prospectus the initial number of shares granted to Mr.
Bernstein has been reduced down to 2,461,675 shares due to the fact that
1,722,000 of the escrowed shares were released to us for issuance to the above holders of options or warrants.

The shares held in escrow by Mr. Bernstein are non-transferable and will be owned beneficially by Mr. Bernstein only after the options and warrants outstanding either are fully exercised or expire without being exercised, or upon the direction of the board of directors, in its sole discretion, or the mutual agreement by Mr. Bernstein and the board of directors to terminate the agreement. At the date we established these 4,183,675 shares into escrow, we valued these shares at par value. Upon the unconditional release of the remaining shares to Mr. Bernstein from the escrow, the shares issued will be valued at market value and charged to operations as compensation at the time of release of the shares.

During our fiscal year that ended December 31, 2001, we issued shares of our common stock to a number of other officers, directors and an advisory board member, in exchange for services they rendered to us. During the 2001 fiscal year, we issued a total of 900,000 shares of our restricted common stock to
William Berks, our vice-president of government contracts and a director, for engineering and other services rendered to us. The aggregate market value of those 900,000 shares was $134,200. During the fiscal year ended December 31,
2002, we issued to Mr. Berks for his services, a total of 1,000,000 shares of restricted common stock with a market value of $42,000.

In fiscal year 2001, we issued 100,000 shares of our restricted common stock to
Dr. Campbell Laird, an advisory board member, for services rendered. The market value for those shares when issued was $19,000. During the fiscal year ended
December 31, 2002, we issued to Dr. Laird for his services, 234,949 shares of restricted common stock with a market value of $35,242.

In fiscal year 2001, we issued 800,000 shares of our restricted common stock to
John Goodman, a director and part-time employee, for engineering and other services rendered. In the aggregate, the market value of those shares was
$132,000. During the fiscal year ended December 31, 2002, we issued to Mr.
Goodman for his services, 1,000,000 shares of restricted common stock with a market value of $30,000.

In the aggregate, the market value of the restricted shares of common stock we have issued to our officers and directors during the previous two fiscal years was $1,635,062. We valued these shares at $479,683 to account for the discounted value normally associated with the issuance of shares that can not be transferred or traded into the public market, and expensed those shares to general and administrative expenses.

                           OUR PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May 2 , 2003, and the following table provides the beneficial ownership for:

                                       28

        o   each person known by us to be the beneficial owner of more than 5%
            of the outstanding shares of our common stock;

        o   each of our directors and executive officers;

        o   our executive officers and directors as a group; and

        o   the selling shareholder.

Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of our common stock issuable upon exercise of warrants held by that person, but not those held by any other persons, that are currently exercisable or exercisable within 60 days from the date of this prospectus. Shares of our common stock registered for resale under this prospectus will constitute approximately 13 % of our issued and outstanding common stock.

                                         AMOUNT AND NATURE
                   NAME AND ADDRESS OF     OF BENEFICIAL
CLASS OF STOCK      BENEFICIAL OWNER        OWNERSHIP        PERCENT OF CLASS(3)
-----------------   -----------------    -----------------    ----------------
                    Robert M. Bernstein
                    Suite 707
                    11661 San Vicente Blvd.
Common Stock        Los Angeles, CA 90049    27,800,966(1)           20%
-----------------   -----------------    -----------------    ----------------

                    Joel R. Freedman
                    1 Bala Plaza
                    Bala Cynwyd, PA 19004       626,471               *
-----------------   -----------------    -----------------    ----------------

                    John Goodman
                    Suite 707
                    11661 San Vicente Blvd.
                    Los Angeles, CA 90049     2,000,000               *
-----------------   -----------------    -----------------    ----------------

                    William Berks
                    532 14th Street
                    Manhattan Beach, CA
                    90266                     2,000,000               *
-----------------   -----------------    -----------------    ----------------

                                       29

Directors and
executive officers
as a group
(4 persons)                                    32,427,437            24%
-----------------   -----------------    -----------------    ----------------

Class B
Common Stock        Robert M. Bernstein
                    Suite 707
                    11661 San Vicente Blvd.
                    Los Angeles, CA 90049       300,000(2)        100.0%
-----------------   -----------------    -----------------    ----------------
* Less than 1%

(1)   Mr. Bernstein holds beneficial ownership of 27,800,966 Class A Common
      S hares. He also holds an additional 2,461,675 shares of our common stock that are held by him subject to an escrow agreement that includes rights in favor of certain optionees. The shares held in escrow are not considered to be subject to Mr. Bernstein's beneficial ownership for purposes of Section 16(a) of the Securities Exchange Act of 1934.

(2)   Each of Mr. Bernstein's Class B Common Shares has 1,000 votes on any matter on which the common stockholders vote. Accordingly, these shares give Mr. Bernstein 300,000,000 votes. Those votes give Mr. Bernstein voting control of our outstanding voting securities.

(3)   Based on a total of 137,283,905 shares of Class "A" Common Shares outstanding as of the date of this prospectus.

                              SELLING SHAREHOLDERS

An aggregate of 18,247,626 shares of our issued and outstanding common stock are being registered for resale in this offering for the account of the selling shareholders. Subject to certain restrictions discussed below, the shares of common stock being registered for the account of the selling shareholders may be sold by the selling shareholders, or their transferees, commencing on the third business day after this registration statement is declared effective by the
United States Securities and Exchange Commission. Sales of shares of our common stock by the selling shareholders, or their transferees, may depress the price of the common stock in any market that may develop for the common stock. We will receive no sales proceeds from the resale of any of the shares of common stock registered for resale under this prospectus.

The following table sets forth certain information with respect to persons for whom we are registering such shares of common stock for resale to the public.
None of the selling shareholders has had any position, office or material relationship with us prior to the date of this prospectus and none of the selling shareholders are deemed to be our affiliates or control persons. None of the selling shareholders has any plan, arrangement, understanding, agreement, commitment or intention with us to sell their securities.

                                                              NUMBER OF        NUMBER OF
                                                            SHARES BEFORE   SHARES OFFERED
NAME OF SHAREHOLDERS             ADDRESS OF SHAREHOLDERS     OFFERING(1)      FOR SALE
----------------------------  ----------------------------  -------------  ---------------

AA Capital Ventures,
Barry E. Mitchell, President  32107 Lindero Cyn Rd #124
                              Westlake Village, CA  91361       1,387,498        1,387,498

Akins, Genice                 5041 Mrs. White Lane
                              Mebane, NC  27302                    15,873           15,873

Ambrus, Aron                  25 North Gate Rd
                              Walnut Creek, CA  94598              50,000           50,000

                                       31

Ambrus, Tibor                 25 North Gate Rd
                              Walnut Creek, CA  94598             450,000          450,000

Auld, James                   29 Orlando St. Coffs
                              Harbour NSW  2450                    33,000           33,000

Bailey, Ben                   5 Main Road
                              Cardif Hts NSW  2285                243,879          243,879

Barrett, David                22 Second Ave
                              Arrawarma NSW  2456                 200,000          200,000

Biki, Damier                  8 Alexander Ave
                              Berringan NSW  2712                  35,000           35,000

Bornstein, Michael            2/789 Burwood Rd
                              Hawthorn 3123                       148,551          148,551

Braden, Larry Warden          16 Flynn St Mt.
                              Isa QLD  4825                        25,000           25,000

Brandenburg, John             PO Box 94
                              Newdegate 6355                      500,000          500,000

Braun, Sabina & Lee           Duncan Rd PMB2
                              Meringave VIC 3496                1,940,000        1,940,000

Kim Braun & Paul Braun        Duncan Rd PMB2
                              Meringave VIC 3496                   73,000           73,000

Burton, Bruce                 5664 Co Real 35
                              Ada. OH  48840                       24,000           24,000

Calhoun, Don L.               32107 Lindero Cyn Rd #124
                              Westlake Village, CA  91361          25,369           25,369

Campbell, David               1/21 Danks St
                              Waterloo NSW  2017                   70,000           70,000

                                       32

Campbell, Jeff                23 Mermaid Quay,
                              Noosaville, QLD. 4566, Aust         300,000          300,000

The Doug Caswell Realty
Pty. Ltd.
Superannuation Fund, Doug
Caswell, President            119 Herries St.,
                              Toowoomba, QLD, 4350, Aust          250,000          250,000

Caswell, Douglas              175 Hume St
                              Todwoomba QLD  4350                 470,000          470,000

Caswell, Doris Maud           119 Herries St.,
                              Toowoomba, QLD, 4350, Aust          375,000          375,000

Cedar House Alpaca P/L, Wendy
Billington, President         8 Filfield Lane
                              Yass NSW  0582                      625,500          625,500

Cell Synergy Inc.,
Adam Gilbert, President       1801 N. Green Valley Pkwy
                              Henderson, NV  89074                 30,000           30,000

Hun Teong Chew                PO Box 41317 Casuraria
                              NT  0811                             50,000           50,000

Clapp, Willard                6230 Tallant Road
                              McDonald, TN  73753                 164,300          164,300

Coble, Bernard                5557 Sweps Sax Rd
                              Graham, NC  27253                    19,841           19,841

Coble, Bernard D. & Laura     5557 Sweps Sax Rd
                              Graham, NC  27253                     6,920            6,920

Collins, Christopher          16 Robertson Crescent
                              Laverton VIC  3028                   90,000           90,000

Cox, David                    251 New Kamer Rd
                              Albany, NY  12205                   355,000          355,000

DeCarlo, Charles              1st Fl. 136 Longueville Rd
                              Lane Cove NSW  2086                 300,000          300,000

DelaRosario Leon, Maria       11947 Arminta St North
                              Hollywood CA  91608                 190,357          190,357

Doug Caswell Reality Pty Ltd  175 Hume St Todwoomba
                              QLD  4350                           150,000          150,000

Drugan, Carol                 3031 Milboro Road
                              Silver Lake, OH  44224               20,000           20,000

Dyer, Eric                    2/50 Madden St.
                              Kaniva VIC  3419                     50,000           50,000

Faggion, Joseph               38 Malay Rd
                              Wagman  NT  0810                     10,000           10,000

Fitzpatrick Brothers
Pastoral Co.,
Peter Fitzpatick,
President                     Lochgary Edith Via
                              Oberon NSW  2787                    250,000          250,000

Fitzpatrick, Peter            Lochgary Edith,
                              Via Oberon, NSW, 2787, Aust         500,000          500,000

Four Square Vending
P/L McCaig Supernational
Fund, George
McGain, Trustee               213 Pollock Ave
                              Wyong North NSW  2259               126,247          126,247

Gilbert, Clayton              2/5 Henry St
                              Tarramatta NSW  2150                 92,800           92,800

Goodare, George               8/331 High St
                              Chatswood NSW  2076                  32,500           32,500

Green, John                   93 Smailes Rd
                              North Maclean QLD  4280              18,000           18,000

Greene, Alex III              32107 Lindero Cyn Rd #124
                              Westlake Village, CA  91361           6,240            6,240

Gregan, Colin                 18 Aitken Ave
                              Queenscliff  2096                    60,000           60,000

Guilfoyle, Philip             10 Katoomba Cresent
                              Toowoomba QLD  4350                 120,000          120,000

Guille, Max                   14 Old Cliham Rd
                              Lower Plenty VIC  3093              200,000          200,000

Gundstrom, Bob                28857 Oak Path Dr
                              Agoura Hills, CA  91301             150,000          150,000

Gusmeroli, David              137 Charters Rowers Rd
                              Hermit Park QLD  4812               480,000          480,000

Guthrie, Bob                  5A Karloo PDE,
                              Newport, NSW, 2106, AUST            200,000          200,000

Hannan, Charles               7808 Kentley Road
                              Balto, MD  21222                    268,000          268,000

Harris, Glen                  34 High Range Dr.
                              Condon QLD  4815                    360,000          360,000

Heuston, Warren               26 Bray Street St.
                              Coffs Harbor NSW  2450               32,000           32,000

High Family Trust,
Tony High, Trustee            4722 White Oak Ave
                              Encino, CA  91316                   150,400          150,400

Holt, Coslow                  3763 S. Jim Minor Rd
                              Haw River, NC  27258                 15,873           15,873

                                       33

Howe, Graham                  19 Templar St.
                              Forbes NSW  2871                     36,000           36,000

Increase Inc.                 143 Carr St
                              Grafton NSW  2460                    50,000           50,000

Ingram, Jack Jr.              2700 Beechwood,
                              Midland, TX., 79765                  50,000           50,000

J.R.S. Consulting, Inc., John
Sarabia, President            1930 Wilshire Blvd #210D
                              Los Angeles, CA  90057              242,275          242,275

Jenkins, Frank                1812 Cadwell Ave
                              Clev. Hts., OH  44111               550,000          550,000

Jones, Gary                   2022 Cedar Lake Rd.
                              Sanford, NC  27330                   19,705           19,705

Shafik Keashani &
Karim Keshani                 2389 Dawes Hill Rd
                              Coquiltam BC  V3K6T2                 30,000           30,000

Keshani, Bahaderalli          2389 Dawes Hill Rd
                              Coquiltam BC  V3K6T2                 75,000           75,000

Kline, Leonard                1200 Los Angles Ave #206
                              Simi Valley, CA  93065               75,000           75,000

Kyriakos, Arthur              395 Belmore Rd
                              Bawyn VIC  3103                      40,000           40,000

Law, John                     11 Buyuma Place
                              Avalon NSW  2107                     25,000           25,000

Leon, Gerardo                 11947 Arminta St
                              North Hollywood CA  91608            47,619           47,619

Letney, Peggy                 1200 Los Angles Ave #206
                              Simi Valley, CA  93065               45,000           45,000

Macfarlane, Euan              PO Box 313
                              Maleny QLD  4552                    365,000          365,000

Madden, Dave                  3 Yatama Place,
                              Tewantin, QLD, 4565, Aust           100,000          100,000

Marlowe, John                 10551 E. Orchard Pl
                              Englewood, CO  80111                100,000          100,000

Marshall, James               4 St. Michaels Road #A
                              Mitcham  5062                        13,000           13,000

Martinazzo, Giovanni          437 Victoria Rd
                              Malaqua, WA  6090                   450,000          450,000

Martinazzo, Laura             437 Victoria Rd
                              Malaqua, WA  6090                    50,000           50,000

McCaig, Tim                   PO Box 8040 Coffs
                              Harbour NSW                          64,935           64,935

McLean, Graeme                70 Edward St.,
                              Riverstone, NSW, 2765, Aust         125,000          125,000

McCullough, Tony              25 Dickson Ave
                              Aramon NSW  2064                  1,300,000        1,300,000

McDonald, Gary                Level 3, 499 st Kilda Rd,
                              Melbourne VIC  3004                 147,500          147,500

McLean, Graeme                70 Edward St.,
                              Riverstone, NSW, 2765, Aust         145,000          145,000

Megli, Dale                   Kelso
                              Imoree NSW  2400                    200,000          200,000

Mitchell, Barry E.            32107 Lindero Cyn Rd #124
                              Westlake Village, CA  91361         597,998          597,998

Moffatt, Steven               30 Clematis Crt
                              Marcoola QLD  4552                  202,000          202,000

Moore, Tyrone                 32107 Lindero Cyn Rd #124
                              Westlake Village, CA  91361         112,719          112,719

Moser, Wesley                 2604 Sumac Lane
                              Burlington, NC  27215                27,937           27,937

Mountain Investment Family
Limited Partnership,
Don Foster, Managing Partner  101 S. Main St
                              Clinton, TN  37716                  112,069          112,069

                                       34

McNabb, Dave                  PO Box 2489
                              Martinez, CA  94553                 165,000          165,000

Outhred, Richard              3 Ashton Ave
                              Forbstvulle NSW  2285                10,300           10,300

Pay Source, Inc.,
Charles Newton, President     251 New Kamer Rd
                              Albany, NY  12205                   100,000          100,000

Peatt, Bill                   43 Churchill Ave
                              Ararat VIC  3377                    588,000          588,000

Pelayo, Eva                   16707 S. Garfield Ave #1110
                              Paramount, CA  90723                 16,000           16,000

Pelayo, Luz                   5833 E. Imperial Hwy #B
                              South Gate, CA  90280               147,783          147,783

Preferential Publications,
(John Moran)                  35 Trout St.,
                              Ashgrove, QLD, 4060, Aust           200,000          200,000

Reynolds Technologies, Inc.,
Steven A. Reynolds, President 5520 Owensmouth Ave #110
                              Woodland Hills, CA  91367           167,600          167,600

Reynolds, Steven A.           5520 Owensmouth Ave #110
                              Woodland Hills, CA  91367             5,000            5,000

Robinson, Brian               2 Alfred Close Narre
                              Warren N. VIC  3804                  75,000           75,000

Robinson, Jill                1 Eualong Rd.,
                              Cremorne, NSW, 2090, Aust            20,000           20,000

Rynne, Geoffrey               PO Box 67
                              Bungalow Caires  4870               400,000          400,000

Sarabia, John                 3355 Wilshire Blvd #308
                              Los Angeles, CA  90010               41,718           41,718

Sarabia, Maria                3355 Wilshire Blvd #308
                              Los Angeles, CA  90010              158,414          158,414

Saxton, Richard               21 Glen Ferris Dr
                              QLD  4226                           300,000          300,000

Schultz, Trevor               8 Calluna Place,
                              Mountain Creek, QLD, 4557, Aust     200,000          200,000

Schweble, Leslie              902 Old Northern Rd
                              Gelenorie NSW  2157                  24,000           24,000

Sew-Hoy, Wallace              35 Argyl St
                              East Malbern VIC  3148              110,000          110,000

Simpson, Bruce                Killara, Arramagone Rd.,
                              Greenfell, NSW, 2810, Aust           250,000          250,000

Taylor, Brian                 18 Fitzwilliam St.
                              Carrara QLD  4211                     71,500           71,500

Taylor, Deborah               18 Fitzwilliam St.
                              Carrara QLD  4211                    320,000          320,000

Thomsen Family                6 Main St
                              Palmwood QLD  4555                   170,000          170,000

Timms, Murry                  17 Thonna Close Karana
                              Downes Brisbane  4306                 54,100           54,100

Tziavaras, Louis              23 Second Ave
                              Murrumbeena VIC  3163                100,000          100,000

Whittingham, Anne             1/7 Crystal Waterd Dr.
                              Tweed Heads NSW 2485                  16,300           16,300

Wickham, Charlotte            24 Dammerel Cris
                              Emerald Beach NSW  2456               60,615           60,615

Willman, James                4431 Gordon Ave St.
                              Louis, MO  63134                     253,000          253,000

Yeatts, Jerry & Gaynelle
Williamson                    3508-C-54 Hwy E.
                              Graham, NC  27253                      3,968            3,968

                                 Total Shares Registered        18,247,626       18,247,626
                                                               =============    =============

(1)   No selling shareholder beneficially owns 1% or more of our outstanding shares of common stock. None of the selling shareholders is an officer, director, advisory board member or a consultant.

                                       35

                              PLAN OF DISTRIBUTION
                            FOR SELLING SHAREHOLDERS

We will not receive any proceeds from the resale of the common stock offered for resale by the selling shareholders. The selling shareholders will be offering for resale up to 18,247,626 shares. The selling shareholders have, prior to any sales, agreed not to effect any offers or sales of our securities in any manner other than as specified in this prospectus and have agreed not to purchase or induce others to purchase any of our securities in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the Over-the-Counter Electronic Bulletin Board maintained by the NASD.

We have agreed with the selling shareholders that we will prepare and file this registration statement and such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the
Securities Act of 1933 and the rules and regulations promulgated there under to keep it effective until the date as of which the selling shareholders have sold all of the 18,247,626 shares offered by this prospectus. The selling shareholders are bearing no expenses associated with our registration of the shares offered by this prospectus.

The selling shareholders are subject to the applicable provisions of the
Exchange Act of 1934, including without limitations, Rule 10b-5 there under.
Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of our securities may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in our securities to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In connection with the transactions in our common stock, we also will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated There under, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock owned by the selling shareholders.

The shares of common stock have not been registered for resale by the selling shareholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The  selling  shareholders  and any  broker-dealers  that  participate  with the selling shareholders in the distribution of the common stock may be deemed to be underwriters  and  commissions  received by them and any profit on the resale of securities  positioned by them might be deemed to be underwriting  discounts and commissions under the Securities Act. There can be no assurance that the selling shareholders  will sell any or all of the  shares  being  registered  for resale under this prospectus.

Commissions  and  discounts  paid in  connection  with the sale of shares by the selling  shareholders will be determined through  negotiations  between them and the  broker-dealers  through or to which the  securities  are to be sold and may vary, depending on the broker-dealers' fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by them.

                            DESCRIPTION OF SECURITIES

We are currently authorized to issue 4 50,000,000 shares of capital stock, $.001 par value, in classes as follows:

        -   4 00,000,000 shares of stock designated as "common  stock", of which
            300,000 shares are designated as "Class B Common Stock", $.001 par value per share. We have designated all common stock that is not class B common stock, as class A common stock. The holders of common stock shall be entitled to receive such dividends out of funds or assets legally available there from as, from time to time, the board of directors may declare. The holders of class B common stock shall not be entitled to receive dividends. The holders of common stock and the holders of class B common stock shall vote as a single class on all matters submitted to a vote of stockholders, with each share of common stock entitled to one vote and each share of class B common stock entitled to 1,000 votes. In all other aspects, the common stock and class B common stock shall be identical. As of the end of our most recent fiscal year, a majority of the votes of our shareholders, by written consent, approved  an increase in the number of shares of our common stock from 200,000,000 shares to
            400,000,000 shares. The certificate of amendment to our articles of incorporation was filed with  and accepted by  the Delaware
            Secretary of State on January 7, 2003.

        -   50,000,000 shares of stock designated as "Preferred Stock", $.001 par value per share. The board of directors is granted the authority by resolution to authorize us to issue one or more series of the preferred stock and to determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of each and every series of preferred stock and the qualifications, limitations or restrictions on such preferences and/or rights. Our preferred stock is commonly referred to as "blank check" preferred stock.

                                       36

Class A common stock holders are entitled to receive such dividends out of funds or assets legally available there from as, from time to time, the board of directors may declare. Upon liquidation, holders of our class A common stock are entitled to distribution of any remaining assets after payment of all creditors and payment of the liquidation preferences of any outstanding shares of preferred stock. Class A common stock holders have no preemptive rights. The
Baker Group, by agreement, has a right to purchase or receive from Mr.
Bernstein, our president and chief executive officer, or any affiliate of Mr.
Bernstein, 35% of all class A common stock that Mr. Bernstein, or any affiliate, purchases or receives from us at the same price Mr. Bernstein, or such affiliate, pays for stock he receives.

In electing directors, if one or more stockholders, or their proxy, delivers a written notice to our secretary prior to a stockholders' meeting, or to the chairman of the board of directors prior to the vote for directors, all stockholders may cumulate their votes in electing one or more directors. If and only if such notice is given, every stock holder entitled to vote for directors shall have the number of votes determined by multiplying the number of directors to be elected by the number of shares the stockholder is entitled to vote and each stockholder may then give one nominated candidate all such votes or distribute such votes in any proportion among the nominated candidates.

Our certificate of incorporation provides that the designation of powers, preferences and rights, including voting rights, if any, qualifications, limitations or restrictions on our preferred stock may be fixed by resolution or resolutions of the board of directors.

On April 28, 1997, we filed with the Secretary of State of the State of
Delaware, a Certificate of Designation designating 350,000 shares of preferred stock as class A convertible preferred stock. The class A preferred stock has a liquidation preference superior to any other class of our common stock. In the event of liquidation, holders of our class A preferred stock have the right to receive $.72 for each share held, before any liquidation payment is made or any assets are distributed to holders of our common stock, or any other stock of any other series or class ranking junior to these shares. In the event of liquidation, holders of our class A preferred stock are not entitled to payment beyond $.72 per share. These provisions may have the effect of delaying, deferring or preventing a change in control.

Each share of our class A preferred stock is convertible into class A common stock at the discretion of the holder, at the rate of one share of class A common stock for each .72 share of class A preferred stock. Accordingly, the
350,000 outstanding shares of class A preferred stock are convertible into
486,111 shares of class A common stock. Under our Certificate of Designation, we are not permitted to issue stock which is senior to or pari passu with our class
A preferred stock without prior consent of a majority of the outstanding class A preferred shares. Adjustment of the number of class A preferred shares outstanding is provided for in the event of any reclassification of outstanding securities or of the class of securities which are issuable upon conversion of shares and in the event of any reorganization which results in any reclassification or change in the number of shares outstanding. Similarly, in the event of any such change, the conversion price is subject to adjustment to reflect such change.

If at any time while shares of class A preferred stock outstanding, a stock dividend on the common stock is declared, the conversion price will be adjusted to prevent any dilution of the holders of class A preferred stock right of conversion. If there is a reclassification or change in our common stock to which the class A preferred stock is convertible other than stock splits or other decreases or increases in the number of shares outstanding, or we consolidate or merge with another corporation, or we sell or transfer substantially all of our assets, then the class A preferred stockholders are entitled to the same consideration as they would have been entitled to if their shares had been converted prior to the reclassification, change, consolidation, merger, sale, or transfer. This provision may have the effect of delaying, deferring or preventing a change in control. Voting rights and the right to receive dividends inherent in the class A preferred stock is similar to those rights of our common stock.

On April 28, 1997, we filed a Certificate of Designation bringing into existence a second class of preferred stock designated as class B preferred stock. Class B preferred stock is junior and subordinate to our class A preferred stock. 100 shares of class B preferred stock were authorized from the 550,000 undesignated shares of preferred stock. Of the 100 shares authorized, 15shares previously were issued to Tensiodyne in exchange for canceling its 15 class B preferred shares in Tensiodyne Scientific, Inc. We currently have no relationship with
Tensiodyne, and since the financial viability of Tensiodyne has been in serious doubt over the last several years, we no longer treat the shares of class B preferred stock issued and outstanding. We are treating the shares of class B preferred stock as a part of the 550,000 undesignated shares of preferred stock available for future designation by our directors.

On February 17, 2003, our directors approved and authorized the filing of a
Certificate of Designation with the Delaware Secretary of State, bringing into existence a third class of convertible preferred stock designated as Class
C---Series A Convertible Preferred Stock, consisting of 25,000,000 shares of convertible preferred stock to be offered and sold with common stock purchase warrants that were combined with the convertible preferred stock and offered as units in private placements exempt from registration. The units offered consisted of 100 shares of Class C---Series A Convertible Preferred Stock and
100 common stock purchase warrants entitling the purchaser to acquire additional shares of our Class A Common Stock at $.05 per share.

Shares of our newly designated Class C---Series A Convertible Preferred Stock are convertible into shares of our Class A Common Stock on a one for one basis at anytime at the election of the purchaser. Holders of these shares are entitled to receive cumulative cash dividends at the rate of 8% simple interest per year on the principal amount of their investment, for a period of two years.
However, dividends on these shares are only payable out of our earnings generated after interest, taxes, depreciation and amortization expenses, calculated pursuant to generally acceptable accounting principals. These shares of convertible preferred stock also have liquidation preferences equal to $.001 per share and that are superior to our shares of common stock outstanding, but junior to all other shares of preferred stock that is authorized and outstanding. Holders of these shares have no voting rights, but have registration rights covering the shares of Class A Common Stock received upon conversion of the convertible preferred stock and upon receipt of the exercise of the common stock purchase warrants.

Registration rights become effective only after the first anniversary after the sale of the units to the purchasers. These registration rights include one-time piggyback registration rights and two-time short form demand registration rights. Any registrations are at our expense except underwriting discounts and selling commissions applicable to the resale of the shares registered.

The common stock purchase warrants that were issued as units to the purchasers of our Class C---Series A Convertible Preferred Stock entitle the holder to purchase, for a term of one year from the date of each warrant, another share of our Class A Common Stock at $.05 per share. These warrants are redeemable by us, at our option, upon 30 days advance written notice to the holders of the warrants, at a redemption price equal to $.0001 per warrant, plus any accrued and unpaid dividends.

                                       37

                                  LEGAL MATTERS

The legality of the shares offered hereby will be passed upon for us by Gregory
Bartko, Esq., of the Law Office of Gregory Bartko, P.C., 3475 Lenox Road, Suite
400, Atlanta, Georgia 30326. From time to time, we compensate Mr. Bartko for certain of his legal services, in the form of shares of our common stock.
However, we have no contingency fee arrangements with Mr. Bartko. At the date of this prospectus, Mr. Bartko beneficially owns 1,000,000 shares of our class A common stock, of which all are restricted securities. In addition, Mr. Bartko beneficially owns 214,000 shares of our class A preferred stock, which is convertible into 428,000 shares of our restricted class A common stock.

                                     EXPERTS

The audited financial statements included in this registration statement, and the prospectus which forms a part of the registration statement, have been audited by Jonathan P. Reuben, independent certified public accountant, to the extent and for the periods set forth in his report thereon and are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The registration statement, including all amendments, exhibits and schedules, may be inspected without charge at the offices of the Securities and Exchange
Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549.
Copies of this material may be obtained at prescribed rates from the Public
Reference Section of the Commission at 450 Fifth Street NW, Washington, DC.
20549. The public may obtain information on the operations of the Public
Reference Room by calling the Commission at 1-800-SEC-0330. The U.S Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

We are subject to the reporting and other requirements of the Securities
Exchange Act and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

                                    Contents

                                                                            Page

     Independent Auditors' Report                                            F-1

     Balance Sheets                                                          F-2

     Statements of Operations                                                F-3

     Statement of Stockholders' Equity (Deficit)                             F-4

     Statements of Cash Flows                                                F-5

     Notes to Financial Statements                                    F-6 - F-20

                                       38

                          Independent Auditors' Report

Board of Directors
Material Technologies, Inc.
Los Angeles, California

I have audited the accompanying balance sheets of Material Technologies, Inc.,
(A Development Stage Company) as of December 31, 2001 and 2002, and the related statements of operations, stockholders' (deficit), and cash flows, for the years ended December 31, 2000, 2001, 2002, and for the period from the Company's inception (October 21, 1983) through December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States. These standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Material Technologies, Inc. as of
December 31, 2001 and 2002, and the results of its operations, and its cash flows for the years ended December 31, 2000, 2001, 2002, and for the period from the Company's inception (October 21, 1983) through December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discuss in Note 15 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about the its ability to continue as a going concern. Management's plans regarding those matters also are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jonathon P. Reuben CPA
    Jonathon P. Reuben,
    Certified Public Accountant
    Torrance, California
    March 7, 2003

                                      F-1

                           MATERIAL TECHNOLOGIES, INC.
                         (A Development Stage Company)
                                 BALANCE SHEETS
________________________________________________________________________________

                                                 December 31,    December 31,
                                                    2001             2002
                                                 _____________   _____________
                                                  (Restated)
                                     ASSETS

      CURRENT ASSETS
        Cash and cash equivalents                $     174,469   $     251,782
         Receivable due on research contract           285,677              -
        Receivable from officer                         35,880          76,109
        Employee receivable                                 -            1,433
        Prepaid expense                                     -            1,179
                                                 _____________   _____________

          TOTAL CURRENT ASSETS                         496,026         330,503
                                                 _____________   _____________

      FIXED ASSETS
        Property and equipment, net
            of accumulated depreciation                  2,708          27,649
                                                 _____________   _____________

      OTHER ASSETS
         Intangible assets:
           Patents and other, subject to amortization   15,200          12,120
        Refundable deposit                               2,348           2,348
                                                 _____________   _____________

          TOTAL OTHER ASSETS                            17,548          14,468
                                                 _____________   _____________

          TOTAL ASSETS                           $     516,282   $     372,620
                                                 =============   =============

                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

      CURRENT LIABILITIES
        Legal fees payable                       $     282,950   $     216,783
        Fees payable to R&D subcontractor              196,043              -
        Accounting fees payable                         42,417          22,443
        Other accounts payable                          14,326          15,736
        Accrued expenses                                43,213          33,880
        Accrued officer wages                           70,000          75,482
        Notes payable - current portion                 25,688          25,688
        Payable on research and
           development sponsorship                     422,653         498,731
        Loans payable - others                          57,406          59,028
                                                 _____________   _____________

          TOTAL CURRENT LIABILITIES                  1,154,696         947,771

      LONG-TERM DEBT                                        -        1,519,166

      STOCKHOLDERS' EQUITY (DEFICIT)
        Class A Common Stock, $.001 par value,
        authorized 399,700,000 shares, issued and
        outstanding 42,433,378 at December 31, 2001
        and 109,228,185 shares at December 31, 2002,
        Shares held in reserve 60,000,000 at December
        31, 2001 and 101,602,800 at December 31, 2002   42,433         109,228

        Class B Common Stock, $.001 par value,
        authorized 300,000 Shares, issued and
        outstanding 100, 000 shares at December 31,
        2001, and  300,000 at December 31, 2002            100             300

        Preferred stock, $.001 par value, authorized
        50,000,000 Shares, issued and outstanding 337,471
        shares at December 31, 2001, and 480,721 shares
        issued and outstanding at December 31,  2002       337             480

        Additional paid in capital                   8,851,436      11,223,453
        Less notes receivable - common stock          (731,549)       (774,311)
        Deficit accumulated during the development
        stage                                       (8,801,171)    (12,653,467)
                                                 _____________   _____________

        TOTAL STOCKHOLDERS' (DEFICIT)                 (638,414)     (2,094,317)
                                                 _____________   _____________

          TOTAL LIABILITIES AND STOCKHOLDERS'
             (DEFICIT)                           $     516,282   $     372,620
                                                 =============   =============

                [See Accompanying Notes To Financial Statements]

                                      F-1

                          MATERIAL TECHNOLOGIES, INC.
                         (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
________________________________________________________________________________

                                                                                     From Inception
                                                                                     (October 21, 1983)
                                                 For the Year Ended December 31,          Through
                                               2000          2001          2002       December 31, 2002
                                            __________     __________     __________     __________
                                             (Restated)       (Restated)
 REVENUES
  Sale of fatigue fuses                     $       -      $       -      $       -      $   64,505
  Sale of royalty interests                         -              -              -         198,750
  Research and development revenue             635,868      1,579,823        461,323      5,024,812
  Test services                                     -              -              -          10,870
                                            __________     __________     __________     __________
    TOTAL REVENUES                             635,868      1,579,823        461,323      5,298,937
                                            __________     __________     __________     __________

COSTS AND EXPENSES
  Research and development                     496,501      1,493,628        665,435      5,030,763
  General and administrative                 1,381,047      3,632,769      3,581,706     12,453,854
                                            __________     __________     __________     __________
    TOTAL COSTS AND EXPENSES                 1,877,548      5,126,397      4,247,141     17,484,617
                                            __________     __________     __________     __________
    INCOME (LOSS) FROM OPERATIONS           (1,241,680)    (3,546,574)    (3,785,818)   (12,185,680)
                                            __________     __________     __________     __________

OTHER INCOME (EXPENSE)
  Interest income                              103,419        102,283         52,782        300,600
  Interest expense                             (60,634)       (70,468)      (118,460)      (434,447)
  Loss on abandonment of interest in
     joint venture                                  -         (33,000)            -         (33,000)
                                            __________     __________     __________     __________
    TOTAL OTHER INCOME                          42,785         (1,185)       (65,678)      (166,847)
                                            __________     __________     __________     __________

NET INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS AND PROVISION FOR INCOME TAXES      (1,198,895)    (3,547,759)    (3,851,496)   (12,352,527)
PROVISION FOR INCOME TAXES                        (800)          (800)          (800)       (11,000)
                                            __________     __________     __________     __________
    NET INCOME (LOSS) BEFORE
      EXTRAORDINARY ITEMS                   (1,199,695)    (3,548,559)    (3,852,296)   (12,363,527)
 EXTRAORDINARY ITEMS
  Forgiveness of indebtness                         -              -              -        (289,940)
                                            __________     __________     __________     __________
    NET INCOME (LOSS)                      $(1,199,695)   $(3,548,559)   $(3,852,296)  $(12,653,467)
                                            __________     __________     __________     __________
                                            __________     __________     __________     __________

PER SHARE DATA
  Basic income (loss) before
     extraordinary item                    $     (0.06)   $     (0.11)   $     (0.06)
  Basic extraordinary items                         -              -              -
                                            __________     __________     __________
    BASIC NET INCOME (LOSS) PER SHARE      $     (0.06)   $     (0.11)   $     (0.06)
                                            ==========     ==========     ==========
   WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING                            18,900,019     33,640,393     63,073,970
                                            ==========     ==========     ==========

                [See Accompanying Notes To Financial Statements]

                                      F-2

                           Material Technologies, Inc.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
________________________________________________________________________________

                                                                                                                       Deficit
                                 Class A Common         Class B Common           Preferred Stock                     Accumulated
                          ________________________  _______________________   _______________________     Capital     During the
                             Shares                   Shares                    Shares                 in Excess of  Development
                          Outstanding     Amount    Outstanding    Amount     Outstanding    Amount      Par Value      Stage
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________
Initial Issuance of Common Stock
  October 21, 1983              2,408  $        2            -   $        -            -   $        -         2,498  $        -
Adjustment to Give Effect
   to Recapitalization on
  December 15, 1986
Cancellation of Shares         (2,202)         (2)           -            -            -            -            (2)          -
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

                                  206          -             -            -            -            -         2,496           -
Balance - October 21, 1983
Shares Issued By Tensiodyne
  Corporation in Connection
  with Pooling of Interests    42,334          14            -            -            -            -         4,328           -
Net (Loss), Year Ended
 December 31, 1983                 -           -             -            -            -            -            -        (4,317)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance, January 1, 1984       42,540          14            -            -            -            -         6,824       (4,317)
Capital Contribution               -           28            -            -            -            -        21,727           -
Issuance of Common Stock        4,815           5            -            -            -            -        10,695           -
Costs Incurred in Connection
  with Issuance of Stock           -           -             -            -            -            -        (2,849)          -
Net (Loss), Year Ended
 December 31, 1984                 -           -             -            -            -            -            -       (21,797)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance, January 1, 1985       47,355           47           -            -            -            -        36,397      (26,114)
Shares Contributed Back
  to Company                     (315)          (0)          -            -            -            -            -            -
Capital Contribution               -            -            -            -            -            -       200,555           -
Sale of 12,166 Warrants at
  $1.50 Per Warrant                -            -            -            -            -            -        18,250           -
Shares Cancelled               (8,758)          (9)          -            -            -            -             9           -
Net (Loss), Year Ended
 December 31, 1985                 -            -            -            -            -            -            -      (252,070)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance, January 1, 1986       38,282           38           -            -            -            -       255,211     (278,184)
Net (Loss), Year Ended
 December 31, 1986                 -            -            -            -            -            -            -       (10,365)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance, January 1, 1987       38,282           38           -            -            -            -       255,211     (288,549)
Issuance of Common Stock upon
  Exercise of Warrants            216           -            -            -            -            -        27,082           -
Net (Loss), Year Ended
 December 31, 1987                 -            -            -            -            -            -            -       (45,389)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance, January 1, 1988       38,498           38           -            -            -            -       282,293     (333,938)
Issuance of Common Stock
Sale of Stock                   2,544            3           -            -            -            -       101,749           -
Services Rendered               3,179            3           -            -            -            -        70,597           -
Net (Loss), Year Ended
  December 31, 1988                -            -            -            -            -            -            -      (142,335)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance, January 1, 1989       44,221           44           -            -            -            -       454,639     (476,273)
Issuance of Common Stock
Sale of Stock                   4,000            4           -            -            -            -         1,996           -
Services Rendered              36,000           36           -            -            -            -        17,964           -
Net (Loss), Year Ended
 December 31, 1989                 -            -            -            -            -            -            -       (31,945)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance, January 1, 1990       84,221           84           -            -            -            -       474,599     (508,218)
Issuance of Common Stock
Sale of Stock                   2,370            2           -            -            -            -        59,248           -
Services Rendered               6,480            7           -            -            -            -        32,393           -
Net Income, Year Ended
 December 31, 1990                 -            -            -            -            -            -            -       133,894
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance January 1, 1991        93,071           93           -            -            -            -       566,240     (374,324)
Issuance of Common Stock
Sale of Stock                     647            1           -            -       350,000          350      273,335           -
Services Rendered               4,371            4           -            -            -            -        64,880           -
Conversion of Warrants             30           -                                                                -
Conversion of Stock            (6,000)          (6)      60,000           60           -            -            -            -
Net (Loss), Year Ended
 December 31, 1991                 -            -            -            -            -            -            -      (346,316)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance January 1, 1992        92,119           92       60,000           60      350,000          350      904,455     (720,640)
Issuance of Common Stock
Sale of Stock                  20,000           20           -            -            -            -        15,980           -
Services Rendered               5,400            5           -            -            -            -        15,515           -
Conversion of Warrants          6,000            6           -            -            -            -        14,994           -
Sale of Class B Stock              -            -        60,000           60           -            -        14,940           -
Issuance of Stock to
  Unconsolidated Subsidiary     4,751            5           -            -            -            -        71,659           -
Conversion of Stock             6,000            6      (60,000)         (60)          -            -            -            -
Cancellation of Shares         (6,650)          (7)          -            -            -            -             7           -
Net (Loss), Year Ended
 December 31, 1992                 -            -            -            -            -            -            -      (154,986)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance January 1, 1993       127,620          127       60,000           60      350,000          350    1,037,550     (875,626)
Issuance of Common Stock
Licensing Agreement            12,500           13           -            -            -            -         6,237           -
Services Rendered              67,030           67           -            -            -            -        13,846           -
Warrant Conversion             56,000           56           -            -            -            -       304,943           -
Cancellation of Shares        (31,700)         (32)          -            -            -            -        (7,537)          -
Net (Loss) for Year Ended
 December 31, 1993                 -            -            -            -            -            -            -      (929,900)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance January 1, 1994       231,449          231       60,000           60      350,000          350    1,355,039   (1,805,526)

Adjustment to Give Effect
  to Recapitalization on
 February 1, 1994              30,818           31           -            -            -            -       385,393           -
Issuance of Shares for
Services Rendered             223,000          223           -            -            -            -            -            -
Sale of Stock               1,486,112        1,486           -            -            -            -        23,300           -
Issuance of Shares for
the Modification of Agreements 34,000           34           -            -            -            -           (34)          -
Net (Loss) for the Year
Ended December 31, 1994            -            -            -            -            -            -            -      (377,063)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance January 1, 1995     2,005,380        2,005       60,000           60      350,000          350    1,763,698   (2,182,589)

Issuance of Common Stock
  in Consideration for
  Modification of Agreement   152,500          153           -            -            -            -            -            -
Net (Loss) for the Year
Ended December 31, 1995 -          -            -            -            -            -            -            -      (197,546)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance January 1, 1996     2,157,880        2,157       60,000           60      350,000          350    1,763,698   (2,380,135)

Issuance of Shares for
  Services Rendered           164,666          165           -            -            -            -        16,301           -
Sale of Stock                  70,000           70           -            -            -            -       173,970           -
Issuance of Shares for
  the Modification of
  Agreements                  250,000          250           -            -            -            -          (250)          -
Cancellation of Shares Held
  in Treasury                 (62,000)         (62)          -            -            -            -       (154,538)         -
Net (Loss) for the Year
  Ended December 31, 1996          -            -            -            -            -            -             -     (450,734)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance January 1, 1997     2,580,546        2,580       60,000           60      350,000          350    1,799,181   (2,830,869)

Sale of Stock                 100,000          100           -            -            -            -        99,900           -
Conversion of Indebtedness    800,000          800           -            -            -            -       165,200           -
Class A Common Stock Issued
in Cancellation of $372,000
Accrued Wages Due Officer   1,499,454        1,500           -            -            -            -       370,500           -
Issuance of Shares for
Services Rendered             247,000          247           -            -            -            -         2,224           -
Adjustment to Give Effect
to Recapitalization on
9-Mar-97                      560,000          560           -            -            -            -          (560)          -
Net (Loss) for the Year
Ended December 31, 1997            -            -            -            -            -            -            -      (133,578)

                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________
                            5,787,000        5,787       60,000           60      350,000          350    2,436,445   (2,964,447)
Shares Issued in Cancellation
of Indebtedness             2,430,000        2,430           -            -            -            -       167,570           -
Conversion of Options         500,000          500           -            -            -            -       124,500           -
Issuance of Shares for
Services Rendered           1,121,617        1,122           -            -            -            -       111,040           -
Shares Issued in Cancellation
of Redeemable Preferred Stock  50,000           50           -            -            -            -       149,950           -
Shares Returned to Treasury
and Cancelled                (560,000)        (560)          -            -            -            -           560           -
Modification  of Royalty
 Agreement                    733,280          733           -            -            -            -         6,599           -
Issuance of Warrants to Officer    -            -            -            -            -            -        27,567           -
Net (Loss) for the Year
Ended December 31, 1998            -            -            -            -            -            -            -      (549,187)

                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________
                           10,061,897  $    10,062       60,000  $        60     350,000   $       350    3,024,231  $(3,513,634)
Shares Issued in Cancellation
  of Indebtedness           2,175,000        2,175           -            -           -             -       164,492           -
Issuance of Shares for
  Services Rendered         1,255,000        1,255           -            -           -             -        93,844           -
Shares Issued in Modification
  of Licensing Agreement      672,205          672           -            -           -             -          (672)          -
Sale of Stock                 433,333          433           -            -           -             -       173,107           -
Net (Loss) for the Year
Ended December 31, 1999            -            -            -            -           -             -            -      (539,283)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

                           14,597,435  $    14,597       60,000  $        60      350,000  $       350    3,455,002  $(4,052,917)

Issuance of Shares for
  Services Rendered - as
    restated                  699,500          699           -            -           -             -       823,817           -
Shares Issued to Investors
  Pursuant to Settlement
    Agreement                  65,028           65           -            -           -             -           (65)          -
Shares Issued for Cash
  and Non-Recourse
  Promissory Notes          5,000,000        5,000           -            -           -             -     1,990,000           -
Shares Issued for Cash        400,000          400           -            -           -             -       281,294           -
Shares Issued in Cancellation
of Indebtedness               100,000          100           -            -           -             -        99,900           -
Shares Issued as Compensation
  Pursuant to Escrow
    Agreement               4,183,675        4,184           -            -           -             -            -            -
Shares Returned from
 Escrow                      (400,000)        (400)          -            -           -             -           400           -
Common Shares Converted
  into Class B Common         (40,000)         (40)      40,000           40          -             -            -            -
Preferred Shares Converted
  into Common                  12,529           13           -            -      (12,529)          (13)          -            -
Net (Loss) for the Year
Ended December 31, 2000
   - restated                      -            -            -            -           -             -            -    (1,199,695)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

  Balance December 31,
    2000 - restated        24,618,167  $    24,618      100,000  $       100      337,471  $       337    6,650,348  $(5,252,612)

Issuance of Shares for
  Services Rendered -
    restated                6,185,000        6,185           -            -            -            -       798,151           -
Shares Issued for Cash      4,932,358        4,932           -            -            -            -       281,635           -
Shares Issued in Connection
  with Private Offering       697,853          698           -            -            -            -          (698)          -
Shares Issued to Officer    6,000,000        6,000           -            -            -            -     1,122,000           -
Net (Loss) for the Year
Ended December 31, 2001 -
   restated                        -            -            -            -            -            -            -    (3,548,559)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

                           42,433,378  $    42,433      100,000  $       100      337,471  $       337    8,851,436  $(8,801,171)

Issuance of  Shares for
  Services Rendered        21,835,018       21,835           -            -            -            -     1,163,796           -
Issuance of  Shares to
  University of
    Pennsylvania            1,096,476        1,096                                                           (1,096)
Shares issued in settlement
  of lawsuit                1,397,200        1,398           -            -            -            -        38,602
Shares Issued for Cash     28,046,766       28,047           -            -       143,250          143    1,125,546           -
Offering costs                                               -            -            -            -      (200,412)
Shares issued in canellation of
  President's interest in
     patents                       -            -       200,000          200           -            -            -
Cancellation of shares in
  stock grant              (1,322,000)      (1,322)                                                           1,322
Shares issued to Company's
  president for past
  compensation             13,000,000       13,000                                                          247,000
Shares Issued in
  Connection with Private
  Offering                  2,741,347        2,741           -            -            -            -        (2,741)          -
Net (Loss) for the Year
Ended December 31, 2002            -            -            -            -            -            -            -    (3,852,296)
                          ___________  ___________  ___________  ___________  ___________  ___________  ___________  ___________

Balance -
  December 31, 2002       109,228,185  $   109,228      300,000  $       300      480,721  $       480   11,223,453 $(12,653,467)
                          ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========

                [See Accompanying Notes To Financial Statements]

                                      F-3

                          MATERIAL TECHNOLOGIES, INC.
                         (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
________________________________________________________________________________

                                                                                         From Inception
                                                  For the Year Ended December 31,      (October 21, 1983)
                                             ________________________________________       Through
                                                 2000         2001           2002      December 31, 2002
                                             ____________  ____________  ____________   ____________
                                             (Restated)     (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income (loss)                          $ (1,199,695) $ (3,548,559) $ (3,852,296)  $(12,653,467)
                                             ____________  ____________  ____________   ____________
  Adjustments to reconcile net income
    (loss) to net cash provided
    (used) in operating activities

  Depreciation and amortization                     2,948         3,755         7,747        185,612

  Accrued interest income                         (98,557)      (98,298)      (49,444)      (247,731)

  Gain on sale of securities                           -             -             -        (196,596)

  Charge off of investment in joint venture            -         33,000            -          33,000

  Officers' and directors compensation on stock
  subscription modification                            -      1,500,000            -       1,500,000

  Issuance of common  stock to officer for past servicea                      260,000        260,000

  Charge off of deferred offering costs                -             -             -          36,480

  Charge off of long-lived assets due to impairment    -             -             -          92,919

  Modification of royalty agreement                    -             -             -           7,332

  Gain on foreclosure                                  -             -             -         (18,697)

  (Increase) decrease in accounts receivable      112,364      (255,073)      285,677        (50,328)

  (Increase) decrease in employee advances             -             -         (1,433)        (1,433)

  (Increase) decrease in prepaid expense               -           (212)       (1,179)        (1,338)

  Loss on sale of equipment                            -             -                        12,780

  Issuance of common  stock for services          828,699     1,932,336     1,286,894      4,581,656

  Issuance of stock for agreement modification         -             -             -             152

  Forgiveness of Indebtedness                          -             -             -         215,000
  Increase (decrease) in accounts
    payable and accrued expenses                    8,441       267,742      (284,625)       902,989

  Increase in legal fees secured by note payable       -             -      1,481,895      1,481,895

  Interest accrued on note payables                57,062        67,718       114,971        387,726
  Increase in research and development
     sponsorship payable                               -             -                       218,000

  (Increase) in note for litigation settlement         -             -                       (25,753)

  (Increase) in Deposits                               -             -                        (2,189)
                                             ____________  ____________  ____________   ____________
    TOTAL ADJUSTMENTS
                                                  910,957     3,450,968     3,100,503      9,371,476
                                             ____________  ____________  ____________   ____________
  NET CASH PROVIDED (USED) BY
   OPERATING ACTIVITIES                          (288,738)      (97,591)     (751,793)    (3,281,991)
                                             ____________  ____________  ____________   ____________

CASH FLOWS FROM INVESTING ACTIVITIES

  Proceeds From sale of equipment                      -             -                        10,250

  Purchase of property and equipment                   -         (5,961)      (29,608)      (266,472)

  Proceeds from sale of securities                     -             -             -         283,596

  Purchase of securities                               -             -             -         (90,000)

  Proceeds from foreclosure                            -             -             -          44,450

  Investment in joint ventures                    (15,000)           -             -        (102,069)

  Payment for license agreement                        -             -             -          (6,250)
                                             ____________  ____________  ____________   ____________

  NET CASH PROVIDED (USED) BY
   INVESTING ACTIVITIES                           (15,000)       (5,961)      (29,608)      (126,495)
                                             ____________  ____________  ____________   ____________

                [See Accompanying Notes To Financial Statements]

                                      F-4

                          MATERIAL TECHNOLOGIES, INC.
                         (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
________________________________________________________________________________

                                                                                        From Inception
                                                                                      (October 21, 1983)
                                                    For the Year Ended December 31,       Through
                                                     2000        2001        2002      December 31, 2002
                                                 ___________  ___________  ___________  ___________
CASH FLOWS FROM FINANCING ACTIVITIES

  Issuance of common stock net of offering costs $   274,288  $   366,126  $ 1,153,735  $ 2,901,468

  Costs incurred in offerings                             -       (79,559)    (261,474)    (372,513)

  Sale of common stock warrants                           -            -            -        18,250

  Sale of preferred stock                                 -            -            -       258,500

  Sale of redeemable preferred stock                      -            -            -       150,000

  Capital contributions                                   -            -            -       301,068

  Payment on proposed reorganization                      -            -            -        (5,000)

  Loans  From  officer                                 8,000       42,800           -       778,805

  Officer advances and repayments                    (39,500)     (53,300)     (33,547)    (542,379)

  Increase in loan payable-others                         -            -            -       172,069
                                                 ___________  ___________  ___________  ___________

CASH FLOWS FROM FINANCING ACTIVITIES:                242,788      276,067      858,714    3,660,268
                                                 ___________  ___________  ___________  ___________

NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                          (60,950)      172,515       77,313      251,782
BEGINNING BALANCE CASH AND
      CASH EQUIVALENTS                               62,904         1,954      174,469           -
                                                 ___________  ___________  ___________  ___________
ENDING BALANCE CASH AND CASH
    EQUIVALENTS                                  $    1,954   $   174,469  $   251,782  $   251,782
                                                 ===========  ===========  ===========  ===========

                [See Accompanying Notes To Financial Statements]

                                      F-5

                          MATERIAL TECHNOLOGIES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization

Material Technologies, Inc. (the "Company") was organized on March 4, 1997, under the laws of the state of Delaware.

The Company is in the development stage, as defined in FASB Statement 7, with its principal activity being research and development in the area of metal fatigue technology with the intent of future commercial application. The Company has not paid any dividends and dividends that may be paid in the future will depend on the financial requirements of the Company and other relevant factors.

Note 2 - Summary of Significant Accounting Policies

a Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

b. Allowance for Doubtful Accounts

The allowance for doubtful accounts on accounts receivable is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectibility is determined to be permanently impaired (bankruptcy, lack of contact, account balance over one year old, etc.).

c. Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Material Technologies, Inc. depreciates its property and equipment as follows:

                                      F-6

Financial statement reporting - straight line method as follows:

                  Machinery                5 years
                  Computer equipment     3-5 years
                  Office equipment         5 years

Long-Lived Assets

Statement of Financial Accounting Standards No. 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,"
requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

b. Net Loss Per Share

The Company adopted the provisions of Statement of Financial Accounting
Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic
EPS.

c. Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

d. Fair Value of Financial Instruments

The Company estimates the fair value of its financial instruments at their current carrying amounts.

e. Stock Based Compensation

For 1998 and subsequent years, the Company has adopted FASB Statement 123 which establishes a fair value method of accounting for its stock-based compensation plans. Prior to 1998, the Company used APB Opinion 25.

f. Revenue Recognition

During 2002, Significantly all of the Company's revenue was derived from the
Company's sub-contract with the United States Air Force relating to the further development of the Electrochemical Fatigue Fuse. Revenue on the sub-contract is recognized at the time services are rendered. . The Company bills monthly for services pursuant to this sub-contract at which time revenue is recognized for the period that the respective invoice relates. The objective of the contract with the US Air Force is to further develop and validate a prototype
Electrochemical Fatigue Sensor (EFS) to inspect turbine engine blades and components in the disassembled condition as well as without the need to disassemble the engine. The project builds on work performed through previous contracts with the Air Force. As required under the contract and previous contracts with the Air Force, the technical data and /or commercial computer software developed under the contracts will be delivered to the Government with
"Other Than Unlimited Rights". Under the contracts, Material Technologies, Inc.
has always maintained a proprietary interest in the development of the data and software for commercial use. The sub-contract expired in 2002.

                                      F-7

All other income is reported in the period that the income was earned.

g. Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

h. Income Taxes

The Company accounts for its income taxes under the provisions of Statement of
Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

i. Recent Accounting Pronouncements

The FASB recently issued the following statements:

     FASB 144 - Accounting for the Impairment or Disposal of Long-Lived Assets
     FASB 145 - Rescission of FASB Statements 4, 44 and 64 and Amendment of  FASB 13
     FASB 146 - Accounting for Costs Associated with Exit or Disposal Activities
     FASB 147 - Acquisitions of Certain Financial Institutions
     FASB 148 - Accounting for Stock-Based Compensation

These FASB statements did not have, or are not expected to have, a material impact on the Company's financial position and results of operations.

Note 3 - Accounts Receivable

Accounts receivable consists entirely of amounts due under the Company's research and development sub-contract and consists of the following:

                                                        December 31,
                                                     2001         2002
                                                  _________      _________
         Accounts Receivable                      $ 285,677      $  8,362
         Less allowance for doubtful accounts            -         (8,362)
                                                  _________      _________
                                                  $ 285,677      $     -
                                                  =========      =========

                                      F-8

Note 4 - Intangibles

Intangible assets consist of the following:

                              Period of              December 31,
                            Amortization          2001          2002
                                               _________      _________
     Patent Costs             17 Years         $  28,494      $  28,494
     License Agreement        17 Years             6,250          6,250
          (See Note 4)
     Website                   5 Years             5,200         5,200
                                               _________      _________
                                                  39,944         39,944
         Less Accumulated Amortization           (24,744)       (27,824)
                                               _________      _________
                                               $  15,200      $  12,120
                                               _________      _________
                                               _________      _________

Amortization charged to operations for 2000, 2001, and 2002 were $1,989, and
$2,249, and 3,080 respectively.

Estimated amortization expense for the remaining life of the contract is as follows:

                  2003              $2,116
                  2004              $2,116
                  2005              $2,116
                  2006              $1,856
                  2007              $ 1076

Note 5 - License Agreement

The Company has entered into a license agreement with the University of
Pennsylvania regarding the development and marketing of the EFS. The EFS is designed to measure electrochemically the state of fatigue damage in a metal structural member. The Company is in the initial stage of developing the EFS.

Under the terms of the agreement the Company issued to the University 12,500 shares of its common stock, and a 5% royalty on sales of the product. The
Company valued the licensing agreement at $6,250. The license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement. The Company is amortizing the license over 17 years.

In addition to entering into the licensing agreement, the Company also agreed to sponsor the development of the EFS. Under the Sponsorship agreement, the Company agreed to reimburse the University development costs totaling approximately
$200,000 that was to be paid in 18 monthly installments of $11,112.

Under the agreement, the Company reimbursed the University $10,000 in 1996 for the cost it incurred in the prosecution and maintenance of its patents relating to the EFS.

The Company and the University agreed to modify the terms of the licensing agreement and related obligation. The modified agreements increase the
University's royalty to 7% of the sale of related products, the issuance of additional shares of the Company's Common Stock to equal 5% of the outstanding stock of the Company as of the effective date of the modified agreements, and to pay to the University 30% of any amounts raised by the Company in excess of
$150,000 (excluding amounts received on government grants or contracts) up to the amount owing to the University.

The parties agreed that the balance owed on the Sponsorship Agreement was
$200,000 and commencing June 30, 1997, the balance due will accrue interest at a rate of 1.5% per month until the loan matures on December 16, 2001, when the loan balance and accrued interest become fully due and payable. In addition, under the agreement, Mr. Bernstein agreed to limit his compensation from the
Company to $150,000 per year until the loan and accrued interest is fully paid.
Interest charged to operations for 2000, 2001, and 2002, relating to this obligation was $54,638, $64,472, and $76,078, respectively. The balance of the note at December 31, 2001, and 2002, was $422.653 and $498,731, respectively,

As of December 31, 2001, the Company was required to issue an additional
1,404,464 shares to the University pursuant to the revised agreement. The
Company is currently in discussions with the University regarding the issuance of the shares and other related matters. As indicated, the Note matured on
December 16, 2001 and the Company has not made any payments and under the terms of the agreement is in default.

                                      F-9

Note 6 - Property and Equipment

The following is a summary of property and equipment:

                                                 December 31,
                                             2001            2002
                                           ________       _________
     Office and computer equipment         $ 24,142       $  24,142
     Manufacturing equipment                100,067         129,675
                                           ________       _________
                                            124,209         153,817
         Less: Accumulated
            Depreciation                   (121,501)       (126,168)
                                           ________       _________
                                           $  2,708       $  27,649
                                           ========       =========

Depreciation charged to operations was $959, and $1,044, and $4,667, in 2000,
2001, and 2002, respectively. The Company's equipment has been pledged as collateral on the agreement with Advanced Technology Center (See Note 8(b)).

Note 7 - Notes Payable

On May 27, 1994, the Company borrowed $25,000 from Mr. Sherman Baker, a current shareholder. The loan is evidenced by a promissory note that is assessed interest at major bank prime rate. The note matures on May 31, 2002, when principal and accrued interest become fully due and payable. The Company has pledged its patents as collateral against this loan. The loan has not been paid and is now in default.

As additional consideration for the loan, the Company granted to Mr. Baker, a 1%
royalty interest in the Fatigue Fuse and a 0.5% royalty interest in the
Electrochemical Fatigue Sensor. The Company has not placed a value on the royalty interest granted. The balance due on this loan as of December 31, 2001, and 2002, was $57,237, and $58,859, respectively. Interest charged to operations for 2000, 2001 and 2002 was $3,245, $3,246, and $1,622, respectively.

In October 1996, the Company borrowed $25,000 from an unrelated third party. The loan was assessed interest at an annual rate of 11% and matured on October 15,
2000. In addition the Company issued warrants to the lender for the purchase of
2,500 shares of the Company's common stock at a price of $1.00 per share. The loan balance as of December 31, 2000 and 2001 was $25,527 and $25,527,
respectively. Interest charged to operations on this loan in 2000, 2001, and
2002, were $2,750, $2,750, and $2,750, respectively.

The Company did not pay any amounts due on this note when it matured on October
15, 2000, and the note is in default.

Note 8 - Income Taxes

Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting
Standards No. 109 ("FASB 109").

FASB 109 uses the asset and liability method to account for income taxes. That requires recognizing deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize. The allowance for 2000, 2001 and 2002 was $1,199,695,
$3,548,559, and $3,590,712, respectively. As of December 31, 2002, the Company has unused operating loss carryforwards, which may provide future tax benefits in the amount of $12,391,883 which expire in various years through 2022.

The Company's use of its net operating losses may be restricted in future years due to the limitations pursuant to IRC Section 382 on changes in ownership.

Note 9 - Commitments and Contingencies

The Company's commitments and contingencies are as follows:

a. On December 24, 1985, to provide funding for research and development related to the Fatigue Fuse, the Company entered into various agreements with the
   Tensiodyne 1985-I R & D Partnership. These agreements were amended on October
   9, 1989, and under the revised terms, obligated the Company to pay the
   Partnership a royalty of 10% of future gross sales. The Company's obligation to the Partnership is limited to the capital contributed to it by its partners in the amount of approximately $912,500 and accrued interest.

                                      F-10

b.  On August 30, 1986, the Company entered into a funding agreement with the
    Advanced Technology Center ("ATC"), whereby ATC paid $45,000 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue. The royalty is limited to the $45,000 plus an 11%
    annual rate of return. At December 31, 2001, and 2002, the future royalty commitment was limited to $227,149 and $249,864, respectively.

The payment of future royalties is secured by equipment used by the Company in the development of technology as specified in the funding agreement.

c.  On May 4, 1987, the Company entered into a funding agreement with ATC, whereby ATC provided $63,775 to the Company for the purchase of a royalty of
    3% of future gross sales and 6% of sublicensing revenues. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or,
    (2) total royalties earned for a term of 17 years.

At December 31, 2001, and 2002, the total future royalty commitments, including the accumulated 26% annual rate of return, were limited to approximately
$1,725,234, and $2,173,795, respectively. If the Company defaults on the agreement, then the obligation relating to this agreement becomes secured by the
Company's patents, products, and accounts receivable, which may be related to technology developed with the funding.

d.  In 1994, the Company issued to Variety Investments, Ltd. of Vancouver,
    Canada ("Variety"), a 22.5% royalty interest on the Fatigue Fuse in consideration for the cash advances made to the Company by Variety.

In December 1996, in exchange for the Company issuing 250,000 shares of its
Common Stock to Variety, Variety reduced its royalty interest to 20%. In 1998, in exchange for the Company issuing 733,280 shares of its Common Stock to
Variety, Variety reduced its royalty interest to 5%.

e.  As discussed in Note 6, the Company granted a 1% royalty interest in the
    Company's Fatigue Fuse and a .5% royalty interest in its Electrochemical
    Fatigue Sensor to Mr. Sherman Baker as part consideration on a $25,000 loan made by Mr. Baker to the Company.

A summary of royalty interests that the Company has granted and are outstanding as of December 31, 2001, follows:

                                                  Fatigue       Fatigue
                                                    Fuse         Sensor
                                                   _______      _______
         Tensiodyne 1985-1 R&D Partnership            -*            -
         Advanced Technology Center
           Future Gross Sales                      6.00%*           -
           Sublicensing Fees                          -**           -
         Variety Investments, Ltd                  5.00%            -
         University of Pennsylvania
            Net Sales of Licensed Products            -          7.00%
            Net Sales of Services                     -          2.50%
         Sherman Baker                             1.00%         0.50%
                                                   _______      _______
                                                  12.00%        10.00%
                                                   _______      _______
                                                   _______      _______

         *   Royalties limited to specific rates of return as discussed in Notes
             8(a) and (b) above.

         **  The Company granted 12% royalties on sales from sublicensing. These royalties are also limited to specific rates of return as discussed in Note 8(b) and (c) above.

h. Operating Leases

The Company leases its existing office under a non-cancelable lease, which expires on June 30, 2003. The lease has a provision allowing the Company to extend the lease period an additional six months, which the Company intends to do, making the extended lease term to end on December 31, 2003.

Rental expense charged to operations for the years ended December 31, 2000,
2001, and 2002 was approximately $23,129, $29,468, and $28,176 which consisted solely of minimum rental payments.

In addition to rent, the Company is obligated to pay property taxes, insurance, and other related costs associated with the leased office.

                                      F-11

Minimum rental commitments under the noncancelable leases expire as follows:

                  Year Ended 2003        $ 11,740

i) Straight Documentary Credit

In October 2001, the Company reserved for issuance 100,000,000 shares of its common stock as collateral for Allied Boston pursuant to the terms of a Straight
Documentary Credit Agreement. The delivery and selling of these shares was contingent upon the occurrence of future events. Further, these shares could not be voted on by Allied Boston until such time as the credit was funded. Since these shares could not be sold or voted, the Company treated the shares as held in reserve, and not outstanding.

Management has determined that this letter of credit facility will not fund as originally contemplated and as a result, the transaction with Allied Boston has been abandoned and the shares on reserve returned to fully authorized and unissued shares available for future issuance.

j) Litigation

In July 2002, the Company settled its pending lawsuit with Mr. Beck. Under the terms of the settlement, Mr. Beck received 1,000,000 shares of the Company common stock. The shares to be issued are non-dilutive for a period of five years.. The Company valued the shares issued to Mr. Beck at $40,000, the quoted price of the shares on date of issuance was charged to operations, accordingly.

In addition, pursuant to the agreement that the Company had with the attorneys who represented it in this matter, a contingent fee of $1,481,895 became due them upon the settlement of the case. This fee, however, is payable out of the
Company's earnings derived before interest, taxes, depreciation and amortization
(EBIDA), limited each year to 25% of EBIDA. Unpaid amounts owed towards the fee accrue interest at a rate of 6% per annum until paid in full. The balance of this obligation at December 31 2002 including accrued interest is $1,519,166.
Interest charged to operations for 2002 totaled $37,271.

As the amounts due the attorneys are paid out of profits and amounts paid annually are limited as indicated, management does not believe that the liability to the attorneys will have any impact on the Company's ability to continue operating. However, payments made to the attorneys will obviously have a impact on the Company's future cash flow that could limit the amounts spent on future projects or expansion.

Note 10 - Investments

a)  The Company owns 65,750 shares of Class A Common Stock of Tensiodyne
    Corporation. At December 31, 2002, there was no market for these shares and the Company valued its interest at $0.

d)  During 2001, the Company abandoned its 5% interest in Antaeus Research, LLC.
    and charged its total investment of $33,000 to operations. Prior to its abandonment, the Company accounts for this investment under the Cost Method.

                                      F-12

Note 11 - Stockholders' Equity

a. Common Stock

The holders of the Company's Common Stock are entitled to one vote per share of common stock held.

b. Class B Common Stock

The holders of the Company's Class B Common Stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company. However the holders are entitled to 1,000 votes for each share of Class B Common held.

c. Class A Preferred Stock

During 1991, the Company sold to a group of 15 individuals, 2,585 shares of $100 par value preferred stock and warrants to purchase 2,000 shares of common stock for a total consideration of $258,500.

In the Company's 1994 spin off, these shares were exchanged for 350,000 shares of the Company's Class A Convertible Preferred Stock and 300,000 shares of its
Common Stock. The holders of these shares have a liquidation preference to receive out of assets of the Company, an amount equal to $.72 per one share of
Class A Preferred Stock. Such amounts shall be paid upon all outstanding shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the Shares as to dividends or assets.

These shares are convertible to shares of the Company's common stock at a conversion price of $.72 ("initial conversion price") per share of Class A
Preferred Stock that will be adjusted depending upon the occurrence of certain events. The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote.

The holders of these shares shall participate in all dividends declared and paid with respect to the Common Stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

In 2000, a holder of 12,259 shares of preferred stock exchanged these shares for
12,259 shares of the Company's common. The 12,259 shares of preferred were subsequently cancelled.

d. Class C Preferred Stock

During 2002, the Company sold to its legal counsel 143,250 shares of its Class B preferred stock for $141,250. These shares are convertible to shares of the
Company's common stock at a conversion price of $.50 per share. The shares accrue interest at 8% payable out of earnings before income tax, depreciation, and amortization. The accrued interest is cumulative. Dividends accrued but not actually payable at December 31, 2002 totaled $4,022.

                                      F-13

e. Issuances Involving Non-cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling the quoted market price of the shares at date of issuance.

On January 31, 2000, the Company issued 50,000 shares of common stock to a member of its advisory board. These shares were valued at $59,375. On February
8, 2000, the Company issued 10,000 shares of common stock to a consultant who assisted in developing the Company's web site. The Company valued these shares at $26,563. On February 28, 2000, the Company issued 200,000 of common stock to a consultant for financial services. These shares were valued at $381,250. Also on February 28, 2000, the Company issued 4,500 of common stock to a public relations consultant. These shares were valued at $8,578. On March 9, 2000, the
Company issued 100,000 of common stock to a consultant in cancellation of
$100,000 due. On March 13, 2000, the Company issued two consultants a total of
75,000 shares of common stock for services relating to the development of the fatigue fuse. . These shares were valued at $140,625. On March 21, 2000, the
Company's President returned to the Company 40,000 shares of Common stock in exchange for receiving 40,000 shares of Class B common stock. On March 29, 2000, the Company issued 50,000 shares of common stock to a consultant for financial services. These shares were valued at $81,250. On April 11, 2000, the Company issued 15,000 shares of common stock to consultant relating to the operations of the Company joint venture. These shares were valued at $15,469. On April 11,
2000, the Company issued 25,000 shares of common stock for advisory services.
These shares were valued at $25,781. On April 28, 2000, the Company issued
30,000 shares of common stock for advisory services. These shares were valued at
$26,250. On May 4, 2000, the Company issued 12,529 shares of its common stock in exchange for 12,529 shares of its preferred stock. The preferred shares were subsequently cancelled. On May 25, 2000, the Company issued its President
4,650,000 shares its common stock in exchange for $4,650 and a $1,855,350 non-recourse promissory note bearing interest at an annual rate of 8%. On the same day, the Company issued 350,000 shares its common stock to a Director in exchange for $350 and a $139,650 non-recourse promissory note bearing interest at an annual rate of 8%. Both notes mature on May 25, 2005, when the principal and accrued interest becomes fully due and payable. On July 13, 2000, the
Company issued 40,000 shares of its common stock for legal services. These shares were valued at $21,875. On October 27, 2000, the Company issued 4,183,675 to its President for futures services to be rendered pursuant to a stock grant and escrow agreement. As discussed further in Note 11, these shares are held in escrow, subject to substantial  restrictions and the actual shares that may vest to the President could be substantially less then the number of shares placed in escrow.  These shares were valued at par. On November 14, 2000,  pursuant to the stock grant and escrow  agreement,  the  President  returned  400,000  shares of common stock to the Company that were subsequently  cancelled.  On the same day,
400,000  shares were issued in exchange for $22,490.  On December 19, 2000,  the
Company issued 200,000 shares of its common stock to a consultant.  These shares were valued at $37,500.  During  January and February  2000,  the Company issued
65,028  shares of its common stock to investors  who were  defrauded by a former consultant  of the Company.  These shares were valued at par. In February  2000, the Company  received  $251,798 from the proceeds from the sale of shares of DCH
Technologies,  Inc. These shares were placed in a brokerage account in 1998 by a shareholder of the Company on the Company's behalf. The Company had no access to the account.  Due to the  restrictive  covenants of the brokerage  account,  the
Company did not reflect the  transaction  on its financial  statements  prior to
2000, when the shares were sold. The Company credited the proceeds to additional paid-in capital.

                                      F-14

On January 9, 2001, the Company issued 100,000 shares of its common stock to a member of the Company's advisory board for consulting services. These shares were valued at $18,800. Also on January 9, 2001, the Company issued 50,000 shares of its common stock to a consultant for services rendered. These shares were valued at $9,400. On January 10, 2001, the Company issued 100,000 shares each to two employees pertaining to services rendered on the Company's research project. These shares were valued at $31,200. On January 11, 2001, the Company issued 100,000 shares of its common stock to an attorney for legal services.
These shares were valued at $12,500. On March 6, 2001, the Company issued its
President 6,000,000 shares of common stock for services rendered. These shares were valued at $1,128,000. On April 6, 2001, the Company issued a consultant
200,000 shares of its common stock for services rendered. These shares were valued at $21,800. On April 17, 2001, the Company issued a consultant 250,000 shares of its common stock for services rendered. These shares were valued at
$22,500. On April 20, 2001, the Company issued to two consultant 50,000 shares each of its common stock for marketing services rendered. These shares were valued at $9,000. On May 3, 2001, the Company issued to one of its employee's
100,000 shares of its common stock for services rendered on the Company's research project. These shares were valued at $9,000. Also May 3, 2001, the
Company issued a consultant 100,000 shares of its common stock for services rendered. These shares were valued at $9,000. On June 8, 2001, the Company issued a consultant 1,000,000 shares of its common stock for past marketing services rendered. These shares were valued at $50,000. The balance due for the services. On June 12, 2001, the Company issued its executive assistant 25,000 shares of its common stock for services rendered. These shares were valued at
$2,750. On July 5, 2001, the Company issued an attorney 50,000 shares of its common stock for legal services rendered. These shares were valued at $5,000. On
July 26, 2001, the Company issued a consultant 200,000 shares of its common stock for services rendered. These shares were valued at $26,000. On August 6,
2001, the Company issued a consultant 125,000 shares of its common stock for services rendered. These shares were valued at $16,250. On August 9, 2001, the
Company issued an attorney 265,000 shares of its common stock for services rendered. These shares were valued at $39,750. On August 29, 2001, the Company issued 50,000 shares of its common stock to one consultant and 300,000 shares of its common stock to another consultant for services rendered. These shares were valued at $42,000. On September 6, 2001, the Company issued a consultant 37,500 shares of its common stock for services rendered. These shares were valued at
$3,750. On September 14, 2001, the Company issued a consultant 50,000 shares of its common stock for services rendered. These shares were valued at $5,000. On
September 19, 2001, the Company issued a consultant 125,000 shares of its common stock for services rendered.  These shares were valued at $11,250. On October 8,
2001,  the Company  issued to two of its employees  300,000 shares of its common stock  each for  services  rendered  in  connection  with the  Company  research project.  These shares were valued at $102,000. On October 16, 2001, the Company issued a consultant  50,000  shares of its common  stock for services  rendered.
These shares were valued at $4,560.  On October 18, 2001, the Company issued its executive  assistant  20,000  shares of its common stock for services  rendered.
These shares were valued at $4,000.  On October 23, 2001,  the Company issued an attorney 150,000 shares of its common stock for services rendered.  These shares were  valued at $33,000.  On October 25,  2001,  the Company  issued  697,853 as additional  fees  pertaining  to its  Regulation S offering..  These shares were valued at $118,635.  On November 6, 2001, the Company issued an attorney 350,000 shares of its common stock for legal services rendered. These shares were valued at $56,000. On November 14, 2001, the Company issued a consultant 150,000 shares of its common stock for services rendered.  These shares were valued at $33,000.
On November 17, 2001, the Company issued to the same  consultant  107,500 shares of its common stock for services rendered.  These shares were valued at $16,125.
On December 20, 2001, the Company issued to three consultants a total of 530,000 shares of its common  stock for services  rendered.  These shares were valued at
$90,325.

                                      F-15

The value assigned to shares issued for services were charged to operations.
Additional shares issued to the University of Pennsylvania were issued pursuant to a non-dilution provision of the agreement between the Company and the
University and were valued at par and charged against paid-in capital. Shares issued in cancellation of indebtedness were charged against the balance of the debt owed, and shares issued relating to the Regulation S offering were charged against the related proceeds received.

On January 11, 2002, the Company issued a consultant 20,000 shares of its common stock for services rendered. These shares were valued at $3,200. On January 30,
2002, the Company issued a consultant 15,000 shares of its common stock for services rendered. These shares were valued at $2,850. On February 13, 2002, the
Company issued 4,000 shares its common stock for clerical services rendered.
These shares were valued at $760. On February 14, 2002, the Company issued a consultant 300,000 shares of its common stock for services rendered. These shares were valued at $72,000. On March 4, 2002, the Company issued its executive assistant 25,000 shares of its common stock. These shares were valued at $6,750. Also on March 4, 2002, the Company issued to six individuals a total of 650,000 shares of its common stock for consulting services rendered. These shares were valued at $175,500. On March 15, 2002, the Company issued 150,000 shares of its common stock for consulting services rendered. These shares were valued at $37,500. On March 18, 2002, the Company issued 150,000 shares of its common stock for consulting services rendered. These shares were valued at
$22,500. On March 19, 2002, the Company issued to 125,000 shares of its common stock for legal services rendered. These shares were valued at $20,000. On April
2, 2002, the Company issued to two members of its advisory board a total of
469,918 shares of its common stock for consulting services rendered. These shares were valued at $65,789. On April 2, 2002, the Company issued its executive assistant 25,000 shares of its common stock. These shares were valued at $3,500. On April 4, 2002, the Company issued to 120,000 shares of its common stock for legal services rendered. These shares were valued at $16,800. On April
4, 2002, the Company issued 4,000 shares its common stock for clerical services rendered. These shares were valued at $560. On April 10, 2002, the Company issued to 42,100 shares of its common stock for legal services rendered. These shares were valued at $5,473. On April 12, 2002, the Company issued to 105,000 shares of its common stock for legal services rendered. These shares were valued at $14,000. On April 25, 2002, the Company issued 550,000 shares of its common stock for consulting services rendered. These shares were valued at $49,500. On
May 10, 2002, the Company issued 215,000 shares of its common stock for legal services rendered. These shares were valued at $32,250. On May 10, 2002, the
Company issued 115,000 shares of its common stock for legal services rendered.
These shares were valued at $17,250. On May 21, 2002, the Company issued 400,000 shares of its common stock for consulting services rendered. These shares were valued at $36,000. On May 22, 2002, the Company issued 1,000,000 shares of its common stock for legal services rendered. These shares were valued at $90,000.
On June 5, 2002, the Company issued 150,000 shares of its common stock for consulting services rendered. These shares were valued at $9,000. On June 5,
2002, the Company issued 50,000 shares of its common stock for legal services rendered. These shares were valued at $3,000. On June 6, 2002, the Company issued 50,000 shares of its common stock for consulting services rendered. These shares were valued at $3,000. On July 3, 2002, the Company issued 1,000,000 shares of its common stock for legal services rendered. These shares were valued at $50,000. On July 3, 2002, the Company issued 250,000 shares of its common stock for consulting services rendered. These shares were valued at $12,500. On
July 8, 2002, the Company issued 200,000 shares of its common stock for legal services rendered. These shares were valued at $8,000. On July 8, 2002, the
Company issued 200,000 shares of its common stock for consulting services rendered. These shares were valued at $8,000. On July 26, 2002, the Company issued 1,000,000 shares of its common stock for consulting services rendered.

                                      F-16

These shares were valued at 40,000. On August 5, 2002, the Company issued
1,000,000 shares of its common stock to an employee for services rendered in connection for the development of the fatigue fuse. These shares were valued at
$40,000. On August 5, 2002, the Company issued 1,230,000 shares of its common stock for legal services. These shares were valued at $49,200. On August 14,
2002, the Company issued 1,000,000 shares of its common stock for legal services. These shares were valued at $40,000. On August 29, 2002, the Company issued 1,000,000 shares of its common stock for legal services. These shares were valued at $30,000. On September 5, 2002, the Company issued 300,000 shares of its common stock for consulting services rendered. These shares were valued at $6,000. On September 5, 2002, the Company issued 75,000 shares of its common stock for legal services. These shares were valued at $1,500. On September 10,
2002, the Company issued 2,000,000 shares of its common stock for consulting services. These shares were valued at $60,000. On September 11, 2002, the
Company issued 1,000,000 shares of its common stock for legal services. These shares were valued at $20,000. On September 12, 2002, the Company issued
2,500,000 shares of its common stock for legal services. These shares were valued at $50,000. On October 7, 2002, the Company issued 2,500,000 shares of its common stock for consulting services. These shares were valued at $75,000.
On October 9, 2002, the Company issued its executive assistant 50,000 shares of its common stock. These shares were valued at $1,500. On October 29, 2002, the
Company issued 250,000 shares of its common stock for consulting services. These shares were valued at $5,000. On December 6, 2002, the Company issued 650,000 shares of its common stock for consulting services. These shares were valued at
$19,500. On December 6, 2002, the Company issued 250,000 shares of its common stock for legal services. These shares were valued at $7,500.. On December 16,
2002, the Company issued 1,000,000 shares of its common stock to a member of the
Company's advisory board. These shares were valued at $30,000. On December 17,
2002, the Company issued 1,000,000 shares of its common stock for legal services. These shares were valued at $30,000. On December 18, 2002, the Company issued 13,000,000 shares of its common stock to its president for past compensation due to him. These shares were valued at $260,000.

The value assigned to shares issued for services were charged to operations.
Shares issued for legal services included services rendered in connection with the Beck matter as discussed and preparation of the Company's registration statement. During 2002, the Company issued 2,042,080 shares of Class A Common
Stock as additional consideration in connection with the Companys Regulation S offering. In addition, the Company issued 200,000 shares of the Company's Class
B common shares to its President in consideration for the relinquishment of his total interest in the Company's patents. In addition, during 2002, the Company cancelled 450,000 shares of its common stock previously issued to consultants.
The value assigned to these cancelled shares was $48,250 was credited against operations. The Company also issued 1,397,500 shares of its Class A Common Stock to Mr. Stephen Beck pursuant to the anti-dilution provisions of the settlement agreement (see note 9(j)). During 2002, the Company cancelled 1,322,000 shares of originally issued to Mr. Bernstein pursuant to the Stock Escrow/Grant
Agreement.

                                      F-17

Note 12 - Transactions with Management

a.  During 1993, Mr. Bernstein exercised warrants to purchase 6,000 shares of the Company's common stock. Pursuant to the resolution on April 12, 1993, adjusting the per share amount from $10.00 to $2.50, Mr. Bernstein paid $60 and executed a five year non-interest bearing note to the Company for
    $14,940. The Note is non-recourse and the only security pledged for the obligation is the stock purchased. The promissory note was extended to the year 2003.

b.  During 2000, the President advanced the Company $8,000 and received $39,500 from the Company. The outstanding amount due from the President as of
    December 31, 2000 is $22,052. The amount of interest credited to operations for 2000 totaled $822.

    As of December 31, 2000, the Company accrued $40,000 of unpaid compensation owed its President.

c.  On May 25, 2000, the Company issued its President 4,650,000 shares its common  stock in exchange for $4,650 and a $1,855,350 non-recourse promissory note bearing interest at an annual rate of 8%. On the same day, the Company issued 350,000 shares its common stock to a Director in exchange for $350 and a $139,650 non-recourse promissory note bearing interest at an annual rate of 8%. Both notes mature on May 25, 2005, when the principal and accrued interest becomes fully due and payable. At the date of issuance, the shares were valued by the Company at $.40 per share.

d.  On October 27, 2000, the Company issued 4,183,675 shares to its President for future compensation pursuant to a Stock Escrow/Grant Agreement. Under the terms of the agreement, the President is required to hold these shares in escrow. While in escrow, the President cannot vote the shares but has full rights as to cash and non-cash dividends, stock splits or other change in shares. Any additional shares issued to the President by reason of the ownership of the 4,183,675 shares will also be escrowed under the same terms of the agreement.

    Upon the exercise by certain holders of Company options or warrants or upon the need by the Company, in the sole discretion of the Board, to issue common stock to certain individuals or entities, the number of shares required for issuance to these holders will be returned from escrow by the
    President thereby reducing the number of shares he holds. The shares held in escrow are non-transferable and will be granted to the Company's President only upon the exercise or expiration of all of the options and warrants, the direction of the Board, in its sole discretion, or the mutual agreement by the President and the Board of Directors to terminate the agreement. The
    Company valued these shares at par. Upon the actual grant of the remaining shares to the President, the shares issued will be valued their market value when issued and charged to operations as compensation. As of December 31,
    2002, 1,150,000 of these shares were issued to an unrelated third party.

    The original issuance of these shares had no impact on the financial condition of the Company. As shares are issued out of escrow, the Company will value the shares at their fair market value or the value of the consideration received for the shares, whichever is more readably determinable. Currently, any shares issued to the President are contingent as discussed above.

e.  On February 19, 2001, the Company issued its President 6,000,000 shares of common stock for services rendered. These shares were valued at $1,128,000.

f.  In June 2001, the Company's Board of Directors authorized the reduction in the amount owed by the President and a Director on non-recourse promissory notes referred to in footnote (d) above to $460,350 and $34,650, respectively. The reduction was due to the substantial reduction in the market value of the Company's stock. The $1,500,000 reduction was charged to general and administrative expenses as compensation to the President.

g.  During 2001, the President advanced the Company $42,000 and received $53,300 from the Company. The outstanding amount due from the President as of
    December 31, 2001 is $35,880. The amount of interest credited to operations for 2001 totaled $3,327.

    For 2001, the Company accrued $30,000 of unpaid compensation owed its
    President.

                                      F-18

h.  During 2002, the Company issued 200,000 shares of its Class B common stock in exchange for the Company's President relinquishing all of the interest that he had in the Company's patents.

i.  On December 18, 2002, the Company issued 13,000,000 shares of its common stock to its president for past compensation due hom. These shares had a total market value of $260,000, but the Company valued these shares at
    $420,000, the amount of past due compensation relinquished by Mr. Bernstein in exchange for the shares.

j.  During 2002, the Company cancelled 1,322,000 shares of originally issued to
    Mr. Bernstein pursuant to the Stock Escrow/Grant Agreement.

k.  During 2002, the Company made advances to its President amounting to
    $34,826. The outstanding amount due from the President as of December 31,
    2001 and 2002, is $35,880 and $76,109. The amount of interest credited to operations for 2001 and 20002 was $3,327 and $6,682, respectively.

Note 13 - Stock-Based Compensation Plans

a.  In 1996, the Company adopted the 1996 Stock Option Plan and reserved
    1,700,000 shares of Common Stock for distribution under the Plan. Eligible
    Plan participants include employees, advisors, consultants, and officers who provide services to the Company. A Committee appointed by the Company's
    Board of Directors determines the option price and the number of shares subject to each option granted. In the case of Incentive Stock Options granted to an optionee who owns more than 10% of the Company's outstanding stock, the option price shall be at least 110% of the fair market value of a share of common stock at date of grant. In 2000, the Company increased the number of reserved shares to 6,800,000.

    In 1998, the Company granted options to acquire 900,000 shares of which
    500,000 shares were exercised for $125,000. In addition, under the Plan, the
    Company issued additional 50,000 shares for consulting services. The Company charged the fair value of the 50,000 shares of $5,000 to operations.

    In 1999, the Company granted options to acquire 775,000 shares of Common
    Stock through the Plan. The Company did not issue any shares in 1999 under the Plan.

b.  In 1998, the Company adopted the 1998 Stock Plan and reserved 800,000 shares of Common Stock for distribution under the plan. The Plan was adopted to provide a means by which the Company could compensate key employees, advisors, and consultants by issuing them stock in exchange for services and thereby conserve the Company's cash resources. A Committee of the Board of
    Directors determines the value of the services rendered and the related number of shares to be issued through the Plan for these services. In 2000, the Company increased the number of reserved shares to 6,800,000. The remaining outstanding options under this plan expired in 2002.

    In February 2002, the Company adopted the 2002 Stock Issuance/Stock Plan, and reserved 20,000,000 shares of its common stock for distribution under the Plan. Eligible Plan participants include employees, advisors, consultants, and officers who provide services to the Company. On March 4,
    2003, the Company amended the 2002 Stock Issuance/Stock Option Plan to authorize the issuance of an additional 20,000,000 shares of common stock under the plan. The option price shall be 100% of the fair market value of a share of common stock at either, a) date of grant or such other day as the as the Board may determine.

                                      F-19

The following is a summary of the various plans' activities :

In determining the fair value of the options granted during the respective years, the Black Scholes Option Pricing Model was used with the following assumptions determined:

                                       2000        2001        2002
                                      _______     _______     _______

     Risk free interest rate:            5%         n/a          4%
     Expected life:                      3 years    n/a          1.5 years
     Expected volatility                 80%        n/a          34%

Note 14 - Adjustments to Prior Periods

For the years 2000 and 2001, the Company changed its method in determining the value of the shares of stock it issued for non-monetary consideration to the quoted market price of the shares on date of issue. In addition, in 2001, the
Company changed the life of its license for amortization purposes to 17 years.
The following is a reconciliation of net loss as restated for the 2000 and 2001 two years.

                                                    2000             2001
                                               ___________       ___________
     Net loss as originally reported           $  (459,129)      $(2,432,638)
     Increase in operating loss due to
     changes in valuation of non-monetary
     consideration and amortization               (740,566)       (1,158,074)
                                               ___________       ___________
     Net loss as adjusted                      $(1,199,695)      $(3,590,712)
                                               ___________       ___________
                                               ___________       ___________
     Loss Per Share - as originally reported   $      (.02)      $      (.07)
     Change due to adjustment                         (.04)             (.04)
     Loss per share as adjusted                $      (.06)      $      (.11)
                                               ___________       ___________
                                               ___________       ___________

Note 15 - Management's Discussion on Future Operations

Since its inception, the Company has had recurring losses totaling $12,391,883.
The Company has enough cash resources to meet its obligation for the next six-months. The Company is attempting to raise additional funding through the offering of its convertible preferred stock in a private placement. Management is also attempting to seek additional funding through debt offerings.

                                      F-20

                                    Contents
                                    --------

                                TABLE OF CONTENTS

                                       Page        MATERIAL TECHNOLOGIES,  INC.

Prospectus summary                      5
Summary financial data                  6
Risk factors                            7
Use of proceeds                        13      18,247,626 Shares of Common Stock
Dividend policy                        13
Management's discussion and
   analysis of financial condition
   and results of operations           14
Business                               16                 PROSPECTUS
Management                             23
Certain transactions                   28
Principal stockholders                 29
Selling shareholders                   31            Dated May 2 , 2003
Description of securities              35
Plan of distribution for
  selling shareholders                 34
Legal matters                          37
Experts                                37
Index to financial statements          38

UNTIL JUNE ___, 2003,
25 DAYS AFTER THE DATE OF THIS
PROSPECTUS, ALL DEALERS THAT BUY,
SELL OR TRADE THE SHARES, WHETHER
OR NOT PARTICIPATING IN THIS
OFFERING, MAYBE REQUIRED TO DELIVER
A PROSPECTUS. THIS DELIVERY REQUIREMENT
IS IN ADDITION TO THE OBLIGATIONS
OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS.

================================================================================

                                       39

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Delaware General Corporation Law, we have included a provision in our Certificate of Incorporation to limit the personal liability of our directors for violations of fiduciary duties. The provision serves to eliminate such directors' liability to us or our stockholders for monetary damages, except for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which a director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 being permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the
United Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Filing fee under the Securities Act of 1933           $     33.60
Printing and Engraving  (1)                           $    500.00
Blue Sky Fees (1)                                     $  1,000.00
Auditing Fees (1)                                     $  5,000.00
Legal Fees (1)                                        $ 2 5,000.00
Miscellaneous  (1)                                    $  2,000.00
                                                      ------------
TOTAL                                                 $ 43,533.60

(1) Estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

At various times during the previous three fiscal years, we issued common stock to various persons in reliance on Section 4(2) of the Securities Act of 1933.
Each and every such person has been associated with us in some way, is sophisticated, and is familiar with our business and our financial position.
With only minor exception, these shares were issued in exchange for services rendered to us by the recipient of the shares. None of the shares of common stock described below were registered under the Securities Act of 1933, rather all issuances are exempt from registration under the Act.

On January 14, 1999, we authorized the issuance of a warrant to purchase 2,500 shares of our common stock for $1.00 per share to Adele Rosenberg, one of our long time investors in exchange for exchanging a promissory note due to be paid for a new note. Mrs. Rosenberg, being an existing shareholder, had an existing relationship with us and all material information concerning our business, our operations and our financial condition was available to her at the time she received her warrant to purchase additional shares of our common stock.

On February 4, 1999, we authorized the issuance to one of our consultants, Miles
Wilson, whom we owed $66,666, 175,000 shares of common stock and a common stock purchase warrant to purchase an additional 175,000 shares of common stock at
$2.50 per share with an expiration date of February 1, 2002, in exchange for canceling the debt. Mr. Wilson, being one of our consultants, had an existing relationship with us and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares and warrant to purchase additional shares of our common stock.

On March 5, 1999, we authorized the issuance of 50,000 shares of common stock, and on November 22, 1999 we authorized the issuance of 92,000 shares of common stock to John Goodman, one of our directors, for services rendered to us. On those same dates, we authorized the issuance of 50,000 and 92,000 shares of common stock to another of our consultants, William Berks, in exchange for services rendered to the us. On January 9, 2001, we issued 100,000 shares of our common stock to William Berks, in exchange for engineering and other services rendered to us, and 100,000 shares of common stock to Mr. Goodman, in exchange for his services. Mr. Berks also received an additional 100,000 shares of our common stock on May 7, 2001 for his services. On October 4, 2001 we issued
300,000 shares of common stock each to Mr. Berks and Mr. Goodman in exchange for their services. On November 20, 2001, we issued an additional 400,000 shares each to Mr. Berks and Mr. Goodman in exchange for their services. Lastly, on
August 6, 2002, we issued 1,000,000 shares each to Mr. Berks and Mr. Goodman in exchange for their services in fiscal year 2002. In each case involving Mr.
Berks and Mr. Goodman, we had a pre-existing relationship and all material information concerning our business, our operations and our financial condition was available to them at the time they received their respective shares of common stock.

On May 27, 1999, we authorized the issuance of 200,000 shares of common stock to
Joel Freedman, another of our directors, for services rendered to us. In the case of Mr. Freedman, he had a pre-existing relationship with us as a director, and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

                                       40

On June 9, 1999, we authorized the issuance of 2,000,000 shares of common stock to Robert M. Bernstein, our chief executive officer and president, and controlling shareholder, priced at $.05 per share in exchange for cancellation of $100,000 of cash advances he made to us. On November 22, 1999, we issued two warrants to purchase a total of 2,000,000 shares of common stock at $.10 per share with an expiration date of June 30, 2002, that were originally authorized on June 25, 1998 at $.50 per share. We have since extended the term of these warrants so they are fully exercisable through June 30, 2004. Robert M.
Bernstein, our chief executive officer and president held one warrant to purchase 1,800,000 shares and Joel Freedman, a director, held the other warrant to purchase 200,000 shares.

On January 27, 2000, we issued 40,000 shares of our Class B common stock to
Robert M. Bernstein in exchange for 40,000 shares of common stock. Mr.
Bernstein, therefore, owns 100,000 shares of Class B common stock that has 1,000 votes per share. Therefore, Mr. Bernstein's Class B common stock has 100,000,000 votes and gives him effective voting control.

On May 25, 2000, we issued to Robert M. Bernstein, 4,650,000 shares of restricted common stock in exchange for $4,650 and Mr. Bernstein's $1,855,350 non-recourse promissory note issued to us bearing interest at an annual rate of
8%. On the same day, we issued 350,000 shares of our restricted common stock to one of our directors, Joel Freedman in exchange for $350 and a $139,650 non-recourse promissory note issued to us bearing interest at an annual rate of
8%. Both notes mature on May 25, 2005, when the principal and accrued interest are due and payable.

On October 27, 2000, we issued 4,183,675 shares to Robert M. Bernstein, In exchange for services previously rendered and pursuant to a stock escrow/grant agreement. Under the terms of the agreement, Mr. Bernstein is required to hold these shares in escrow. While in escrow, he cannot vote the shares but has full rights as to cash and non-cash dividends, stock splits or other change in shares. Any additional shares issued to Mr. Bernstein by reason of the ownership of the 4,183,675 shares will also be escrowed under the same terms of the agreement. As of the date of this prospectus, Mr. Bernstein has released
1,722,000 shares from escrow, resulting in 2,461,675 shares remaining in Mr.
Bernstein's escrow.

On February 19, 2001, we issued 6,000,000 shares of our common stock to Mr.
Bernstein for past compensation due. Approximately 1,500,000 of these shares are subject to an option that Mr. Bernstein granted to a group of investors in July
1998 in connection with the settlement of a lawsuit among us, the investors, and
Mr. Bernstein.

On June 12, 1999, we issued 200,000 shares of our common stock to our legal counsel, C. Timothy Smoot, as compensation for his legal services to us. With regard to Mr. Smoot, we had a pre-existing relationship and all material information concerning our business, our operations and our financial condition was available to him as our legal counsel at the time he received his shares of common stock.

On June 21, 1999, we authorized the issuance of 100,000 shares of common stock to Robert Cushman, one of our consultants, valued at $.35 per share, payable by a non-recourse, non-interest bearing promissory note payable on or before June
15, 2003 and secured by the 100,000 shares of common stock. As one of our consultants, we had a pre-existing relationship with Mr. Cushman and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock. In addition, on September 30, 1999, we authorized the grant of options to purchase 200,000 shares of common stock, at $.60 per share, to Mr. Cushman for services rendered to us.

On July 2, 1999, we authorized the issuance of 25,000 shares of common stock to
Alex Adelson, a consultant and advisory board member, or his designees, and stock options for 675,000 additional shares of common stock with an exercise price of $.25 per share. We had a pre-existing relationship with Mr. Adelson and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock. On April 11, 2000, we issued another 15,000 shares of common stock to Mr. Adelson relating to the operations of a joint venture. However, due to a dispute that developed between us and Mr. Adelson, we subsequently canceled all outstanding stock options issued in his name, and no options are outstanding at this time.

On July 7, 1999, we authorized the issuance of 672,205 shares of common stock to the University of Pennsylvania in accordance with our agreement with the
University, licensing rights to the EFS. Issuing these shares was a part of the modification of our licensing agreement with the University and at the time we issued the shares, the University had a pre-existing relationship with us as licensor and a strategic partner in assisting us in research and development of our technologies and products. All material information concerning our business, our operations and our financial condition was available to the University at the time it received shares of our common stock.

                                       41

On August 23, 1999, we authorized the issuance of 50,000 shares of common stock to another of our consultants, John J. DeLuccia, in exchange for services rendered us. As one of our consultants, we had a pre-existing relationship with
Mr. DeLuccia and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

On September 29, 1999, we authorized the issuance of 8,000 shares of common stock to The Blaine Group, in exchange for public relations services rendered to
us. On November 15, 1999, December 17, 1999, and February 28,2000, we issued
4,500 shares, 15,500 shares and 4,500 shares, respectively, of common stock to
The Blaine Group. As one of our consultants, we had a pre-existing relationship with The Blaine Group and all material information concerning our business, our operations and our financial condition was available to them at the time they received shares of our common stock.

On October 11, 1999, we authorized the issuance of 333,333 shares of common stock to a private investor, Nathan J. Esformes, for $.45 per share, which totaled an investment of $150,000. We believe that Mr. Esformes had all material information concerning our business, our operations and our financial condition at the time he purchased shares of our common stock. We also believe Mr.
Esformes qualified as an accredited investor as defined in Rule 501 Of
Regulation D promulgated under the Securities Act of 1933.

On October 27, 1999, we authorized the issuance of a total 300,000 shares of common stock to seven members of our advisory board in exchange for their consulting services and advice given to us. No one member received more than
50,000 shares. These seven advisory board members included T.Y. Lin, Y.C. Yang,
Larry Chimerine, Thomas Root, Robert Cushman, Robert Coogan and Sam Schwartz. On
November 10, 1999, we authorized the issuance of 10,000 shares of common stock to another member of our advisory board, Robert Maddin.

On December 31, 1999, we authorized the issuance of 150,000 shares of common stock to one of our consultants, Irwin Renneisen, for services rendered to us.
As one of our consultants, we had a pre-existing relationship with Mr. Renneisen and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

On January 12, 2000,  the Board  authorized the issuance of up to 110,000 shares of common stock to a group of approximately 22 existing shareholders who claimed they were defrauded by one of our former consultants, Robert Adams, in exchange for an assignment of their claims to us and a release of all claims against us.
During January, February, and August 2000, we issued 65,028 shares of our common stock to these investors in exchange for an assignment and release of claims.

On January 31, 2000, we issued 50,000 shares of common stock to David Haberman, a new member of the advisory board, in exchange for his advice and services. As an advisory board member, we had a pre-existing relationship and all material information concerning our business, our operations and our financial condition was available to Mr. Haberman at the time he received his shares of common stock.

On February 8, 2000, we issued 10,000 shares of common stock to Barry Peril, one of our consultants, in exchange for his services. As one of our consultants, we had a pre-existing relationship with Mr. Peril and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

On February 28, 2000, we issued 200,000 of common stock to Quarum Capital
Funding, a consultant that rendered financial services advice to us. As one of our consultants, we had a pre-existing relationship with them, and all material information concerning our business, our operations and our financial condition was available to Quarum Capital Funding at the time he received his shares of common stock. We have since canceled the common stock certificate issued to this consultant due to a dispute we have with their performance as a consultant. We have also notified the consultant of our cancellation of these shares of common stock.

On March 9, 2000, we issued 100,000 of common stock to Craig Snyder, one of our consultants in exchange for his agreement to cancel a $100,000 promissory note we issued to him. As one of our consultants, we had a pre-existing relationship with Mr. Snyder, and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

On March 13, 2000, we issued Thomas Root, one of our consultants and Miles
Larson, another consultant, 50,000 and 25,000 shares, respectively, of our
Common stock, in exchange for their services to us. As one of our consultants, we had a pre-existing relationship with Mr. Root and Mr. Larson and all material information concerning our business, our operations and our financial condition was available to them at the time they received shares of common stock.

On March 29, 2000, we issued 50,000 shares of common stock to another consultant, First American Ventures, in exchange for their services. As one of our consultants, we had a pre-existing relationship with this group, and all material information concerning our business, our operations and our financial condition was available to them at the time they received shares of common stock.

On April 11, 2000, we issued 25,000 shares of common stock for advisory services to a consultant, Alex Radin. As one of our consultants, we had a pre-existing relationship with Mr. Radin, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

                                       42

On April 28, 2000, we issued 30,000 shares of common stock for advisory services to a consultant, Steven Requlinski. As one of our consultants, we had a pre-existing relationship with Mr. Requlinski, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On July 13, 2000, we issued 40,000 shares of common stock to Robert Brunette in exchange for legal services he rendered to us as our counsel.

On November 14, 2000, we issued 400,000 shares of common stock to one of our existing stockholders, Consulting Commerce Distribution, Inc. in exchange for our receipt of $22,490.

On December 13, 2000, we issued 250,000 shares of our common stock to James
Clark, an individual that brought suit against us that was later determined to be Without merit, but we agreed to settle the lawsuit brought against us by issuing these shares to Mr. Clark

On December 19, 2000, we issued 200,000 shares of our common stock to another of our consultants, Yuanfeng Li in exchange for his consulting services. As one of our consultants, we had a pre-existing relationship with Mr. Li, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On January 8, 2001, we issued 50,000 shares of our common stock to one of our consultants, Robert Waite, in exchange for his technical services rendered to
us. As one of our consultants, we had a pre-existing relationship with Mr.
Waite, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On January 8, 2001, we issued 100,000 shares of our common stock to Dr. Campbell
Laird, another of our advisory board members, for services rendered to us. As one of our consultants, we had a pre-existing relationship with Dr. Laird, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On June 27, 2002, we issued 50,000 shares of our class A preferred stock, par value $.001 per share, to our legal counsel, Gregory Bartko, in exchange for his investment of $47,000. On August 12 and 29, 2002, we issued 25,000 shares each for a total of 50,000 additional shares of our class A preferred stock to Mr.
Bartko, in exchange for his investment of $50,000. The shares received by Mr.
Bartko are convertible at his election into 200,000 shares of our class A common stock, par value $.001 per share. Mr. Bartko is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of
1933, had a pre-existing relationship with us as our legal counsel, and had access to all information needed for him to make an informed investment decision. The offers and sale of our class A preferred stock to Mr. Bartko was exempt from registration under Rule 506 of Regulation D and Section 4(2) of the
Securities Act of 1933. We also entered into a  Securities Subscription

Agreement dated April 29, 2003 with Mr. Bartko whereby we agreed to issue 39,000 shares of our class A preferred stock, par value $.001 per share, in exchange for Mr. Bartko's investment of $39,000. The shares of class A preferred stock issued to Mr. Bartko are convertible at his election into 78,000 shares of our class A common stock, par value $.001 per share. At the time of his most recent investment, Mr. Bartko was an accredited investor as defined in Rule 501 of
Regulation D promulgated under the Securities Act of 1933, had a pre-existing relationship with us as our legal counsel, and had access to all information needed for him to make an informed investment decision. The offers and sale of our class A preferred stock to Mr. Bartko was exempt from registration under
Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

By Amended and Superceding Securities Subscription Agreement dated December 17,
2002, we entered into another agreement with Mr. Bartko clarifying that the
100,000 shares of Class A preferred stock purchased by him includes a 10% per annum cumulative dividend payable only out of our earnings before interest, taxes, depreciation and administrative expenses. We also entered into a
Securities Subscription Agreement dated April 29, 2003 with Mr. Bartko whereby we agreed to issue 39,000 shares of our class A preferred stock, par value $.001 per share, in exchange for Mr. Bartko's investment of $39,000. The shares of class A preferred stock issued to Mr. Bartko are convertible at his election into 78,000 shares of our class A common stock, par value $.001 per share. At the time of his most recent investment, Mr. Bartko was an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of
1933, had a pre-existing relationship with us as our legal counsel, and had access to all information needed for him to make an informed investment decision. The offers and sale of our class A preferred stock to Mr. Bartko was exempt from registration under Rule 506 of Regulation D and Section 4(2) of the
Securities Act of 1933.

By agreement dated July 15, 2002, we settled the lawsuits involving Stephen
Beck. Pursuant to our settlement agreement, we issued to Mr. Beck 1,000,000 shares of our restricted common stock with anti-dilution protection for 18 months after the date of the agreement. The anti-dilution provision requires us to issue additional shares of common stock, options or warrants to Mr. Beck in order to maintain his relative ownership of our outstanding common stock, during the 18 month period after the date of the agreement. As of the date of this prospectus, we have issued 1,000,000 shares of our restricted common stock to
Mr. Beck, with a market value of approximately $45,000 as of the date of settlement. Pursuant to the settlement, we have also issued into escrow
2,000,000 shares of restricted common stock to cover the anti-dilution provisions of the settlement. In addition to the settlement with Mr. Beck, we agreed to partially compensate our attorneys handling that case by issuing them
1,000,000 shares of our restricted common stock. In the case of these shares of restricted common stock, the issuances were exempt from registration under
Section 4(2) of the Securities Act of 1933. Stephen Beck, and our counsel representing us in that, case had all material information available to them, enabling them to make an informed investment decision, and none of the parties receiving these shares received the shares with a view towards resale or distribution thereof, rather they had an investment intent in receiving these shares.

                                       43

Between January 2001 and October 21,2002, we offered and sold a total of
1,317,500 shares of our common stock at a 30% discount to the market price at the time of each sale, to 244 purchasers. In the aggregate, we have received
$1,230,700 from these sales. The names, dates of purchase, purchase price per share and total aggregate amount of investment made by each purchaser is set forth in the table that follows.

All of these offers and sales were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, and in the case of certain foreign residents, the offers and sales were exempt from registration under Regulation S promulgated under the Securities Act of 1933. All purchasers of these shares represented to us that they received and have had access to any financial and other information concerning our operations and financial condition as well as our securities, including an opportunity to ask questions of and receive answers from our management regarding any other material information the purchasers may have needed in order to make their investment decision. All purchasers named in the table below, received their shares of common stock under the exemption provided by Regulation S, or under the exemption provided by Rule 506 of Regulation D as "accredited investors". All purchasers executed a common form of subscription agreement and investment representation statement.

                              TRANSACTION      AGGREGATE            SHARES
NAME                             DATE            AMOUNT            PURCHASED       PRICE PER SHARE
---------------------------  -------------  -----------------  ------------------  ---------------

Willard Clapp                     1/9/2001  $           1,001              14,300            0.070
---------------------------  -------------  -----------------  ------------------  ---------------

Deborah Darragh                  7/16/2001  $          10,080             160,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------

Adrian Bell                      7/16/2001  $           1,709              23,180            0.075
---------------------------  -------------  -----------------  ------------------  ---------------
Jill Robinson                    7/17/2001  $           1,063              14,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Adrian Bell                      7/19/2001  $           1,240              16,820            0.075
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Robinson                   7/19/2001  $           7,700             100,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Bob Guthrie                      7/20/2001  $           5,760              75,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Smith                     7/20/2001  $          18,311             238,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                    7/23/2001  $           2,085              30,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Max Guille                       7/24/2001  $          15,385             200,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Wallace Sew-Hoy                  7/25/2001  $           6,985             100,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Colin Gregan                     7/26/2001  $           1,155              15,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Chris Mackertich                 7/26/2001  $           2,487              27,500            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Matt Develin                     7/26/2001  $           7,685             100,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Phil Roden                       7/31/2001  $           2,487              27,500            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Eva Pelayo                       7/31/2001  $           7,000             100,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
James Willman                     8/2/2001  $           4,550              50,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Dr. George Amaro                  8/7/2001  $           9,995             110,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Ron Sakovits                      8/8/2001  $           1,072              12,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                       8/9/2001  $           2,310              30,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
John Green                       8/10/2001  $           4,774              62,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                       8/10/2001  $           5,005              55,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Jamie Hull                       8/10/2001  $           5,005              55,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Howard Chew                      8/10/2001  $           9,080             100,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
George Johnson                   8/13/2001  $           4,990              55,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
David McNabb                     8/16/2001  $           3,850              50,000            0.770
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                  8/17/2001  $           7,685             100,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------

                                       44

---------------------------  -------------  -----------------  ------------------  ---------------
Jack Ingram Jr.                  8/23/2001  $           4,400              70,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                     8/24/2001  $           3,765              60,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Phil Roden                       8/27/2001  $             622              10,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Chris Mackertich                 8/27/2001  $             622              10,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Tim Wheaton                      8/28/2001  $           3,450              55,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Tysoe                       8/28/2001  $           1,996              32,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Bob Adams                        8/28/2001  $           5,025              80,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
John Darragh                     8/29/2001  $          10,080             160,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Clayton Gilbert                  8/30/2001  $           5,241              83,190            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
John Gilbert                     8/30/2001  $           1,560              25,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    8/31/2001  $          18,900             300,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Val Wood                          9/4/2001  $           5,040              80,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Hamilton                     9/4/2001  $           4,095              65,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Trevor Gosling                    9/6/2001  $           5,025              80,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
George Amaro                     9/10/2001  $           5,655              90,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Foster                    9/12/2001  $           2,250              32,357            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Bettyanne Austen                 9/14/2001  $           3,135              45,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                  9/27/2001  $           6,600             100,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Wickham                   9/28/2001  $           3,132              45,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani              10/1/2001  $           6,650             100,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                       10/3/2001  $           6,650             100,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
Clarence Fitzner                 10/9/2001  $           2,665              40,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
George Johnson                   10/9/2001  $           3,150              50,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                      10/9/2001  $           4,550              70,000            0.065
---------------------------  -------------  -----------------  ------------------  ---------------
Carol Drugan                     10/9/2001  $           1,064              16,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani              10/9/2001  $           9,975             150,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
David Israel                     10/9/2001  $           1,315              20,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Ross Williams                    10/9/2001  $           1,648              25,007            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Warren Heuston                   10/9/2001  $           1,995              30,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
Ross Williams                    10/9/2001  $           4,972              74,993            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Greg Rynne                       10/9/2001  $          12,985             200,000            0.065
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                   10/10/2001  $           6,825             105,000            0.065
---------------------------  -------------  -----------------  ------------------  ---------------

                                       45

---------------------------  -------------  -----------------  ------------------  ---------------
Bernard Coble                   10/10/2001  $           1,995              30,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
Brad Smyth                      10/10/2001  $             500               6,500            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Humbert                    10/10/2001  $           3,305              50,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Francis Sliwinski               10/11/2001  $           1,078              11,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Wesley Moser                    10/11/2001  $           3,325              50,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
HS Williams                     10/12/2001  $           1,155              15,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Nancy Demarr                    10/12/2001  $           5,145              52,500            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Coslow Holt                     10/12/2001  $           1,655              21,500            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Genice Akins                    10/12/2001  $           2,000              28,500            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Foster                   10/12/2001  $           1,239              12,800            0.097
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Hannan                  10/15/2001  $           4,032              32,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                    10/18/2001  $           1,300              20,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Dorothy Ellerbe                 10/18/2001  $             980              13,611            0.072
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                 10/19/2001  $           6,720              60,000            0.112
---------------------------  -------------  -----------------  ------------------  ---------------
Roderick L. Carter               11/5/2001  $           1,050              10,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Howard Wilson                    11/9/2001  $           4,985              50,000              .10
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Alexander                 11/15/2001  $           1,050              10,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Ali Siddiqui                    11/16/2001  $           2,016              18,000            0.112
---------------------------  -------------  -----------------  ------------------  ---------------
James Willman                   11/16/2001  $           5,600              50,000            0.112
---------------------------  -------------  -----------------  ------------------  ---------------
Warren Heuston                  11/16/2001  $           2,001              32,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Christopher Collins             11/19/2001  $           1,260              10,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Luz Pelayo                      11/28/2001  $           1,000               8,400            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Eva Pelayo                      11/28/2001  $           7,497              63,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Taylor                      1/4/2002  $           5,005              71,500            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
James Marshall                   1/14/2002  $             986              13,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
James Auld                       1/14/2002  $           2,526              33,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Philip Guilfoyle                 1/14/2002  $          10,060             120,000            0.080
---------------------------  -------------  -----------------  ------------------  ---------------
Maria DelaRosario Leon           1/17/2002  $           4,988              47,500            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
John Law                         1/24/2002  $           2,610              25,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
John Brandenburg                 1/29/2002  $          21,000             200,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Steven Moffatt                    2/1/2002  $           9,996             102,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Peter Fitzpatrick                 2/5/2002  $          17,485             250,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peatt                        2/6/2002  $           1,960              28,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Graham Howe                       2/6/2002  $           2,505              36,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Maria DelaRosario Leon            2/7/2002  $          10,000             142,857            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Sabina & Lee Braun                2/8/2002  $          21,000             300,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Gerardo Leon                     2/11/2002  $           4,000              47,619            0.084
---------------------------  -------------  -----------------  ------------------  ---------------
George Goodare                   2/12/2002  $           1,680              20,000            0.084
---------------------------  -------------  -----------------  ------------------  ---------------
David Campbell                   2/15/2002  $           7,825              70,000            0.112
---------------------------  -------------  -----------------  ------------------  ---------------
Arthur Kyriakos                  2/19/2002  $           4,745              40,000            0.120
---------------------------  -------------  -----------------  ------------------  ---------------
Richard Outhred                  2/19/2002  $             994              10,300            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Ben Bailey                       2/21/2002  $           5,102              43,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Caswell                     2/22/2002  $          17,835             150,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------

                                       46

---------------------------  -------------  -----------------  ------------------  ---------------
Peggy Letney                     2/22/2002  $           5,350              45,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Hannan                   2/22/2002  $           8,092              68,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Leonard Kline                    2/22/2002  $           5,350              45,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
John Marlowe                     2/22/2002  $          11,900             100,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
George Goodare                   2/25/2002  $           1,487              12,500            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Christopher Collins              2/25/2002  $           1,785              15,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    2/25/2002  $          10,200              85,714            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Carol Drugan                     2/26/2002  $           2,520              20,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Wesley Moser                     2/26/2002  $           3,250              27,937            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Joseph Faggion                   2/27/2002  $           1,245              10,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
John Green                       2/27/2002  $           2,142              18,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peate                       2/27/2002  $           5,520              40,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
David Gusmeroli                  2/27/2002  $           9,505              80,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Bernard Coble                    2/28/2002  $           2,500              19,841            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Coslow Holt                      2/28/2002  $           2,000              15,873            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Genice Akins                     2/28/2002  $           2,000              15,873            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                       3/1/2002  $           4,760              40,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                     3/1/2002  $           6,555              45,000            0.146
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                     3/1/2002  $           9,983              64,818            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                   3/5/2002  $          12,600              90,000            0.144
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                   3/5/2002  $          15,370             100,000            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Howard Chew                       3/7/2002  $           7,680              50,000            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Anne Wittington                   3/8/2002  $           2,548              16,300            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Jerry Yeatts                     3/12/2002  $             500               3,968            0.126
---------------------------  -------------  -----------------  ------------------  ---------------

                                       47

---------------------------  -------------  -----------------  ------------------  ---------------
Don Foster                       3/12/2002  $           6,300              50,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Eva Pelayo                       3/14/2002  $           2,016              16,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Don Foster                       3/14/2002  $           6,300              62,069            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                  3/19/2002  $          11,185             100,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Wendy Billington                 3/19/2002  $          50,385             496,550            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Burton                     3/20/2002  $           3,024              24,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Bornstein                3/20/2002  $           4,908              48,551            0.100
---------------------------  -------------  -----------------  ------------------  ---------------
Gary Jones                       3/25/2002  $           2,000              19,705            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                    3/25/2002  $           9,500              93,596            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    3/25/2002  $           1,525              15,026            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Luz Pelayo                       3/25/2002  $          15,000             100,000            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Eric Dyer                        3/27/2002  $           5,060              50,000            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Deborah Taylor                   3/27/2002  $          10,150             100,000            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
James Willman                     4/4/2002  $           2,940              30,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
David Barrett                     4/5/2002  $           4,885              50,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Murry Timms                       4/7/2002  $           5,287              54,100            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Leonard Kline                     4/9/2002  $           2,940              30,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Tim McCraig                      4/17/2002  $           4,985              64,935            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
George McCraig                   4/17/2002  $           4,985              64,935            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani              4/29/2002  $           1,680              30,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peat                         5/1/2002  $           2,800              50,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Louis Tziavaras                   5/1/2002  $           5,600             100,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Charles DeCarlo                   5/2/2002  $           2,785              50,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Robinson                    5/2/2002  $           2,783              50,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
David Cox                         5/3/2002  $           5,935             100,000            0.059
---------------------------  -------------  -----------------  ------------------  ---------------
Damier Biki                       5/3/2002  $           2,018              35,000            0.058
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Harper                     5/8/2002  $           6,300             100,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Ben Bailey                        5/8/2002  $           5,832              92,519            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                      5/9/2002  $           2,085              30,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani               5/9/2002  $           5,250              75,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Charlotte Wickham                5/15/2002  $           3,804              60,615            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Leslie Schwebel                  5/22/2002  $           1,581              24,000            0.660
---------------------------  -------------  -----------------  ------------------  ---------------
Anthony High                     5/23/2002  $          10,002             150,400            0.660
---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                      5/30/2002  $           1,288              23,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Giovanni Martinazzo               6/3/2002  $           2,778              50,000            0.560
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                  6/20/2002  $          23,985           1,100,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Sabina & Lee Braun               6/20/2002  $           9,600             440,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peat                        6/20/2002  $           4,320             220,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
David McNabb                     6/21/2002  $           3,600             165,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Douglas Caswell                  6/21/2002  $           4,780             220,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                  6/21/2002  $           6,000             275,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Wallace Sew-Hoy                  6/25/2002  $           2,400             110,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Deborah Taylor                    7/1/2002  $           4,800             220,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Clayton Gilbert                   7/2/2002  $           2,784              92,800            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Gary McDonald                     7/5/2002  $           5,885             147,500            0.040
---------------------------  -------------  -----------------  ------------------  ---------------

                                       48

---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                       7/8/2002  $           3,000             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Christopher Collins               7/8/2002  $           2,250              75,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Grahm McClean                    7/12/2002  $           3,730             125,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Carlos DeCarlo                   7/15/2002  $           2,985             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    7/16/2002  $           4,478             149,260            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Peter Fitzpatrick                8/15/2002  $          14,980             500,000            0.300
---------------------------  -------------  -----------------  ------------------  ---------------
John Martinazo                   8/15/2002  $           2,985             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Richard Saxton                   8/23/2002  $           3,000             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Steven Moffatt                   8/30/2002  $           2,980             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                     9/4/2002  $           3,000             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Geoffrey Rynne                    9/5/2002  $          11,985             400,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
John Martinazo                   9/10/2002  $           8,985             300,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Tibor Ambros                     9/11/2002  $          10,000             500,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Dale Megli                       9/12/2002  $           2,985             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Robinson                   9/12/2002  $             735              25,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Carlos DeCarlo                   9/13/2002  $           4,485             150,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Bob Guthrie                      9/13/2002  $           4,983             200,000            0.025
---------------------------  -------------  -----------------  ------------------  ---------------
Colin Gregan                     9/13/2002  $           1,500              60,000            0.025
---------------------------  -------------  -----------------  ------------------  ---------------
Jill Robinson                    9/18/2002  $             400              20,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                      9/20/2002  $           5,100             170,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Dave Madden                      9/20/2002  $           2,985             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Larry Warden Braden              9/23/2002  $             750              25,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                      9/23/2002  $           2,500             100,000            0.025
---------------------------  -------------  -----------------  ------------------  ---------------
Thomsen Family                   9/23/2002  $           5,100             170,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Max Guille                       10/1/2002  $           3,980             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Brandenburg                 10/4/2002  $           6,000             300,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                     10/4/2002  $             985              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Dale Megli                       10/4/2002  $           1,985             100,000            0.020

---------------------------  -------------  -----------------  ------------------  ---------------
Trevor Schultz                   10/4/2002  $           3,983             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jack Ingram Jr.                  10/4/2002  $           1,000              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bettyanne Austin (Dave Cox)      10/4/2002  $           5,080             255,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
David Saxton                     10/4/2002  $           3,980             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                    10/4/2002  $           1,985             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peat                        10/4/2002  $           5,000             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Simpson                    10/4/2002  $           5,000             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------

                                       49

---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                    10/9/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Laura Martinazzo                 10/9/2002  $           1,000              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Bornstein                10/9/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                       10/9/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Kim & Paul Braun                 10/9/2002  $           4,685             235,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Caswell                     10/9/2002  $           9,980             500,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Sabina Braun                     10/9/2002  $          23,980           1,200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Wesley Moser                    10/10/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Wendy Billington                10/10/2002  $           3,980             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Clayton Thompson                10/10/2002  $           2,695             135,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Simpson                   10/10/2002  $           5,000             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                   10/11/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                   10/11/2002  $           6,000             300,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Willard Clapp                   10/11/2002  $           3,000             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Hannan                  10/11/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Hannu Hamalainen                10/11/2002  $           6,980             350,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
David Martin                    10/11/2002  $           7,985             400,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Tonny Hamalainen                10/11/2002  $           3,985              20,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Caswell                    10/11/2002  $           4,980             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Wickham                 10/11/2002  $           2,707             125,000            0.022
---------------------------  -------------  -----------------  ------------------  ---------------
Tim McCaig                      10/11/2002  $           1,211              61,312            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Gilbert                    10/11/2002  $           1,325              68,300            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Dave Barrett                    10/11/2002  $           2,980             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                   10/11/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                     10/11/2002  $           4,985             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
David Gusmeroli                 10/11/2002  $           7,980             400,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
G & J Cottrell                  10/15/2002  $           2,285             100,000            0.023
---------------------------  -------------  -----------------  ------------------  ---------------
Leonard Kline                   10/15/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                   10/18/2002  $           4,550             227,500            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                      10/21/2002  $           8,000              40,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------

                                       50

Jeff Hawkins                    10/23/2002  $           3,030             150,000             0.02
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Mayo                    10/25/2002  $           1,980             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Greame McLean                    11/1/2002  $             985              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Pearson                     11/4/2002  $           2,985             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Simpson                   11/13/2002  $           5,000             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Darragh                    11/19/2002  $           5,700             300,000            0.019
---------------------------  -------------  -----------------  ------------------  ---------------
Louis Tziavaras                 11/25/2002  $           3,000             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Mayo                    11/25/2002  $           1,980             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Gary Jones                       12/2/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
George Delores                   12/4/2002  $           2,780             140,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Darragh                     12/6/2002  $           5,700             300,000            0.190
---------------------------  -------------  -----------------  ------------------  ---------------
George Braden                   12/10/2002  $             500              25,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                   12/10/2002  $           1,485              75,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Hannu Hamalainen                12/11/2002  $           7,980             400,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                 12/12/2002  $          25,185           1,259,250            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                 12/13/2002  $           1,983             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                     12/13/2002  $           9,675             500,000            0.019
---------------------------  -------------  -----------------  ------------------  ---------------
Max Guille                      12/13/2002  $          11,380             600,000            0.019
---------------------------  -------------  -----------------  ------------------  ---------------
Grant Howard                    12/16/2002  $           1,000              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
                    TOTAL  AGGREGATE PRICE  $       1,320,027             TOTAL SHARES  30,408,881

                                       51

         Commencing on February 18, 2003, we offered and sold a total of
11,250,000 units consisting of 100 shares of Class C Series A Preferred Stock and 100 common stock purchase warrants entitling the holder of each warrant to purchase an additional share of our common stock. Each unit was offered and sold for $1.00 per unit. In the aggregate, we have received $112,358 from these sales. The names, dates of purchase and total aggregate amounts of investment made by each purchaser is set forth in the table that follows.

                  Carlos DeCarol    2/18/2003        400,000  $  3,985
                  James Wilman      2/20/2003        300,000  $  3,000*
                  Carlos DeCarlo    2/20/2003        100,000  $    985
                  John Moran        2/20/2003        500,000  $  5,000
                  Bruce Simpson     2/21/2003        300,000  $  3,000
                  Bruce Quinlan     2/26/2003        500,000  $  5,000*
                  Giovanni
                     Martinazzo     2/28/2003        600,000  $  5,985
                  Ken Lackenby      3/03/2003        500,000  $  5,000
                  Euan Macfarlane   3/10/2003        500,000  $  5,000
                  Bruce Quinlan     3/12/2003        500,000  $  5,000*
                  Frank Jenkins     3/12/2003        350,000  $  3,500*
                  Barbara Jenkins   3/12/2003        350,000  $  3,500*
                  Nate Esformes     3/14/2003        500,000  $  5,000*
                  Nate Esformes     3/14/2003        500,000  $  5,000*
                  Trevor Schultz    3/14/2003        250,000  $  2,483
                  Austin Family     3/18/2003      2,250,000  $ 22,500
                  Bob Adams         3/18/2003        500,000  $  4,980
                  Louis Tziavaras   3/18/2003        250,000  $  2,500
                  Michael Mayo      3/21/2003        500,000  $  4,980
                  David McNabb      3/25/2003        250,000  $  2,500
                  Bruce Simpson     3/25/2003        400,000  $  4,000
                  Hannu
                     Hamalainen     4/03/2003        250,000  $  2,480
                  Louis Tziavaras   4/15/2003        500,000  $  5,000
                  Brian Robinson    4/16/2003        200,000  $  1,980

                                        Totals    11,250,000  $112,358

--------------------------------------
* These investors are residents of the U.S.

All of these offers and sales were exempt from registration in the case of certain foreign residents under Regulation S promulgated under the Securities
Act of 1933 and in the case of sales made to the U.S. residents, such sales were exempt from registration under Rule 506 of Regulation D promulgated under the
Securities Act of 1933 or in the alternative under Section 4(2) of the
Securities Act. All purchasers of these securities represented to us that they received and have had access to any financial and other information concerning our operations and financial condition as well as our securities, including an opportunity to ask questions of and receive answers from our management regarding any other material information the purchasers may have needed in order to make their investment decision. All purchasers executed a common form of subscription agreement and investment representation statement before their subscription to the units was accepted by us.

ITEM 27. EXHIBITS

a.     Index  of  Exhibits

Exhibit  No.               Description  of  Document
------------               -------------------------

3(i)          Certificate of Incorporation of Material Technologies, Inc.(1)

              Certificate of Amendment, February 16, 2000(2)

              Certificate of Amendment, July 12, 2000(2)

              Certificate of Amendment, July 19, 2000(2)

              Certificate of Amendment, July 31, 2000(2)

              Certificate of Amendment, October 16, 2001(2)

              Certificate of Amendment, dated December 2, 2002 (3)

              Certificate of Amendment, dated January 7, 2003 (3)

3(ii)         Bylaws of Material Technologies, Inc.(1)

4.1           Class A Convertible Preferred Stock
              Certificate of Designations(1)

4.2           Class B Convertible Preferred Stock
              Certificate of Designations(1)

4.3           Material Technologies, Inc. Stock Escrow/Grant(2)

4.4           Class C Series A Convertible Preferred Stock Certificate of
              Designations (4)

4.5           Specimen Common Stock Purchase Warrant (4)

4.6           Specimen Form of Certificate For Class C Series A Convertible
              Preferred Stock (4)

5.0           Opinion of Legal Counsel (Exhibit 23.0 Included)(4)

10.1          License Agreement Between Tensiodyne Corporation and
              the Trustees of the University of Pennsylvania(1)

10.2          Sponsored Research Agreement between Tensiodyne Corporation and the Trustees of the University of Pennsylvania(1)

10.3          Amendment 1 to License Agreement Between Tensiodyne Scientific
              Corporation and the Trustees of the University of Pennsylvania(1)

10.4          Repayment Agreement Between Tensiodyne Scientific Corporation and
              the Trustees of the University of Pennsylvania(1)

10.5          Teaming Agreement Between Tensiodyne Scientific Corporation and
              Southwest Research Institute(1)

10.6          Letter Agreement between Tensiodyne Scientific Corporation,
              Robert M. Bernstein, and Stephen Forrest Beck and Handwritten
              modification(1)

10.7          Agreement Between Tensiodyne Corporation and Tensiodyne 1985-1 R&D
              Partnership(2)

                                       52

10.8          Amendment to Agreement Between Material Technologies, Inc. and
              Tensiodyne 1985-1 R&D Partnership(2)

10.9          Agreement Between Advanced Technology Center of Southeastern
              Pennsylvania and Material Technology, Inc.(2)

10.10         Addendum to Agreement Between Advanced Technology Center of
              Southeastern Pennsylvania and Material Technologies, Inc.(2)

10.11         Agreement Between Allied Boston International, Inc. and Material
              Technologies,  Inc.(2)

10.12         Securities Subscription Agreement dated June 27, 2002 between the
              Registrant and Gregory Bartko, Esq. (3)

10.13         Specimen Subscription Agreement Used By Registrant in Recent Sales
              Of Common Stock By Private Placement(3)

10.14         Registrant's Stock Issuance/ Stock Option Plan For 2002 (3)

10.15         Settlement Agreement and Mutual Release Between Stephen F.
              Beck and Registrant (3)

10.16         Business Consulting Agreement Between Circle Group
              Internet, Inc. and Registrant (3)

10.17         Securities Subscription Agreement dated August 12, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.18         Securities Subscription Agreement dated August 29, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.19         Amended and Restated Stock Option Agreement Between the Registrant
              and E. G. Bud Shuster Dated November 1, 2002 (3)

10.20         License Agreement Between Integrated Technologies, Inc.  and
              Austin Tech, LLC  Dated January 3, 2003 (3)

10.21         Non-Statutory Stock Option Agreement between the Registrant and
              Peter Jegou dated October 15, 2002. (3)

10.22         Non-Statutory Stock Option Agreement between the Registrant and
              Richard Margulies dated October 15, 2002. (3)

10.23         Amended and Superceding Securities Subscription Agreement
              between the Registrant and Gregory Bartko dated December 17,
              2002. (3)

10.24         License Agreement Between the Registrant and Integrated
              Technologies, Inc. Dated January 3, 2003 (3)

10.25         Security Agreement (To Pay For Past Legal Services), dated August
              1, 2002 among Robert A. Brunette, Hassel Hill, Jr. and the
              Registrant (4)

10.26         License Agreement dated April 15, 2003 Between the Registrant and
              Matech International Corp.(4)

10.27         Securities Subscription Agreement between the Registrant and
              Gregory Bartko, Esq. dated April 29, 2003. (4)

10.28         Common Stock Purchase Warrant Between the Registrant and Miles
              Miles Wilson Dated February 8, 1999 (4)

23.0          Consent of Gregory Bartko, Esq. (Incorporated into Exhibit 5.0)(4)

23.1          Consent of  Jonathan P. Reuben, Certified Public Accountant(4)
______________________________________

                                       53

1.   Incorporated by reference to the Registrant's S-1 registration statement filed March 9, 1997, bearing File Number 333-23617, and as subsequently amended at date of effectiveness on July 28, 1997.

2.   Incorporated by reference to the Registrant's SB-2 registration statement filed November 30, 2001, bearing File Number 333-74202 and as subsequently amended at date of effectiveness on February 7, 2002.

3.   Previously filed.

4.   Filed herein.

ITEM 28. UNDERTAKINGS.

(a) The undersigned small business issuer hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to: (i)
            include any prospectus required by Section 10(a)(3) of the
            Securities Act; (ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and (iii) include any material or changed information in the plan of distribution.

        (2) For determining liability under the Securities Act of 1933, as amended (the "Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

        (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       54

(c) The undersigned small business issuer hereby undertakes that it will:

        (1) For purposes of determining any liability under the Act that the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule
            424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                       55

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 2nd day of
May, 2003

                                MATERIAL TECHNOLOGIES, INC.

                                By: /s/  Robert M. Bernstein
                                     ----------------------------------------
                                         Robert M. Bernstein, President,
                                         Chief Executive Officer, Chief Financial
                                         Officer, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Robert M. Bernstein with the full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement, and any registration statement relating to any offering made in connection with the offering covered by this registration statement that is to be effective upon filing pursuant to
Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate, and appoints Robert M. Bernstein Sr. with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.

             NAME                        CAPACITY                    DATE

/s/  Robert M. Bernstein
-------------------------------    Chairman, President,             May 2, 2003
     Robert M. Bernstein           Chief Executive Officer,
                                   Chief Financial Officer,
                                   Principal Accounting Officer,
                                   and Director

/s/ *
-------------------------------    Secretary and director           May 2, 2003
    Joel Freedman

/s/ *
-------------------------------    Director                         May 2, 2003
    John Goodman

________________________________
* By Power of Attonery

                                       56

                                LIST OF EXHIBITS

Exhibit       Description  of  Document
Number
------        -------------------------

3(i)          Certificate of Incorporation of Material Technologies, Inc.(1)

              Certificate of Amendment, February 16, 2000(2)

              Certificate of Amendment, July 12, 2000(2)

              Certificate of Amendment, July 19, 2000(2)

              Certificate of Amendment, July 31, 2000(2)

              Certificate of Amendment, October 16, 2001(2)

              Certificate of Amendment, dated December 2, 2002 (3)

              Certificate of Amendment, dated January 7, 2003 (3)

3(ii)         Bylaws of Material Technologies, Inc.(1)

4.1           Class A Convertible Preferred Stock
              Certificate of Designations(1)

4.2           Class B Convertible Preferred Stock
              Certificate of Designations(1)

4.3           Material Technologies, Inc. Stock Escrow/Grant(2)

4.4           Class C Series A Convertible Preferred Stock Certificate of
              Designations (4)

4.5           Specimen Common Stock Purchase Warrant (4)

4.6           Specimen Form of Certificate For Class C Series A Convertible
              Preferred Stock (4)

5.0           Opinion of Legal Counsel (Exhibit 23.0 Included)(4)

10.1          License Agreement Between Tensiodyne Corporation and
              the Trustees of the University of Pennsylvania(1)

10.2          Sponsored Research Agreement between Tensiodyne Corporation and the Trustees of the University of Pennsylvania(1)

10.3          Amendment 1 to License Agreement Between Tensiodyne Scientific
              Corporation and the Trustees of the University of Pennsylvania(1)

10.4          Repayment Agreement Between Tensiodyne Scientific Corporation and
              the Trustees of the University of Pennsylvania(1)

10.5          Teaming Agreement Between Tensiodyne Scientific Corporation and
              Southwest Research Institute(1)

10.6          Letter Agreement between Tensiodyne Scientific Corporation,
              Robert M. Bernstein, and Stephen Forrest Beck and Handwritten
              modification(1)

10.7          Agreement Between Tensiodyne Corporation and Tensiodyne 1985-1 R&D
              Partnership(2)

                                       57

10.8          Amendment to Agreement Between Material Technologies, Inc. and
              Tensiodyne 1985-1 R&D Partnership(2)

10.9          Agreement Between Advanced Technology Center of Southeastern
              Pennsylvania and Material Technology, Inc.(2)

10.10         Addendum to Agreement Between Advanced Technology Center of
              Southeastern Pennsylvania and Material Technologies, Inc.(2)

10.11         Agreement Between Allied Boston International, Inc. and Material
              Technologies,  Inc.(2)

10.12         Securities Subscription Agreement dated June 27, 2002 between the
              Registrant and Gregory Bartko, Esq. (3)

10.13         Specimen Subscription Agreement Used By Registrant in Recent Sales
              Of Common Stock By Private Placement(3)

10.14         Registrant's Stock Issuance/ Stock Option Plan For 2002 (3)

10.15         Settlement Agreement and Mutual Release Between Stephen F.
              Beck and Registrant (3)

10.16         Business Consulting Agreement Between Circle Group
              Internet, Inc. and Registrant (3)

10.17         Securities Subscription Agreement dated August 12, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.18         Securities Subscription Agreement dated August 29, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.19         Amended and Restated Stock Option Agreement Between the Registrant
              and E. G. Bud Shuster Dated November 1, 2002 (3)

10.20         License Agreement Between Integrated Technologies, Inc.  and
              Austin Tech, LLC  Dated January 3, 2003 (3)

10.21         Non-Statutory Stock Option Agreement between the Registrant and
              Peter Jegou dated October 15, 2002. (3)

10.22         Non-Statutory Stock Option Agreement between the Registrant and
              Richard Margulies dated October 15, 2002. (3)

10.23         Amended and Superceding Securities Subscription Agreement
              between the Registrant and Gregory Bartko dated December 17,
              2002. (3)

10.24         License Agreement Between the Registrant and Integrated
              Technologies, Inc. Dated January 3, 2003 (3)

10.25         Security Agreement (To Pay For Past Legal Services), dated August
              1, 2002 among Robert A. Brunette, Hassel Hill, Jr. and the
              Registrant (4)

10.26         License Agreement dated April 15, 2003 Between the Registrant and
              Matech International Corp.(4)

10.27         Securities Subscription Agreement between the Registrant and
              Gregory Bartko, Esq. dated April 29, 2003. (4)

10.28         Common Stock Purchase Warrant Between the Registrant and Miles
              Miles Wilson Dated February 8, 1999 (4)

23.0          Consent of Gregory Bartko, Esq. (Incorporated into Exhibit 5.0)(4)

23.1          Consent of  Jonathan P. Reuben, Certified Public Accountant(4)
______________________________________

1.   Incorporated by reference to the Registrant's S-1 registration statement filed March 9, 1997, bearing File Number 333-23617, and as subsequently amended at date of effectiveness on July 28, 1997.

2.   Incorporated by reference to the Registrant's SB-2 registration statement filed November 30, 2001, bearing File Number 333-74202 and as subsequently amended at date of effectiveness on February 7, 2002.

3.   Previously filed.

4.   Filed herein.